UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

JAMDAT MOBILE INC.

(Exact Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common stock, par value $0.0001, of JAMDAT Mobile Inc.

	(2)	Aggregate number of securities to which transaction applies:

24,850,981 shares of JAMDAT common stock (as of December 21, 2005) and 1,372,603 shares of JAMDAT common stock underlying outstanding options to purchase JAMDAT common stock with an exercise price of less than $27.00 per share (as of December 21, 2005).

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee of $75,760 was calculated pursuant to Exchange Act Rule 0-11(c) and is equal to $107.00 per million of the aggregate merger consideration of $708,036,768. The aggregate merger consideration is calculated as the sum of (a) the product of 24,850,981 shares of JAMDAT common stock and the merger consideration of $27.00 per share in cash and (b) the product of the 1,372,603 options to purchase shares of JAMDAT common stock that have an exercise price of less than $27.00 per share and the merger consideration of $27.00 in cash.

	(4)	Proposed maximum aggregate value of transaction:

$708,036,768
	(5)	Total fee paid:

$75,760
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Preliminary Proxy Statement—Subject to Completion

3415 South Sepulveda Boulevard
Suite 700
Los Angeles, California 90034

[DATE]

Dear JAMDAT Stockholder:

You are cordially invited to attend a special meeting of stockholders of JAMDAT Mobile Inc. to be held on [DATE] at [TIME] a.m., local time, at                                   , California                  .

At the special meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of December 8, 2005, by and among Electronic Arts Inc., EArts(Delaware), Inc., a wholly owned subsidiary of Electronic Arts, and JAMDAT Mobile Inc. Pursuant to the merger agreement, EArts(Delaware), Inc. will merge with and into JAMDAT and JAMDAT will become a wholly owned subsidiary of Electronic Arts. We are also asking that you grant us the authority to vote your shares to adjourn or postpone the special meeting, if necessary or appropriate, and to solicit additional proxies in the event there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting.

If the merger is completed, JAMDAT stockholders will receive $27.00 in cash, without interest and less any applicable withholding tax, for each share of JAMDAT common stock owned by them as of the date of the merger, except for stockholders who properly exercise appraisal rights.

After careful consideration, our board of directors unanimously determined that the merger agreement and the merger are in the best interests of JAMDAT and its stockholders. Our board of directors has unanimously adopted the merger agreement. Our board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement at the special meeting.

Our board of directors considered a number of factors in evaluating the transaction and consulted with its legal and financial advisors. Included in the attached proxy statement is the opinion of our financial advisor, Credit Suisse First Boston LLC, relating to the fairness, from a financial point of view, to the holders of our common stock, other than our affiliates, of the consideration provided for in the merger. The Credit Suisse First Boston opinion does not constitute a recommendation as to how any holder of our common stock should vote or act with respect to the merger. The enclosed proxy statement also provides detailed information about the merger agreement and the merger. The description of the merger agreement and all other agreements in this proxy statement are subject to the terms of the actual agreement. We encourage you to read this proxy statement carefully, including its annexes and the documents we refer to in this proxy statement.

Your vote is very important, regardless of the number of shares you own. The merger agreement must be approved by the holders of a majority of the outstanding shares of our common stock. Therefore, if you do not return your proxy card, vote via the Internet or telephone or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” approval of the merger agreement. Only stockholders who owned shares of JAMDAT common stock at the close of business on [DATE], the record date for the special meeting, will be entitled to vote at the special meeting. To vote your shares, you may use the enclosed proxy card, vote via the Internet or telephone or attend the special meeting and vote in person. On behalf of the board of directors, I urge you to complete, sign, date and return the enclosed proxy card, or vote via the Internet or telephone as soon as possible, even if you currently plan to attend the special meeting.

Thank you for your support of our company. I look forward to seeing you at the special meeting.

Sincerely,

Mitch Lasky
Chairman of the Board and Chief Executive Officer

This proxy statement is dated [DATE], 2006 and is being mailed to stockholders of JAMDAT on or about [DATE], 2006.

JAMDAT MOBILE INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date and Time:	[TIME] a.m., [DAY], [DATE]
Place:

Items of Business:	1.

Consider and vote upon the approval of the Agreement and Plan of Merger, dated as of December 8, 2005, by and among Electronic Arts Inc., a Delaware corporation, EArts(Delaware), Inc., a Delaware corporation and a wholly owned subsidiary of Electronic Arts, and JAMDAT Mobile Inc., a Delaware corporation, as more fully described in the enclosed proxy statement;

	2.

Adjourn or postpone the special meeting, if necessary or appropriate, including to solicit additional proxies in the event there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting; and

	3.	Transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
Who May Vote:

You can vote if you were a stockholder of record as of the close of business on [DATE]. Your vote is important. The affirmative vote of the holders of a majority of JAMDAT’s outstanding common stock is required to approve the merger agreement.

Proxy Voting:

All stockholders are cordially invited to attend the special meeting in person. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy or vote via the Internet or telephone and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of approval of the merger agreement and in favor of adjournment or postponement of the special meeting, if necessary or appropriate, including to permit solicitations of additional proxies. If you fail to return your proxy card, do not vote via the Internet or by telephone, and do not attend the meeting and vote in person, your shares will effectively be counted as a vote “AGAINST” approval of the merger agreement and will not be counted for purposes of determining whether a quorum is present at the special meeting or for purposes of any vote to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Recommendations:

The board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement at the special meeting. The board of directors also recommends that you vote “FOR” the approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting.

Appraisal Rights:

JAMDAT stockholders who do not vote in favor of approval of the merger agreement and who perfect their appraisal rights by complying with all the required procedures under Delaware law will have the right to seek a judicial determination of the fair value of their shares if the merger is completed. See “The Merger—Appraisal Rights” on page 45 and Annex D to the accompanying proxy statement.

By Order of the Board of Directors, Craig Gatarz, Secretary, [DATE].

Table of Contents

JAMDAT MOBILE INC.
SPECIAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER	iii
SUMMARY	1
The Companies	1
Merger Consideration	1
Treatment of Stock Options	1
Treatment of Restricted Stock	2
Market Prices and Dividend Data	2
Material United States Federal Income Tax Consequences of the Merger	2
Reasons for the Merger and Recommendation of the JAMDAT Board of Directors	2
Opinion of Our Financial Advisor	4
The Special Meeting of JAMDAT Stockholders	4
Interests of JAMDAT Executive Officers and Directors in the Merger	5
The Voting Agreements	6
No Solicitation of Third Parties by JAMDAT	6
Conditions to the Completion of the Merger	7
Termination of the Merger Agreement	8
Termination Fees and Expenses	9
Regulatory Matters	10
Legal Proceedings Regarding the Merger	10
Appraisal Rights	10
FORWARD-LOOKING INFORMATION	11
MARKET PRICES AND DIVIDEND DATA	12
THE SPECIAL MEETING	13
Date, Time and Place	13
Purpose of the Special Meeting	13
Record Date; Shares Entitled to Vote; Quorum	13
Vote Required	13
Voting by JAMDAT Executive Officers and Certain JAMDAT Stockholders	13
Voting of Proxies	14
Revocability of Proxies	14
Board of Directors’ Recommendations	15
Abstentions and Broker Non-Votes	15
Solicitation of Proxies	15
Postponement or Adjournment of Meeting	15
Special Meeting Admission Procedures	16
Householding of Special Meeting Materials	16
Stockholder List	16
THE COMPANIES	17
JAMDAT Mobile Inc.	17
Electronic Arts Inc.	17
EArts(Delaware), Inc.	17

i

THE MERGER	18
Background to the Merger	18
Reasons for the Merger and Recommendation of the JAMDAT Board of Directors	23
Opinion of Our Financial Advisor	25
Interests of JAMDAT Executive Officers and Directors in the Merger	31
Form of the Merger	41
Merger Consideration	41
Treatment of Stock Based Awards	41
Effective Time of the Merger	43
Delisting and Deregistration of JAMDAT Common Stock	43
Material United States Federal Income Tax Consequences of the Merger	43
Regulatory Matters	44
Legal Proceedings Regarding the Merger	44
Appraisal Rights	45
THE MERGER AGREEMENT	47
Effective Time	47
Conversion of Shares; Procedures for Exchange of Certificates	47
Treatment of Stock Based Awards	48
Representations and Warranties	49
Conduct of Business Pending the Merger	51
No Solicitation of Third Parties by JAMDAT	53
Conditions to the Completion of the Merger	54
Termination of the Merger Agreement	55
Termination Fees and Expenses	56
Indemnification and Insurance for JAMDAT’s Directors and Officers	57
Material Adverse Effect	57
Extension, Waiver and Amendment of the Merger Agreement	58
THE VOTING AGREEMENTS	58
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT	60
AUTHORITY TO ADJOURN THE SPECIAL MEETING	63
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING	64
OTHER MATTERS	65
WHERE YOU CAN FIND MORE INFORMATION	65
INCORPORATION OF INFORMATION BY REFERENCE	65
MISCELLANEOUS	66
CERTAIN INFORMATION REGARDING JAMDAT AND ELECTRONIC ARTS	66

Annexes

Annex A—Agreement and Plan of Merger
Annex B—Form of Voting Agreement
Annex C—Opinion of Credit Suisse First Boston LLC
Annex D—Appraisal Rights

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following Q&A is intended to address some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as a JAMDAT stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement.  In this proxy statement, the terms “JAMDAT,” “Company,” “we,” “our,” “ours” and “us” refer to JAMDAT Mobile Inc. We refer to Electronic Arts Inc. as “Electronic Arts.”

Q:                          Why am I receiving this proxy statement?

A:                          Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of stockholders, or at any adjournments, postponements or continuations of the special meeting.

Q:                          What am I being asked to vote on?

A:                          You are being asked to vote to approve a merger agreement that provides for the acquisition of JAMDAT by Electronic Arts. The proposed acquisition would be accomplished through a merger of EArts(Delaware), Inc., a wholly owned subsidiary of Electronic Arts (which we refer to as “merger sub”), with and into JAMDAT. As a result of the merger, JAMDAT will become a wholly owned subsidiary of Electronic Arts, and JAMDAT common stock will cease to be listed on The Nasdaq National Market, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended.

In addition, you are being asked to grant JAMDAT’s management discretionary authority to adjourn or postpone the special meeting. If, for example, we do not receive proxies from stockholders holding a sufficient number of shares to approve the proposed transaction, we could use the additional time to solicit proxies in favor of approval of the merger agreement.

Q:                          What will I receive in the merger?

A:                          As a result of the merger, our stockholders will receive $27.00 in cash, without interest and less any applicable withholding tax, for each share of JAMDAT common stock they own as of the date of the merger unless they properly exercise appraisal rights. For example, if you own 100 shares of JAMDAT common stock, you will receive $2,700.00 in cash, less any applicable withholding tax, in exchange for your 100 shares.

Q:                          What do I need to do now?

A:                          We urge you to read this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement carefully and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, or vote via the Internet or telephone, so that your shares can be voted at the special meeting of our stockholders. Please do not send your stock certificates with your proxy card.

Q:                          How does JAMDAT’s board recommend that I vote?

A:                          At a meeting held on December 8, 2005, our board of directors unanimously adopted the merger agreement and determined that the merger agreement and the merger are in the best interests of JAMDAT and its stockholders. Our board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of the approval of the merger agreement at the time of the special meeting.

Q.                         Do any of JAMDAT’s directors or officers have interests in the merger that may differ from those of JAMDAT stockholders?

A:                          Yes. When considering the recommendation of our board of directors, you should be aware that our executive officers, including Mitch Lasky, our Chairman of the Board and Chief Executive Officer, have interests in the merger other than their interests as JAMDAT stockholders generally, pursuant to certain agreements between such executive officers and us and pursuant to offer letters of employment and other agreements with Electronic Arts. These interests may be different from, or in conflict with, your interests as a JAMDAT stockholder. The members of our board of directors were aware of these additional interests, and considered them, when they adopted the merger agreement. Mr. Lasky, Scott Lahman, our President, Publishing, and Zachary Norman, our Senior Vice President, Studio, have entered into offer letters of employment with Electronic Arts, and Craig Gatarz, our Chief Operating Officer and General Counsel, has entered into a transition services agreement with Electronic Arts, which provide for certain payments and benefits to the executive officers. These agreements will take effect upon the closing of the merger and will continue on an at-will basis until terminated by either party for any reason. Minard Hamilton,  our Executive Vice President of Sales and Distribution, has also entered into an agreement with Electronic Arts to negotiate in good faith an offer letter of employment prior to the closing of the merger, which provides for certain payments to Mr. Hamilton. In addition, Michael Marchetti, our Chief Financial Officer, and Electronic Arts have reached an understanding regarding the proposed economic terms of an offer letter of employment. Furthermore, Messrs. Marchetti, Lahman, Norman, Hamilton and Gatarz may be entitled to payments and benefits under their existing severance agreement with JAMDAT if their employment is terminated within the period of time specified in the severance agreements. These payments and benefits have been waived by Messrs. Lahman and Norman, subject to certain exceptions. Except as specifically waived, certain of our executive officers and directors may also be entitled to accelerated vesting of all or a portion of their unvested shares of JAMDAT common stock and options as a result of the change in control effected by the merger or termination of their employment or services. In addition, our executive officers and directors are entitled to certain rights of indemnification. For additional details, including the amounts that may be received by each of our directors and executive officers, a description of these agreements as well as a description of certain other rights of our directors and executive officers that come into effect in connection with the merger, see “The Merger—Interests of JAMDAT Executive Officers and Directors in the Merger” on page 31.

Q:                          What factors did the JAMDAT board of directors consider in making its recommendation?

A:                          In making its recommendation, our board of directors took into account, among other things, the $27.00 per share cash consideration to be received by holders of our common stock in the merger not only in relation to the current market price of our common stock but also in relation to our board of directors’ views regarding the current and future value of JAMDAT as an independent entity, the timing of the proposed merger, the business, competitive position, strategy and prospects of JAMDAT, the written opinion of our financial advisor, other expressions of interest received by us and the terms and conditions of the merger agreement, including our ability to furnish information to, and conduct negotiations with, a third party should we receive a superior offer and to terminate the merger agreement under certain circumstances.

Q:                          What vote is required to approve the merger agreement?

A:                          The approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. As of [DATE], the record date for determining who is entitled to vote at the special meeting, there were [•] shares of JAMDAT common stock issued and outstanding. As an inducement to Electronic Arts entering into the merger agreement, each of: (a) Mitch Lasky, our Chairman of the Board and Chief Executive Officer, as trustee of the Lasky Grantor Retained Annuity Trust U/D/T dated as of September 7, 2004, Cecilia Barajas, as trustee of the Barajas Grantor Retained Annuity Trust U/D/T dated as of September 7, 2004, and Mitch Lasky and Cecilia Barajas, as trustees of the Lasky-Barajas Living Trust U/D/T dated as of January 11, 2002 and the Lasky-Barajas Children’s Trust U/D/T dated as of September 7, 2004; (b) Apax Excelsior VI-A C.V., Apax Excelsior VI-B C.V., Apax Excelsior VI, L.P.; (c) Patricof Private Investment Club III, L.P.; and (d) Benchmark Capital Partners IV, L.P., as nominee for Benchmark Capital Partners IV, L.P., Benchmark Founders’ Fund IV, L.P., Benchmark Founders’ Fund IV-A, L.P., Benchmark Founders’ Fund IV-B, L.P., and related individuals, have agreed to vote their shares of JAMDAT common stock in favor of the merger and against any proposal made in opposition to, or in competition with the merger or any of the transactions contemplated by the merger agreement. These stockholders exercised voting control over an aggregate of 7,103,301 shares of JAMDAT common stock as of December 8, 2005, which constituted approximately 28.6% of the issued and outstanding shares of JAMDAT common stock on such date. The voting agreements will terminate upon the effective time of the merger, termination of the merger agreement or if any amendment is made to the merger agreement that reduces the merger consideration or provides for Electronic Arts to pay JAMDAT stockholders by any means other than cash.

Q:                          Where and when is the special meeting of stockholders?

A:                          The JAMDAT special meeting will be held on [DATE] at [TIME] a.m., local time, at           , California            .

Q:                          Who is entitled to vote at the special meeting?

A:                          Only stockholders of record as of the close of business on [DATE] are entitled to receive notice of the special meeting and to vote the shares of our common stock that they held at that time at the special meeting, or at any adjournments or postponements of the special meeting.

Q:                          May I vote in person?

A:                          Yes. If your shares are not held in “street name” through a broker or bank, you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card or voting via the Internet or telephone. If your shares are held in “street name,” you must get a proxy from your broker or bank in order to attend the special meeting and vote in person. Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy or vote via the Internet or telephone to ensure that your shares will be represented at the special meeting.

Q:                          May I vote via the Internet or telephone?

A:                          If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares over the Internet at [WEBSITE] or telephonically by calling (888) 666-2585. Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. on [DATE]. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy over the Internet or telephone.

If your shares are held in “street name” through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank, or by the Internet or telephone through your broker or bank if such a service is provided. To vote via the Internet or telephone through your broker or bank, you should follow the instructions on the voting form provided by your broker or bank. You cannot vote shares held in “street name” by returning a proxy card directly to JAMDAT or by voting in person at the special meeting.

v

Q:                          What happens if I do not return my proxy card, vote via the Internet or telephone or attend the special meeting and vote in person?

A:                          The approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Therefore, if you do not return your proxy card, vote via the Internet or telephone or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” approval of the merger agreement. For the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, abstentions will have no effect on the outcome.

Q:                          May I change my vote after I have mailed my signed proxy card?

A:                          Yes. You may change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways:

•       First, you can deliver to the Secretary of JAMDAT a written notice bearing a date later than the proxy you delivered to JAMDAT stating that you would like to revoke your proxy, provided the notice is received by 11:59 p.m. on [DATE].

•       Second, you can complete, execute and deliver to the Secretary of JAMDAT a new, later-dated proxy card for the same shares. If you originally submitted the proxy you are seeking to revoke via the Internet or telephone, you may submit this later-dated new proxy using the same method of transmission (Internet or telephone) as the proxy being revoked, provided the new proxy is received by 11:59 p.m. on [DATE].

•       Third, you can attend the meeting and vote in person. Your attendance at the special meeting alone will not revoke your proxy.

Any written notice of revocation or subsequent proxy should be delivered to JAMDAT at 3415 South Sepulveda Boulevard, Suite 700, Los Angeles, California 90034, Attention: Secretary, or hand-delivered to our Secretary at or before the taking of the vote at the special meeting.

If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:                          If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:                          Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as if you voted “AGAINST” approval of the merger agreement.

Q:                          What should I do if I receive more than one set of voting materials?

A:                          You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:                          What happens if I sell my shares of JAMDAT common stock before the special meeting?

A:                          The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you transfer your shares of JAMDAT common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive the merger consideration for the shares of JAMDAT common stock you transferred. The right to receive the merger consideration will pass to the person who owns your shares when the merger is completed. You also will no longer be able to assert appraisal rights and if you vote in favor of the merger, the subsequent holder of your shares also will not be able to assert appraisal rights.

Q:                          Will the merger be taxable to me?

A:                          Yes. The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the merger and the stockholder’s adjusted tax basis in the shares of JAMDAT common stock converted into cash in the merger. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you. See “The Merger—Material United States Federal Income Tax Consequences of the Merger” on page 43.

Q:                          What will the holders of JAMDAT stock options receive in the merger?

A:                          At the effective time of the merger, each JAMDAT stock option that is outstanding and unexercised, whether or not vested, will be assumed by Electronic Arts and will automatically be converted into an option to purchase a number of shares of Electronic Arts common stock according to the exchange ratio set forth in the merger agreement and as described more fully in this proxy statement. Any restriction on the exercise of any former JAMDAT option will continue in full force and effect and the term, exercisability, vesting schedule and other provisions of any former JAMDAT option will continue in full force and effect after the assumption of such option by Electronic Arts. See “The Merger—Treatment of Stock Based Awards-Stock Options” on page 41. Certain of our executive officers, directors and employees may be entitled to accelerated vesting of all or a portion of their options as a result of the change in control effected by the merger or termination of their employment or services. For a discussion of our executive officers’ acceleration rights, see “Interests of JAMDAT Executive Officers and Directors in the Merger” on page 31.

Q:                          What will holders of JAMDAT restricted stock receive in the merger?

A:                          Any holders of shares of JAMDAT common stock that are restricted, not vested or subject to rights of repurchase by us will not receive the merger consideration at the effective time of the merger. Instead, such shares will be exchanged in the merger for the $27.00 per share cash merger consideration, but the delivery of the merger consideration will be subject to the same terms, conditions, restrictions, vesting arrangements and repurchase rights as were applicable to the shares at the effective time of the merger. Electronic Arts will pay the merger consideration in cash, without interest and less any applicable withholding tax, to holders of restricted stock on the date that such shares would have vested or the repurchase rights would have lapsed under their existing vesting schedule. See “The Merger—Treatment of Stock Based Awards—Restricted Stock” on page 42. Certain of our executive officers, directors and employees may be entitled to accelerated vesting of their unvested shares of JAMDAT common stock as a result of the change in control effected by the merger or termination of their employment or services. For a discussion of our executive officers’ acceleration rights, see “Interests of JAMDAT Executive Officers and Directors in the Merger” on page 31.

Q:                          What regulatory approvals and filings are needed to complete the merger?

A:                          In addition to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, the merger is subject to the approval of certain foreign regulatory agencies under applicable antitrust and competition laws. See “The Merger—Regulatory Matters” on page 44.

Q:                          When do you expect the merger to be completed?

A:                          We are working toward completing the merger as quickly as possible and currently expect to consummate the merger in the first quarter of calendar 2006. In addition to obtaining stockholder approval, we must satisfy all other closing conditions, including the receipt of regulatory approvals.

Q:                          What rights do I have if I oppose the merger?

A:                          Under Delaware law, stockholders are entitled to appraisal rights in connection with the merger, subject to the conditions discussed more fully elsewhere in this proxy statement. If a stockholder properly exercises appraisal rights, then the stockholder has the right to litigate a proceeding in the Court of Chancery of the State of Delaware, at the conclusion of which the stockholder will receive the judicially determined fair value of their shares of JAMDAT common stock. The fair value of the JAMDAT common stock may be more than, equal to or less than the merger consideration to be paid to non-dissenting stockholders in the merger. To preserve your appraisal rights, if you wish to exercise them, you must not vote in favor of the adoption of the merger agreement and you must follow specific procedures. Failure to follow the steps required by law for perfecting appraisal rights may lead to the loss of those rights, in which case the dissenting stockholder will be treated in the same manner as a non-dissenting stockholder. For a more complete description of your appraisal rights and related procedures, see the section entitled “The Merger—Appraisal Rights” on page 45 and Annex D for a reproduction of Section 262 of the Delaware General Corporation Law, which relates to the appraisal rights of dissenting stockholders. Because of the complexity of the law relating to appraisal rights, stockholders who are considering objecting to the merger are encouraged to read these provisions carefully and consult their own legal advisors.

Q:                          Should I send in my stock certificates now?

A:                          No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration of $27.00 in cash, without interest and less any applicable withholding tax, for each share of our common stock you hold. When you properly complete and return the required documentation, you will receive from the exchange agent a payment of the cash consideration for your shares.

Q:                          Who can help answer my questions?

A:                          If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

Investor Relations
JAMDAT Mobile Inc.
3415 South Sepulveda Boulevard, Suite 700
Los Angeles, California 90034
(310) 636-3100

or

Georgeson Shareholder Communications, Inc.
17 State St.
New York, NY 10004

Stockholders Please Call: (888) 666-2585
Banks and Brokers Please Call: (212) 440-9800

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. See “Where You Can Find More Information” on page 65. We encourage you to read the merger agreement, the legal document that governs the merger, which is attached as Annex A to this proxy statement.

The Companies (page 17)

JAMDAT Mobile Inc.   We publish wireless entertainment applications, including games, ring tones, images, and other entertainment content in the United States and internationally. Our entertainment applications are distributed primarily through wireless carriers, Internet portals and mobile phone manufacturers. Our headquarters are located at 3415 South Sepulveda Boulevard, Suite 700, Los Angeles, California 90034. JAMDAT’s general telephone number at the headquarters is: (310) 636-3100.

Electronic Arts Inc.   Electronic Arts, headquartered in Redwood City, California, is the world’s leading interactive entertainment software company. It develops, publishes, and distributes interactive software worldwide for videogame systems, personal computers and the Internet. Electronic Arts markets its products under four brand names: EA™, EA SPORTS™, EA SPORTS BIG™ and POGO™. Electronic Arts’ principal offices are located at 209 Redwood Shores Parkway, Redwood City, California 94065 and their telephone number is (650) 628-1500.

EArts(Delaware), Inc.   EArts(Delaware), Inc., a Delaware corporation, is a wholly owned subsidiary of Electronic Arts and has not engaged in any business activity other than activities related to the purpose of merging with our company. If the merger is completed, merger sub will cease to exist following its merger with and into JAMDAT. The principal executive offices of merger sub are located at 209 Redwood Shores Parkway, Redwood City, California 94065 and their telephone number is (650) 628-1500.

Merger Consideration (page 41)

If the merger is completed, you will receive $27.00 in cash, without interest and less any applicable withholding tax, in exchange for each share of JAMDAT common stock that you own and for which you have not properly exercised appraisal rights.

At the effective time of the merger, you will have the right to receive the merger consideration, but you will no longer have any rights as a JAMDAT stockholder and will have no rights as an Electronic Arts stockholder as a result of the merger. JAMDAT stockholders will receive the merger consideration after exchanging their JAMDAT certificates in accordance with the instructions contained in the letter of transmittal to be sent to our stockholders shortly after closing of the merger.

Treatment of Stock Options (pages 41 and 48)

At the effective time of the merger, each JAMDAT stock option that is outstanding and unexercised, whether or not vested, will be assumed by Electronic Arts and will automatically be converted into an option to purchase a number of shares of Electronic Arts common stock according to the exchange ratio set forth in the merger agreement and as described more fully in this proxy statement. Any restriction on the exercise of any former JAMDAT option will continue in full force and effect and the term, exercisability, vesting schedule and other provisions of any former JAMDAT option will continue in full force and effect after the assumption of such option by Electronic Arts. Certain of our executive officers, directors and employees may be entitled to accelerated vesting of all or a portion of their options as a result of the change in control effected by the merger or termination of their employment or services. For a discussion of our executive officers’ acceleration rights, see “Interests of JAMDAT Executive Officers and Directors in the Merger” on page 31.

Treatment of Restricted Stock (pages 42 and 48)

Any shares of our common stock that are restricted, not vested or subject to rights of repurchase by us will not receive the merger consideration at the effective time of the merger. Instead, such shares will be exchanged in the merger for the $27.00 per share cash merger consideration, but the delivery of the merger consideration will be subject to the same terms, conditions, restrictions, vesting arrangements and repurchase rights as were applicable to the shares at the effective time of the merger. Electronic Arts will pay the merger consideration in cash, without interest and less any applicable withholding tax, to holders of restricted stock on the date that such shares would have vested or the repurchase rights would have lapsed under their existing vesting schedule. Certain of our executive officers, directors and employees may be entitled to accelerated vesting of their unvested shares of JAMDAT common stock as a result of the change in control effected by the merger or termination of their employment or services. For a discussion of our executive officers’ acceleration rights, see “Interests of JAMDAT Executive Officers and Directors in the Merger” on page 31.

Market Prices and Dividend Data (page 12)

Shares of our common stock are quoted on The Nasdaq National Market under the symbol “JMDT.” On December 8, 2005, the last full trading day prior to the public announcement of the merger, the closing price for shares of our common stock was $22.77 per share. On [DATE], the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock was $[•] per share.

Material United States Federal Income Tax Consequences of the Merger (page 43)

The exchange of shares of our common stock for the $27.00 per share cash merger consideration will be a taxable transaction to our stockholders for United States federal income tax purposes.

Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own financial situation. We strongly recommend that you consult your own tax advisor to fully understand the tax consequences of the merger to you.

Reasons for the Merger and Recommendation of the JAMDAT Board of Directors (page 23)

Our board of directors unanimously recommends that you vote “FOR” approval of the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. At a special meeting of our board of directors on December 8, 2005, after careful consideration, including consultation with financial and legal advisors, our board of directors unanimously determined that the merger agreement and the merger are in the best interests of JAMDAT and its stockholders and unanimously adopted the merger agreement. In the course of reaching its decision, our board of directors consulted with our senior management, financial advisor and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others, the following:

•       the business, competitive position, strategy and prospects of JAMDAT, the competitive position of current and likely competitors in the industry in which we compete, and current industry, economic and market conditions;

•       the timing of the merger and the risk that if we had not accepted Electronic Arts’ offer at the time, we may not have had another opportunity to do so;

•       the $27.00 per share in cash to be paid as merger consideration in relation to the then-prevailing market price of JAMDAT shares and also in relation to our board of directors’ views regarding the current and future value of JAMDAT as an independent entity and, specifically, the fact that the $27.00 per share in cash to be paid as merger consideration represents approximately (1) an 18.6% premium over the closing price of our common stock on December 8, 2005, the last full trading day before the merger was publicly announced, and (2) a 19.1% premium to our enterprise value (calculated as fully diluted equity value plus net debt) on December 8, 2005;

•       the financial analysis reviewed with our board of directors by representatives of Credit Suisse First Boston on December 8, 2005, and the oral opinion of Credit Suisse First Boston delivered on December 8, 2005 to our board of directors, which opinion was subsequently confirmed by delivery of a written opinion dated December 8, 2005, that, as of December 8, 2005, and based upon and subject to the various considerations described in the Credit Suisse First Boston opinion, the $27.00 per share in cash consideration to be received by the holders of our common stock, other than our affiliates, in the merger was fair to such stockholders, from a financial point of view;

•       the value of the consideration to be received by JAMDAT stockholders and the fact that the consideration would be paid in cash, which provides certainty and immediate value to our stockholders;

•       the fact that the merger is not subject to any financing condition;

•       other expressions of interest received by us, including another bidder’s proposal which was for an amount less than $27.00 per share;

•       the possible alternatives to the merger (including the possibility of continuing to operate JAMDAT as an independent entity and the desirability and perceived risks of that alternative), the range of potential benefits to our stockholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and our board of directors’ assessment that none of such alternatives was reasonably likely to present superior opportunities for JAMDAT or to create greater value for our stockholders, taking into account risks of execution as well as business, competitive, industry and market risks, than the merger;

•       the fact that under the terms of the merger agreement, we can furnish information to and negotiate with a third party in response to an unsolicited bona fide acquisition proposal reasonably likely to lead to a superior offer and accept a superior offer should one be made and not be matched by Electronic Arts; and

•       the likelihood that the proposed acquisition would be completed, in light of the financial capabilities and reputation of Electronic Arts.

In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including the following:

•       the fact that we will no longer exist as an independent public company and our stockholders will forego any future increase in our value that might result from our earnings or possible growth as an independent company;

•       the risks and contingencies related to the announcement and pendency of the merger, including the impact of the merger on our employees, customers and our relationships with third parties;

•       the conditions to Electronic Arts’ obligation to complete the merger and the right of Electronic Arts to terminate the merger agreement in certain circumstances;

•       the risk that the merger might not receive necessary regulatory approvals and clearances necessary to complete the merger;

•       the fact that under the terms of the merger agreement, we cannot solicit other acquisition proposals and must pay to Electronic Arts a termination fee of up to $26.8 million if the merger agreement is terminated under certain circumstances;

•       the fact that the income realized by stockholders as a result of the merger generally will be taxable to our stockholders;

•       the interests that our directors and executive officers may have with respect to the merger, in addition to their interests as stockholders of JAMDAT generally; and

•       the fact that, pursuant to the merger agreement, we must generally conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to closing of the merger or termination of the merger agreement, any of which may delay or prevent us from pursuing business opportunities that may arise or delay or preclude us from taking actions that would be advisable if we were to remain an independent public company.

Our board of directors did not assign any particular weight or rank to any of the positive or potentially negative factors or risks discussed in this section, and our board of directors carefully considered all of these factors as a whole in reaching its determination and recommendation.

Opinion of Our Financial Advisor (page 25)

In connection with the merger, Credit Suisse First Boston delivered its opinion to our board of directors to the effect that, as of December 8, 2005, and based upon and subject to the various considerations described in its written opinion, the merger consideration to be received by the holders of our common stock, other than our affiliates, in the merger was fair to such holders of our common stock, from a financial point of view.

The full text of the written opinion of Credit Suisse First Boston, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Credit Suisse First Boston in rendering its opinion, is attached as Annex C. Holders of our common stock are urged to, and should, read the opinion carefully and in its entirety. Credit Suisse First Boston provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. The Credit Suisse First Boston opinion addresses only the fairness, from a financial point of view, to the holders of our common stock of the merger consideration to be received by the holders of our common stock, other than our affiliates, as of the date of the Credit Suisse First Boston opinion. The Credit Suisse First Boston opinion does not address any other aspect of the proposed merger and does not constitute a recommendation as to how any holder of our common stock should vote or act with respect to the merger or any other matter.

The Special Meeting of JAMDAT Stockholders (page 13)

Date, Time and Place.   A special meeting of our stockholders will be held on [DAY], [DATE], at            , California, at [TIME] a.m., local time, to:

•       consider and vote upon the approval of the merger agreement;

•       adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting; and

•       transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Record Date and Voting Power.   You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on [DATE], the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. There are [•] shares of our common stock entitled to be voted at the special meeting.

Required Vote.   The approval of the merger agreement requires the affirmative vote of a majority of the shares of our common stock outstanding at the close of business on the record date. Approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of at least a majority of the votes cast by holders of our common stock present, in person or represented by proxy, and entitled to vote, is present, in person or represented by proxy, at the special meeting.

Interests of JAMDAT Executive Officers and Directors in the Merger (page 31)

When considering the recommendation of our board of directors, you should be aware that our executive officers, including Mitch Lasky, our Chairman of the Board and Chief Executive Officer, have interests in the merger other than their interests as JAMDAT stockholders generally, pursuant to certain agreements between such executive officers and us and pursuant to offer letters of employment and other agreements with Electronic Arts.  These interests may be different from, or in conflict with, your interests as a JAMDAT stockholder.  The members of our board of directors were aware of these additional interests, and considered them, when they adopted the merger agreement.

•  Mr. Lasky, Scott Lahman, our President, Publishing, and Zachary Norman, our Senior Vice President, Studio, have entered into offer letters of employment with Electronic Arts, and Craig Gatarz, our Chief Operating Officer and General Counsel, has entered into a transition services agreement with Electronic Arts, which provide for certain payments and benefits to the executive officers.  These agreements will take effect upon the closing of the merger and will continue on an at-will basis until terminated by either party for any reason.

•  Minard Hamilton, our Executive Vice President of Sales and Distribution, has entered into an agreement with Electronic Arts to negotiate in good faith an offer letter of employment prior to the closing of the merger.  This agreement provides for certain payments to Mr. Hamilton.

•  Michael Marchetti, our Chief Financial Officer, and Electronic Arts have reached an understanding regarding the proposed economic terms of an offer letter of employment.

•  Pursuant to their severance agreements with JAMDAT, Messrs.  Marchetti, Lahman, Norman, Hamilton and Gatarz are each entitled to certain payments and benefits upon the termination of their employment without "cause" or resignation for "good reason" (as those terms are defined in such executive officer's severance agreement with JAMDAT), in each case, within 120 days before or 360 days following JAMDAT stockholder approval of the merger.  However, Messrs. Lahman and Norman have waived their rights under their JAMDAT severance agreements pursuant to their offer letters of employment with Electronic Arts and their JAMDAT severance agreements have been superseded by the terms of their offer letters of employment with Electronic Arts.  Despite this waiver, if either Messrs. Lahman and Norman is terminated without “cause” or either resigns for “good reason” (as those terms are defined in the executive officer’s offer letters of employment with Electronic Arts) within one year following the closing of the merger, then the executive will be entitled to receive the payments and benefits that he waived under his JAMDAT severance agreement.  Messrs. Hamilton and Gatarz have not agreed to waive their rights under their JAMDAT severance agreements.  In addition, Electronic Arts has agreed that, on the closing of the merger, Mr. Gatarz will be entitled to all severance payments, acceleration and other benefits that he may be entitled to as a result of his resignation for "good reason" or "involuntary termination" (or any other similar concept) as these terms are defined in any agreement between JAMDAT and Mr. Gatarz, including his severance agreement, option agreements and restricted stock agreements.

•  Pursuant to existing restricted stock agreements with JAMDAT, Messrs. Lasky, Lahman, Hamilton, Norman and Gatarz are each entitled to accelerated vesting of 50% of their unvested shares of JAMDAT common stock as a result of the change in control effected by the merger.  Messrs. Lasky, Hamilton and Gatarz have waived this right to acceleration.  Messrs. Lahman and Norman have not agreed to waive this right to acceleration and 50% of their unvested shares of JAMDAT common stock will vest as a result of the change in control effected by the merger.

•  Pursuant to the terms of their option agreements with JAMDAT, Toshi Iwata, our President, JAMDAT Mobile (Japan), and Alexandre Taillefer, our President, JAMDAT Mobile (Canada), are each entitled to accelerated vesting of 50% of their unvested options to purchase shares of JAMDAT common stock as a result of the change in control effected by the merger.

•  Our executive officers and directors are also entitled to certain rights of indemnification.

•  Each of Messrs. Lasky, Lahman and Norman has also executed a Non-Competition Agreement, which provides that for a period of two years, or, in the case of Mr. Lasky, for a period of three years, following completion of the merger, each of these executive officers will be subject to restrictive covenants that generally prohibit him from participating in any business engaged in the development and distribution of downloadable wireless entertainment applications for mobile telephone devices anywhere in the world, interfering with the relationship between us or Electronic Arts and its employees and soliciting our or Electronic Arts' employees.

The Voting Agreements (page 58)

As an inducement to Electronic Arts entering into the merger agreement, each of: (a) Mitch Lasky, our Chairman of the Board and Chief Executive Officer, as trustee of the Lasky Grantor Retained Annuity Trust U/D/T dated as of September 7, 2004, Cecilia Barajas, as trustee of the Barajas Grantor Retained Annuity Trust U/D/T dated as of September 7, 2004, and Mitch Lasky and Cecilia Barajas, as trustees of the Lasky-Barajas Living Trust U/D/T dated as of January 11, 2002 and the Lasky-Barajas Children’s Trust U/D/T dated as of September 7, 2004; (b) Apax Excelsior VI-A C.V., Apax Excelsior VI-B C.V., Apax Excelsior VI, L.P.; (c) Patricof Private Investment Club III, L.P.; and (d) Benchmark Capital Partners IV, L.P., as nominee for Benchmark Capital Partners IV, L.P., Benchmark Founders’ Fund IV, L.P., Benchmark Founders’ Fund IV-A, L.P., Benchmark Founders’ Fund IV-B, L.P., and related individuals, have agreed to vote their shares of JAMDAT common stock in favor of the merger and against any proposal made in opposition to, or in competition with the merger or any of the transactions contemplated by the merger agreement. These stockholders exercised voting control over an aggregate of 7,103,301 shares of JAMDAT common stock as of December 8, 2005, which constituted approximately 28.6% of the issued and outstanding shares of JAMDAT common stock on such date. The voting agreements will terminate upon the effective time of the merger, termination of the merger agreement or if any amendment is made to the merger agreement that reduces the merger consideration or provides for Electronic Arts to pay JAMDAT stockholders by any means other than cash.

No Solicitation of Third Parties by JAMDAT (page 53)

We have agreed that we will not, and will not permit any of our subsidiaries to, and we will use all reasonable efforts to ensure that our directors, officers or employees or any of our investment bankers, attorneys, accountants or other advisors or representatives will not, directly or indirectly, unless the merger agreement is terminated:

•       solicit, initiate, seek, entertain, encourage, facilitate, support or induce the making, submission or announcement of any other acquisition proposal or the making of any inquiry, expression of interest, proposal or offer that could reasonably be expected to lead to another acquisition proposal;

•       enter into, continue or otherwise participate in any communications or negotiations regarding, or furnish to any person any non-public information with respect to any acquisition proposal or proposal that could reasonably be expected to lead to another acquisition proposal;

•       agree to accept, approve or recommend any other acquisition proposal;

•       enter into any letter of intent or any other contract relating to any acquisition proposal;

•       submit any other acquisition proposal to the vote of our stockholders;

•       withhold or modify, in a manner adverse to Electronic Arts, the approval of our board of directors of the merger agreement; or

•       take any action or position that is inconsistent with or withdraws or modifies in a manner adverse to Electronic Arts, any determination or recommendation of our board of directors in favor of the merger.

At any time prior to obtaining stockholder approval, our board of directors may nevertheless in response to an unsolicited bona fide written acquisition proposal following the date of the merger agreement that is not otherwise obtained in violation of the restrictions set forth in the immediately preceding bullet points and that our board of directors reasonably determines in good faith is or is likely to become an offer that is superior to the merger:

•       enter into discussions with the party or parties making the acquisition proposal; and

•       furnish to the party or parties making the acquisition proposal non-public information with respect to us and our subsidiaries pursuant to a confidentiality agreement.

Subject to the satisfaction of certain conditions, our board may withhold, withdraw, amend or modify its recommendation to our stockholders for approval of the merger agreement. In the event that our board withdraws or modifies its recommendation in a manner adverse to Electronic Arts and the merger agreement is terminated, we may be required to pay a termination fee of $26.8 million to Electronic Arts.

Conditions to the Completion of the Merger (page 54)

Each party’s obligation to effect the merger is subject to the satisfaction or waiver of various conditions, which include the following:

Electronic Arts and we are obligated to effect the merger only if the following conditions are satisfied or waived:

•       the merger agreement is approved by our stockholders at the special meeting;

•       no court or other governmental order is issued and in effect preventing or prohibiting the closing of the merger; and

•       the waiting period required under the HSR Act and any similar foreign antitrust laws has terminated or expired.

Electronic Arts will not be obligated to effect the merger unless the following conditions are satisfied or waived by Electronic Arts:

•       the representations and warranties made by us in the merger agreement related to our organization, capitalization, authority to enter into the merger agreement and no conflicts and governmental approvals are true and correct in all material respects as of signing and closing (except those representations that speak as of a particular date);

•       our remaining representations and warranties made in the merger agreement are true and correct as of signing and closing (except those representations that speak of a particular date), except where the failure of such representations and warranties to be true and correct do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on JAMDAT;

•       we have performed in all material respects all obligations required to be performed by us under the merger agreement at or prior to the closing of the merger;

•       there is no pending or threatened action in which any governmental entity is a party, which, if ruled against us, would prevent or limit the consummation of any transaction contemplated by the merger agreement, cause any of the transactions contemplated by the merger agreement to be rescinded or adversely affect the right or ability of Electronic Arts to own us;

•       we have not suffered a material adverse effect since the date of the merger agreement that is continuing; and

•       our principal executive officer and principal financial officer will not have failed to provide the certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act.

We will not be obligated to effect the merger unless the following conditions are satisfied or waived by us:

•       the representations and warranties made by Electronic Arts in the merger agreement related to its organization, no conflicts and governmental approvals and available funds are true and correct as of signing and closing (except those representations that speak as of a particular date);

•       Electronic Arts’ remaining representations and warranties made pursuant to the merger agreement are true and correct in all material respects as of signing and closing (except those representations that speak as of a particular date); and

•       Electronic Arts has performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing of the merger.

Termination of the Merger Agreement (page 55)

Electronic Arts and we can terminate the merger agreement under certain circumstances, including:

•       by mutual written consent;

•       by either Electronic Arts or us, if the merger has not been completed by April 30, 2006, with such date to be extended up to July 31, 2006, if all conditions to the merger have been satisfied, except that certain required regulatory approvals are not received or certain other orders are in effect or governmental actions pending;

•       by either Electronic Arts or us, if any governmental restraint prohibiting the merger is in effect and has become final and nonappealable;

•       by either Electronic Arts or us, if our stockholders do not approve the merger agreement at the special meeting and, in our case, the failure to obtain stockholder approval is not the result of our breach of the merger agreement;

•       by either Electronic Arts or us, if the other party is in uncured material breach of the merger agreement and the breach causes conditions to the closing of the merger not to be met, or by Electronic Arts, if there has been a material adverse effect on us that is continuing;

•       by us if, prior to the receipt of our stockholder approval, our board of directors authorized us to accept a definitive agreement providing for a bona fide superior offer and Electronic Arts does not respond within three business days with an offer that is at least as favorable as the superior offer, and we pay to Electronic Arts a termination fee of $26.8 million; or

•       by Electronic Arts if, prior to the receipt of our stockholder approval:

•       our board of directors withholds, withdraws, amends or modifies in a manner adverse to Electronic Arts its recommendation in favor of the approval of the merger agreement by our stockholders;

•       our board of directors fails to include such recommendation in this proxy statement;

•       our board of directors fails to publicly reaffirm such recommendation within 10 business days of a request from Electronic Arts to do so;

•       our board of directors approves or publicly recommends any other acquisition proposal;

•       we enter into a letter of intent or other agreement for any other acquisition proposal;

•       our board of directors fails to make a statement recommending the rejection of a tender or exchange offer for our common stock;

•       we breach the prohibition against soliciting alternative acquisition proposals contained in the merger agreement; or

•       we fail to call and hold a stockholder meeting for the purpose of voting on the merger agreement within the time period set forth in the merger agreement.

Termination Fees and Expenses (page 56)

The merger agreement provides that regardless of whether the merger is consummated, all fees and expenses incurred by the parties in connection with the merger will be borne by the party incurring such fees and expenses, except that each company will pay for one half of the filing fees made pursuant to antitrust laws.

The merger agreement requires, however, that we pay Electronic Arts a termination fee of $26.8 million if Electronic Arts terminates the merger agreement prior to stockholder approval of the merger agreement and after:

•       our board of directors withholds, withdraws, amends or modifies in a manner adverse to Electronic Arts its recommendation in favor of the approval of the merger agreement by our stockholders;

•       our board of directors fails to include such recommendation in this proxy statement;

•       our board of directors fails to publicly reaffirm such recommendation within 10 business days after Electronic Arts requests in writing that it be reaffirmed;

•       our board of directors approves or publicly recommends any other acquisition proposal;

•       we enter into a letter of intent or other agreement for any other acquisition proposal;

•       our board of directors fails to make a statement recommending the rejection of a tender or exchange offer for our common stock;

•       we breach the prohibition against soliciting alternative acquisition proposals contained in the merger agreement;

•       we fail to call and hold a stockholder meeting for the purpose of voting on the merger agreement within the time period set forth in the merger agreement; or

•       we terminate the merger agreement after our board of directors authorizes us to accept a definitive agreement providing for a bona fide superior offer and Electronic Arts does not respond within three business days with an offer that is at least as favorable as the superior offer.

Alternatively, if Electronic Arts or we terminate the merger agreement due to our stockholders not approving the merger, the merger agreement requires that we pay Electronic Arts $13.4 million if an alternative acquisition proposal was publicly announced after the date of the merger agreement and before the vote of our stockholders. We are also required to pay Electronic Arts an additional $13.4 million if we enter into a definitive merger agreement with respect to any alternative acquisition proposal or any alternative acquisition proposal is consummated within 12 months of the termination.

Regulatory Matters (page 44)

The HSR Act prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. The merger is also subject to review by the governmental authorities of various other jurisdictions under the antitrust laws of those jurisdictions. We have filed or will file the appropriate notifications in each such jurisdiction and are pursuing the approval of the transaction from all relevant government authorities.

Legal Proceedings Regarding the Merger (page 44)

On December 12, 2005, we and our directors were named as defendants in a purported stockholder class action complaint, captioned Fox v. JAMDAT Mobile Inc., et al., Case No. BC344364, in the Los Angeles Superior Court of the State of California. The complaint generally alleges that our officers and directors breached fiduciary duties owed to our stockholders in connection with the merger. We believe that the claims are without merit.

Appraisal Rights (page 45)

Delaware law provides JAMDAT stockholders with appraisal rights in connection with the merger. If you properly perfect your appraisal rights, you will be entitled to litigate a proceeding in the Court of Chancery of the State of Delaware at the conclusion of which the Court will determine the fair value of your shares and you will receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more or less than, or the same as, the amount you would have received in the merger. To exercise your appraisal rights, you must deliver a written demand for appraisal rights to our company at or before the special meeting and you must not vote in favor of approval and adoption of the merger agreement and within 120 days after the closing of the merger you or another stockholder who has properly exercised appraisal rights must commence an appraisal proceeding in the Court of Chancery. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights, in which case you will be entitled to receive the $27.00 per share cash consideration specified in the merger agreement for your shares.

FORWARD-LOOKING INFORMATION

This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, assumptions, beliefs, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “should” and similar expressions. Factors that may affect those forward-looking statements include, among other things:

•       the risk that the merger may not be consummated in a timely manner, if at all;

•       the risk that the merger agreement may be terminated in circumstances which require us to pay Electronic Arts a termination fee of up to $26.8 million;

•       risks regarding a loss of relationships with wireless carriers, Internet portals and mobile phone manufacturers;

•       risks related to diverting management’s attention from ongoing business operations;

•       risks regarding employee retention; and

•       other risks detailed in our current filings with the Securities and Exchange Commission, including our most recent filings on Form 10-K and Form 10-Q, which discuss these and other important risk factors concerning our operations.

We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

MARKET PRICES AND DIVIDEND DATA

Our common stock is listed on The Nasdaq National Market under the symbol “JMDT”. The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported on The Nasdaq National Market. For current price information, stockholders are urged to consult publicly available sources.

	HIGH	LOW
2005
Fourth Quarter (through December 21, 2005)	$27.11	$16.80
Third Quarter	$34.19	$20.02
Second Quarter	$31.07	$15.16
First Quarter	$22.27	$16.30
2004
Fourth Quarter	$34.86	$18.08

The following table sets forth the closing price per share of our common stock, as reported on The Nasdaq National Market on December 8, 2005, the last full trading day before the public announcement of the merger and on [DATE], the latest practicable trading day before the printing of this proxy statement:

	Common Stock Closing Price
December 8, 2005		$22.77
[•]	$	[•	]

Following the merger there will be no further market for our common stock and our stock will be delisted from The Nasdaq National Market and deregistered under the Securities Exchange Act.

We have never declared or paid cash dividends on our capital stock. We currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business. Accordingly, we do not expect to declare or pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors, which will depend on our financial condition, results of operations, capital requirements and such other factors as our board of directors deems relevant.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the board of directors of JAMDAT for use at the special meeting of stockholders or at any adjournment or postponement thereof.

Date, Time and Place

We will hold the special meeting at                      California             , at [TIME] a.m., local time, on [DAY], [DATE].

Purpose of the Special Meeting

At the special meeting, we will ask the stockholders of our common stock to approve the merger agreement, and, if there are not sufficient votes in favor of the approval of the merger agreement, to adjourn or postpone the special meeting to a later date to solicit additional proxies.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on [DATE], the record date, are entitled to notice of, and to vote at, the special meeting. On the record date, [•] shares of our common stock were issued and outstanding and held by approximately [•] holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on the proposal to approve the merger agreement and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

A quorum of stockholders is necessary to hold a valid special meeting. Under our by-laws, a quorum will be present at the special meeting if a majority of the shares of our common stock entitled to vote on the record date are present, in person or represented by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. For purposes of determining the presence or absence of a quorum, votes withheld, abstentions and “broker non-votes” (where a broker or nominee does not exercise discretionary authority to vote on a matter) will be counted as present.

Vote Required

The approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock. Approval of the merger agreement is a condition to the closing of the merger. If a JAMDAT stockholder abstains from voting or does not vote, either in person or by proxy, it will count as a vote “against” the approval of the merger agreement. Each “broker non-vote” will also count as a vote “against” the approval of the merger agreement.

Approval of any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of at least a majority of the votes cast by holders of our common stock present, in person or represented by proxy, at the special meeting.

Voting by JAMDAT Executive Officers and Certain JAMDAT Stockholders

As an inducement to Electronic Arts to enter into the merger agreement, each of: (a) Mitch Lasky, our Chairman of the Board and Chief Executive Officer, as trustee of the Lasky Grantor Retained Annuity Trust U/D/T dated as of September 7, 2004, Cecilia Barajas, as trustee of the Barajas Grantor Retained Annuity Trust U/D/T dated as of September 7, 2004, and Mitch Lasky and Cecilia Barajas, as trustees of the Lasky-Barajas Living Trust U/D/T dated as of January 11, 2002 and the Lasky-Barajas Children’s Trust U/D/T dated as of September 7, 2004; (b) Apax Excelsior VI-A C.V., Apax Excelsior VI-B C.V., Apax Excelsior VI, L.P.; (c) Patricof Private Investment Club III, L.P.; and (d) Benchmark Capital Partners IV,

L.P., as nominee for Benchmark Capital Partners IV, L.P., Benchmark Founders’ Fund IV, L.P., Benchmark Founders’ Fund IV-A, L.P., Benchmark Founders’ Fund IV-B, L.P., and related individuals, have agreed to vote their shares of JAMDAT common stock in favor of the merger and against any proposal made in opposition to, or in competition with the merger or any of the transactions contemplated by the merger agreement. These stockholders exercised voting control over an aggregate of 7,103,301 shares of JAMDAT common stock as of December 8, 2005, which constituted approximately 28.6% of the issued and outstanding shares of JAMDAT common stock on such date. The voting agreements will terminate upon the effective time of the merger, termination of the merger agreement or if any amendment is made to the merger agreement that reduces the merger consideration or provides for Electronic Arts to pay JAMDAT stockholders by any means other than cash.

Voting of Proxies

If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet at [WEBSITE] or by telephone by calling (888) 666-2585. Authorizations for voting submitted via the Internet or telephone must be received by 11:59 p.m. on [DATE]. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or telephone.

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the approval of the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

If your shares are held in “street name” through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank or via the Internet or by telephone through your broker or bank if such a service is provided. To vote via the Internet or telephone, you should follow the instructions on the voting form provided by your broker or bank. If you plan to attend the special meeting, you will need a proxy from your broker or bank in order to be given a ballot to vote the shares. If you do not return your bank’s or broker’s voting form, vote via the Internet or telephone through your broker or bank, if possible, or attend the special meeting and vote in person with a proxy from your broker or bank, it will have the same effect as if you voted “AGAINST” approval of the merger agreement.

Revocability of Proxies

Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked in one of three ways:

First, you can deliver to the Secretary of JAMDAT a written notice bearing a date later than the proxy stating that you would like to revoke your proxy, provided the notice is received by 11:59 p.m. on [DATE].

Second, you can complete, execute and deliver to the Secretary of JAMDAT a new, later-dated proxy card for the same shares. If you submitted the proxy you are seeking to revoke via the Internet or telephone, you may submit this later-dated new proxy using the same method of transmission (Internet or telephone) as the proxy being revoked, provided the new proxy is received by 11:59 p.m. on [DATE].

Third, you can attend the special meeting and vote in person. Your attendance at the special meeting alone will not revoke your proxy.

Any written notice of revocation or subsequent proxy should be delivered to JAMDAT Mobile Inc., 3415 South Sepulveda Boulevard, Suite 700, Los Angeles, California 90034, Attention: Secretary, or hand-delivered to our Secretary at or before the taking of the vote at the special meeting.

If you have instructed a broker or bank to vote your shares, you must follow directions received from your broker or bank to change those instructions.

Board of Directors’ Recommendations

After careful consideration, our board of directors has unanimously adopted the merger agreement and determined that the merger agreement and the merger are in the best interests of JAMDAT and its stockholders. Our board of directors unanimously recommends that JAMDAT stockholders vote “FOR” the proposal to approve the merger agreement and also unanimously recommends that stockholders vote “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, including to permit the solicitation of additional proxies.

Abstentions and Broker Non-Votes

Stockholders that abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, but will be counted to determine whether a quorum is present at the special meeting and will be counted as voting power present at the meeting. Abstentions and broker non-votes will have the effect of a vote “against” the proposal to approve the merger agreement because approval of this proposal requires the affirmative vote of a majority of the outstanding shares of our common stock. For the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, abstentions and broker non-votes will have no effect on the outcome.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by JAMDAT. We have retained Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $10,000 plus expenses. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Postponement or Adjournment of Meeting

Although it is not expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies, or if a quorum is not present. JAMDAT’s bylaws permit adjournment without notice other than an announcement of the new time and place of the re-adjourned special meeting by a majority vote of the shares entitled to vote at the special meeting that are present in person or represented by proxy and vote for or against the adjournment. In the event that there are insufficient shares represented in person or by proxy at the special meeting to constitute a quorum required for conduct of business at the special meeting, or to solicit additional proxies, the special meeting may be postponed or adjourned one or more times until a quorum is present or represented by proxy, or sufficient proxies have been solicited to adopt the merger agreement.

Special Meeting Admission Procedures

You should be prepared to present photo identification for admittance at the special meeting. In addition, if you are a record holder of JAMDAT common stock, your name is subject to verification against the list of record holders of JAMDAT common stock on the record date prior to being admitted to the special meeting. If you are not a record holder, but hold shares in “street name”, that is, with a broker, dealer, bank or other financial institution that serves as your nominee, you should be prepared to provide proof of beneficial ownership on the record date, such as your most recent account statement prior to the record date, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the special meeting.

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of this proxy statement to any stockholder upon written or oral request to our Secretary, Craig Gatarz, JAMDAT Mobile Inc., 3415 South Sepulveda Boulevard, Suite 700, Los Angeles, California 90034, (310) 636-3100.

Stockholder List

A list of our stockholders entitled to vote at the special meeting will be available for examination by any JAMDAT stockholder at the special meeting. For 10 days prior to the special meeting, this stockholder list will be available for inspection during ordinary business hours at our corporate offices located at 3415 South Sepulveda Boulevard, Suite 700, Los Angeles, California 90034.

THE COMPANIES

JAMDAT Mobile Inc.   We publish wireless entertainment applications, including games, ring tones, images, and other entertainment content in the United States and internationally. Our entertainment applications are distributed primarily through wireless carriers, Internet portals and mobile phone manufacturers. Our headquarters are located at 3415 South Sepulveda Boulevard, Suite 700, Los Angeles, California 90034. JAMDAT’s general telephone number at the headquarters is: (310) 636-3100.

Electronic Arts Inc.   Electronic Arts, headquartered in Redwood City, California, is the world’s leading interactive entertainment software company. It develops, publishes, and distributes interactive software worldwide for videogame systems, personal computers and the Internet. Electronic Arts markets its products under four brand names: EA™, EA SPORTS™, EA SPORTS BIG™ and POGO™. Electronic Arts’ principal offices are located at 209 Redwood Shores Parkway, Redwood City, California 94065 and their telephone number is (650) 628-1500.

EArts(Delaware), Inc.   Merger sub, a Delaware corporation, is a wholly owned subsidiary of Electronic Arts and has not engaged in any business activity other than activities related to the purpose of merging with our company. If the merger is completed, merger sub will cease to exist following its merger with and into JAMDAT. The principal offices of merger sub are located at 209 Redwood Shores Parkway, Redwood City, California 94065 and their telephone number is (650) 628-1500.

THE MERGER

The following discussion summarizes the material terms of the merger. We urge you to read carefully the merger agreement, which is attached as Annex A to this proxy statement.

Background to the Merger

As part of the ongoing evaluation of our business, we regularly consider a variety of strategic alternatives. As part of this process, we have evaluated from time to time, both independently and with investment bankers or other advisors, various alternatives for expanding our business, improving our competitive position and enhancing stockholder value, including the advisability of entering into potential business combinations or other transactions.

On August 29, 2005, Mitch Lasky, our Chairman of the Board and our Chief Executive Officer, and Owen Mahoney, Electronic Arts’ Vice President of Corporate Development, met in Palo Alto, California to discuss matters unrelated to a potential business combination. During this meeting, Mr. Mahoney raised with Mr. Lasky the possibility of a business combination between the two companies. Mr. Lasky stated that he and our board of directors were always willing to consider potential alternatives that could enhance stockholder value. No specific terms of a transaction were discussed at this meeting. Mr. Mahoney told Mr. Lasky that he would be traveling on business and that he would contact Mr. Lasky upon his return to continue their discussions.

In early September 2005, Mr. Lasky and Mr. Mahoney had a series of telephone conversations during which they agreed that each of them would meet with their respective senior management teams regarding a potential business combination, and that subsequently the two senior management teams would meet together to discuss a potential business combination.

On September 20, 2005, Lawrence F. Probst III, Chairman of Electronic Arts’ board of directors and Chief Executive Officer, V. Paul Lee, Electronic Arts’ President, Worldwide Studios, and Mr. Mahoney met with Mr. Lasky and Michael Marchetti, our Chief Financial Officer, at our headquarters. During this meeting, Mr. Lasky and Mr. Marchetti made a management presentation to Electronic Arts and the parties discussed the strategic rationale for a possible business combination. No specific terms of a transaction were discussed at this meeting. Mr. Lasky indicated that he would need to have guidance from our board of directors regarding whether to engage in more detailed discussions with respect to a potential transaction with Electronic Arts. Subsequently, on the same day, the Electronic Arts executives attended another meeting at which Messrs. Lasky and Marchetti and other members of our management team including Craig Gatarz, our Chief Operating Officer and General Counsel, Minard Hamilton, our Executive Vice President of Sales and Distribution, Scott Lahman, our President, Publishing, Zachary Norman, our Senior Vice President, Studio, Nanea Reeves, our Senior Vice President, Enabling Technologies, and Ben Jones, our Senior Vice President, Sales, made presentations regarding our business.

After the meeting with Electronic Arts, in late September 2005, Mr. Lasky made contact with another potential bidder, whom we will refer to as “Company A,” regarding a potential business combination or strategic relationship that could enhance stockholder value. All of the discussions with Company A in September were preliminary in nature and no specific terms of a transaction were discussed.

On September 30, 2005, Mr. Lasky and Mr. Mahoney had a telephone conversation during which the possibility of a business combination between the two companies was again raised. Mr. Lasky indicated that JAMDAT was willing to consider all of its potential strategic alternatives, including the possibility of entering into a business combination transaction with another party.

Based upon these expressions of interest in our company, in late September and early October, management considered the need to engage a financial advisor to advise management and our board on potential strategic alternatives and met with several investment banks to discuss such an engagement.

On October 3, 2005, we entered into a mutual confidentiality and nondisclosure agreement with Company A. On this same day, Mr. Lasky, Mr. Marchetti, Mr. Lahman, Mr. Norman, Ms. Reeves, Joe Bose, our Senior Director Engineering, and Cory Radcliff, our Director Studio Technology, made a management presentation and engaged in discussions with Company A regarding the strategic rationale of a possible business combination.

In early October 2005, Mr. Lasky had discussions individually with members of our board of directors regarding the status of discussions with Electronic Arts. During these discussions, the board members indicated that we should enter into a mutual confidentiality and nondisclosure agreement with Electronic Arts and that Mr. Lasky should engage in further discussions with Electronic Arts.

On October 5, 2005, Mr. Lasky, Mr. Marchetti and Ms. Reeves met with Mr. Lee, Mr. Mahoney, Warren C. Jenson, Electronic Arts’ Executive Vice President and Chief Financial and Administrative Officer, Frank D. Gibeau, Electronic Arts’ Executive Vice President and General Manager, North American Publishing, John Batter, General Manager, Electronic Arts Wireless, Joel Linzner, Electronic Arts’ Executive Vice President, Business and Legal Affairs, and David P. Gardner, Electronic Arts’ Executive Vice President and Chief Operating Officer, Worldwide Studios at Electronic Arts’ facilities in Redwood City, California. During this meeting, the parties continued to discuss the possibility of Electronic Arts acquiring JAMDAT. On this same day, we entered into a mutual confidentiality and nondisclosure agreement with Electronic Arts.

On October 6, 2005, Mr. Lasky and Mr. Mahoney had a telephone conversation during which Mr. Mahoney indicated that Electronic Arts desired to move forward with discussions regarding a possible business combination between the two companies and requested that the companies enter into an agreement pursuant to which we would agree to negotiate exclusively with Electronic Arts regarding a potential transaction. The specific terms of the exclusivity agreement were not discussed during this conversation. Mr. Lasky indicated that he would need to have guidance from our board of directors before determining whether to engage in more detailed discussions with respect to a potential transaction with Electronic Arts, including whether to enter into an exclusivity agreement.

On October 7, 2005, our board of directors held a special meeting during which the board discussed engaging a financial advisor for the purposes of exploring JAMDAT’s strategic alternatives. Mr. Lasky reported to the board regarding Electronic Arts’ request for an exclusivity agreement. The board concluded that it was not appropriate to enter into an exclusivity agreement at that time due to the preliminary nature of Electronic Arts’ interest, the fact that we had engaged in discussions with another potential acquiror, and the board’s desire to consult with a financial advisor. At the conclusion of the meeting, the board authorized management to engage a financial advisor for the purpose of advising us in connection with our exploration of possible strategic alternatives.

Between October 10 and 15, 2005, Company A engaged in a series of meetings with members of our senior management, including Mr. Lasky, to discuss our business and the strategic rationale for a possible business combination.

On October 19, 2005, after concluding a number of meetings with potential financial advisors, we retained Credit Suisse First Boston LLC as our financial advisor to assist us in exploring possible strategic alternatives to enhance stockholder value, including a potential business combination between us and a third party.

In late October 2005 through November 2005, representatives of our financial advisor contacted various additional parties that we and our financial advisor determined could potentially be interested in a transaction with our company. We entered into mutual confidentiality and nondisclosure agreements, held management presentations, and engaged in discussions with each of these additional potential bidders during this period.

On October 25, 2005, Mr. Lasky and Mr. Mahoney had a telephone conversation during which Mr. Mahoney indicated that Electronic Arts intended to submit a written proposal for immediate consideration by our board of directors. After this telephone conversation, on the same day, we received a written, confidential, non-binding expression of interest from Electronic Arts indicating that pending satisfactory completion of full due diligence and negotiation of other terms, Electronic Arts expected that it would make an offer of $25.00 per share. This expression of interest also indicated that Electronic Arts was not willing to participate in a multi-party competitive bidding process, and proposed that full due diligence commence the following week.

On October 26, 2005, we received a written, confidential, non-binding expression of interest from Company A to purchase all of our outstanding shares of common stock in cash. This expression of interest contained a range of possible prices, with the final price being subject to satisfactory completion of due diligence.

On October 27, 2005, our board of directors held a special meeting, attended by representatives of our financial advisor and Sheppard, Mullin, Richter & Hampton LLP, our outside special legal counsel, during which management provided an overview of discussions that it had had with Electronic Arts and the status of the expressions of interest we had received from other interested parties, including Company A. Representatives of our financial advisor reviewed with our board of directors the Electronic Arts proposal and other expressions of interest we and our financial advisor had received, including the written expression of interest from Company A. Our special outside legal counsel reviewed with our board its legal duties generally and specifically in the context of evaluating and pursuing a strategic transaction involving JAMDAT. Our board then engaged in extensive discussions about the Electronic Arts proposal and the proposal from Company A, the potential valuation ranges for a transaction, as well as various potential alternatives for JAMDAT. During this meeting, our board determined that the Electronic Arts non-binding expression of interest did not at that time warrant halting the process that the board had undertaken together with our financial advisor. Our board further concluded that, by continuing to explore strategic alternatives, we likely would be able to develop a proposal that would provide greater value to JAMDAT’s stockholders. With respect to the proposal from Company A, our board determined that the range of possible prices was too broad to warrant a definitive response. Our board instructed management and our financial advisor to respond to the proposals accordingly. Our board also instructed management and our financial advisor to encourage the parties that had expressed an interest in us to either submit a written proposal addressing price, if they had not already done so, or to revise their current proposal with respect to price and avoid using a range of prices in any future proposal.

On October 31, 2005, Mr. Lasky and Mr. Mahoney communicated regarding Electronic Arts’ offer. Mr. Mahoney reiterated Electronic Arts’ refusal to engage in a multi-party process and its unwillingness to pay more than $25.00 per share.

On November 1, 2005, Company A began conducting a further due diligence review of JAMDAT, including additional meetings with members of our management.

On November 3, 2005, we received a second written, confidential, non-binding expression of interest from Company A to purchase all of our outstanding shares of common stock in cash. This expression of interest contained a proposal for an amount that was less than $27.00 per share in cash.

On November 3 and 4, 2005, representatives of our financial advisor and Electronic Arts’ financial advisor communicated regarding valuation and the process for Electronic Arts to conduct a due diligence review of JAMDAT.

On November 4, 2005, management had discussions individually with members of our board of directors regarding the status of the Electronic Arts proposal and the other expressions of interest we had received.

On November 10, 2005, representatives of Electronic Arts’ financial advisor had a telephone conversation with J. William Gurley, a member of our board of directors, to discuss the possibility of Electronic Arts conducting a due diligence review of JAMDAT on an exclusive basis.

On November 11, 2005, our board of directors held a regularly scheduled board meeting for purposes of reviewing our third quarter financial results and discussing our business strategy for the fourth quarter and fiscal year 2006. At this meeting, management updated our board regarding the status of the Electronic Arts proposal and the other expressions of interest we had received, including that Electronic Arts was still unwilling to engage in a non-exclusive process, and that Company A was continuing its due diligence review of JAMDAT.

On November 16, 2005, Mr. Lasky and Mr. Mahoney met in Palo Alto to discuss possible modifications to the proposal Electronic Arts had made on October 27, 2005, including an increase in the price offered by Electronic Arts. Mr. Mahoney stated that Electronic Arts could be willing to increase its price to $27.00 per share in cash subject to satisfactory due diligence and our agreement to negotiate exclusively with Electronic Arts regarding a potential transaction.  Mr. Lasky indicated that he would need to have guidance from our board of directors regarding whether we would be prepared to negotiate exclusively with Electronic Arts. Subsequently, on this same day, Mr. Lasky communicated to Mr. Mahoney that we would provide Electronic Arts with open access to diligence on an accelerated basis, assuming Electronic Arts acknowledged that any transaction would be at a price higher than $25.00 per share. Mr. Lasky also communicated to Mr. Mahoney that if Electronic Arts was willing to offer $27.00 per share following preliminary due diligence, we would be willing, subject to approval of our board, to work towards an exclusive arrangement with Electronic Arts to consummate a transaction.

Also on November 16, 2005, we received a draft of a merger agreement from Company A’s counsel.

On November 17, 2005, Mr. Lasky and Mr. Mahoney had a telephone conference during which Mr. Mahoney again indicated that Electronic Arts could be willing to increase its price per share to $27.00 subject to satisfactory preliminary due diligence and an exclusivity agreement. The parties engaged in preliminary discussions regarding the terms of a potential exclusivity agreement. On this same day, we received a draft of an exclusivity agreement from Electronic Arts.

On November 19, 2005, Mr. Lasky, Mr. Marchetti, and Mr. Gatarz, and our outside special legal counsel, had multiple conference calls with representatives of Electronic Arts, during which the parties discussed the terms of the draft exclusivity agreement and the possibility of allowing Electronic Arts to commence a due diligence review.

On November 21, 2005, our board of directors held a special meeting, attended by Mr. Lasky, Mr. Marchetti, Mr. Gatarz, representatives of our financial advisor and our outside special legal counsel, during which management updated our board regarding the status of discussions with Electronic Arts and the other potential bidders. At this meeting, our board determined that it would not enter into an exclusivity agreement with Electronic Arts at that time because of concerns regarding the terms of the exclusivity agreement proposed by Electronic Arts, the status of our process of exploring other alternatives, the status of discussions with other potential bidders, the potential impact of an exclusivity agreement with Electronic Arts on discussions with Company A, and concerns regarding the firmness of Electronic Arts’ proposal. Our board instructed our financial advisor to confirm that Company A would not further increase its price. Our board also instructed management to request that Electronic Arts confirm that it would offer $27.00 per share. Our board further determined that it was advisable to allow Electronic Arts to proceed immediately with a due diligence review, that management and our advisors should attempt to negotiate acceptable terms for a potential exclusivity agreement with Electronic Arts pending the preliminary results of its due diligence review, and that efforts should be made to make Electronic Arts’ proposal more definitive. The board considered that if the proposal from Company A remained at a level less than $27.00 per share, and Electronic Arts confirmed that it would offer $27.00 per share, conditioned upon an exclusivity agreement, then agreeing to exclusivity with Electronic Arts could have the effect of advancing the process and achieving a greater value for our stockholders and might also elicit a higher proposal from Company A or a third party.

On this same day, following our board of directors’ meeting, Electronic Arts began conducting a due diligence review of JAMDAT, including meetings with members of our management and operational, technical, financial, accounting, tax, legal and human resources due diligence. Electronic Arts’ due diligence review continued from this point until the merger agreement was signed.

On November 22, 2005, we received a draft process letter from Electronic Arts, which contained the procedures that Electronic Arts proposed for conducting further negotiations of the proposed business combination. Our management team and our advisors discussed the process letter with Electronic Arts and continued to discuss the terms of the proposed exclusivity agreement with Electronic Arts.

On November 23, 2005, our board of directors held a special meeting, attended by Mr. Lasky, Mr. Marchetti, Mr. Gatarz, representatives of our financial advisor and our outside special legal counsel, during which our board continued to discuss the possibility of entering into an exclusivity agreement with Electronic Arts and the process for conducting further negotiations with Electronic Arts. During this meeting, our outside special legal counsel presented our board with a summary of the terms of the draft exclusivity agreement and process letter with Electronic Arts. Written copies of the draft exclusivity agreement and process letter were provided to our board prior to the meeting. Our board discussed that the process letter as presented by Electronic Arts did not explicitly state that Electronic Arts was prepared to offer $27.00 per share. Management also informed our board of the status of the other expressions of interest we had received, including that Company A had declined to increase its proposal. Our board, management, and our advisors discussed that all other expressions of interest received by us offered less value for our stockholders than Electronic Arts’ proposal, including Company A’s proposal, which was for an amount less than $27.00 per share. The group also considered potential ways to obtain proposals offering $27.00 or greater value per share for our stockholders, whether from Electronic Arts, Company A or other potential bidders, and that agreeing to exclusivity with Electronic Arts could have the effect of prompting Company A to increase its offer above $27.00 per share. After extensive discussion, our board determined that it was advisable to enter into the exclusivity agreement with Electronic Arts based on the terms presented to our board by our advisors, subject to the process letter specifically providing for consideration of $27.00 per share, and instructed management to respond to Electronic Arts accordingly. Subject to our having entered into the exclusivity agreement, our board of directors authorized management, with the assistance of our financial advisor and outside special legal counsel, to proceed with negotiating the terms of a potential agreement regarding a business combination with Electronic Arts.

On this same day, following our board of directors’ meeting, we and representatives of our financial advisor informed Company A that we intended to enter into an exclusivity agreement with another party. Company A confirmed again that it was not prepared to increase its offer. Our outside special legal counsel also responded to Electronic Arts’ proposed draft of the exclusivity agreement and process letter as instructed by our board, including the confirmation of Electronic Arts’ offer of $27.00 per share in cash in the process letter. Subsequently, on this same day, the parties agreed to the terms contained in the exclusivity agreement and process letter we provided to Electronic Arts, including Electronic Arts’ non-binding expression of interest to purchase all of our outstanding shares of common stock for $27.00 per share in cash.

On November 25, 2005, we received a draft merger agreement from Electronic Arts. Negotiations of the merger agreement and related agreements continued from this time until the merger agreement was signed.

Commencing on November 30, 2005 and continuing through the date the merger agreement was signed, the management teams of both companies and their respective advisors met in person in Los Angeles, and by telephone to negotiate and finalize the terms of the merger agreement and the voting agreements to be executed by some of our stockholders in connection with the execution of the merger agreement. During this process, we negotiated, among other terms we considered important, the right for our board of directors to terminate the merger agreement in certain cases after receipt of a “superior offer” as defined in the merger agreement, without having to first submit the merger agreement to a stockholder vote.

On December 1, 2005, Mr. Lasky, Mr. Mahoney and Jose Martin, Electronic Arts’ Vice President and acting head of human resources, met to discuss the possibility of management retention arrangements between Electronic Arts and certain members of our senior management team.

On December 4, 2005, our board of directors, other than Mr. Lasky, met with representatives of our financial advisor and outside special legal counsel, to discuss the remaining open business and legal issues related to the merger agreement and related matters, including the discussions regarding management retention arrangements and the potential terms on which certain members of management, including Mr. Lasky, would be retained by Electronic Arts following a potential transaction. Our outside special legal counsel presented our board with a summary of the discussions related to management retention and again reviewed the legal duties and responsibilities of the board of directors.

On December 8, 2005, our board of directors held a special meeting during which the proposed merger was discussed and considered. At this meeting, our senior management and representatives of our financial advisor made presentations to our board regarding the proposed acquisition of JAMDAT by Electronic Arts. Our outside special legal counsel reviewed the outcome of further negotiations and discussed the legal duties and responsibilities of our board of directors. Our outside special legal counsel again apprised our board of the interests of certain members of our management in the transaction, including Mr. Lasky, and the management retention arrangements provided by Electronic Arts. Representatives of our financial advisor reviewed the proposed merger consideration and delivered the oral opinion of our financial advisor, subsequently confirmed by delivery of a written opinion dated December 8, 2005, to our board of directors that, as of December 8, 2005, and based upon and subject to the various considerations described in our financial advisor’s written opinion, the merger consideration to be received by the holders of our common stock, other than our affiliates, was fair to such holders of our common stock, from a financial point of view. Our outside special legal counsel then reviewed the terms and conditions of the merger agreement. Following the presentations, and after further review and discussion, our board of directors voted unanimously to approve the merger agreement and resolved to recommend that our stockholders vote to adopt the merger agreement.

Following the meeting of our board of directors on December 8, 2005, the parties signed the merger agreement. The signing of the merger agreement was publicly announced on December 8, 2005, following the closing of trading on The Nasdaq National Market on that date.

Reasons for the Merger and Recommendation of the JAMDAT Board of Directors

At a special meeting of our board of directors on December 8, 2005, after careful consideration, including consultation with financial and legal advisors, our board of directors unanimously determined that the merger agreement and the merger are in the best interests of JAMDAT and its stockholders. Our board of directors unanimously adopted the merger agreement. Our board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

In the course of reaching its decision to approve the merger agreement and to recommend that JAMDAT stockholders vote to approve the merger agreement, our board of directors consulted with our senior management, our financial advisor and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others, the following:

•       the business, competitive position, strategy and prospects of JAMDAT, the competitive position of current and likely competitors in the industry in which we compete, and current industry, economic and market conditions;

•       the timing of the merger and the risk that if we had not accepted Electronic Arts’ offer at the time, we may not have had another opportunity to do so;

•       the $27.00 per share in cash to be paid as merger consideration in relation to the then-prevailing market price of JAMDAT shares and also in relation to our board of directors’ views regarding the current and future value of JAMDAT as an independent entity and, specifically, the fact that the $27.00 per share in cash to be paid as merger consideration represents approximately (1) an 18.6% premium over the closing price of our common stock on December 8, 2005, the last full trading day before the merger was publicly announced, and (2) a 19.1% premium to our enterprise value (calculated as fully diluted equity value plus net debt) on December 8, 2005;

•       the financial analysis reviewed with our board of directors by Credit Suisse First Boston on December 8, 2005, and the oral opinion of Credit Suisse First Boston delivered on December 8, 2005 to our board of directors, which opinion was subsequently confirmed by delivery of a written opinion dated December 8, 2005, that, as of December 8, 2005, and based upon and subject to the various considerations described in the Credit Suisse First Boston opinion, the $27.00 per share in cash consideration to be received by the holders of our common stock, other than our affiliates, in the merger was fair to such stockholders, from a financial point of view;

•       the value of the consideration to be received by JAMDAT stockholders and the fact that the consideration would be paid in cash, which provides certainty and immediate value to our stockholders;

•       the fact that the merger is not subject to any financing condition;

•       other expressions of interest received by us, including another bidder’s proposal which was for an amount less than $27.00 per share;

•       the possible alternatives to the merger (including the possibility of continuing to operate JAMDAT as an independent entity and the desirability and perceived risks of that alternative), the range of potential benefits to our stockholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and our board of directors’ assessment that none of such alternatives was reasonably likely to present superior opportunities for JAMDAT or to create greater value for our stockholders, taking into account risks of execution as well as business, competitive, industry and market risks, than the merger;

•       the fact that under the terms of the merger agreement, we can furnish information to and negotiate with a third party in response to an unsolicited bona fide acquisition proposal reasonably likely to lead to a superior offer and accept a superior offer should one be made and not matched by Electronic Arts; and

•       the likelihood that the proposed acquisition would be completed, in light of the financial capabilities and reputation of Electronic Arts.

In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including the following:

•  the fact that we will no longer exist as an independent public company and our stockholders will forego any future increase in our value that might result from our earnings or possible growth as an independent company;

•  the risks and contingencies related to the announcement and pendency of the merger, including the impact of the merger on our employees, customers and our relationships with third parties;

•  the conditions to Electronic Arts’ obligation to complete the merger and the right of Electronic Arts to terminate the merger agreement in certain circumstances;

•  the risk that we might not receive necessary regulatory approvals and clearances to complete the merger;

•  the fact that under the terms of the merger agreement, we cannot solicit other acquisition proposals and must pay to Electronic Arts a termination fee of up to $26.8 million if the merger agreement is terminated under certain circumstances;

•  the fact that the income realized by stockholders as a result of the merger generally will be taxable to our stockholders;

•  the interests that our directors and executive officers may have with respect to the merger, in addition to their interests as stockholders of JAMDAT generally; and

•  the fact that, pursuant to the merger agreement, we must generally conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to closing of the merger or termination of the merger agreement, any of which may delay or prevent us from pursuing business opportunities that may arise or delay or preclude us from taking actions that would be advisable if we were to remain an independent company.

Our board of directors did not assign any particular weight or rank to any of the positive or potentially negative factors or risks discussed in this section, and our board of directors carefully considered all of these factors as a whole in reaching its determination and recommendation.

Opinion of Our Financial Advisor

We retained Credit Suisse First Boston to act as our exclusive financial advisor in connection with the proposed merger. In connection with Credit Suisse First Boston’s engagement, we requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to the holders of our common stock, other than our affiliates, of the merger consideration to be received by the holders of our common stock in the merger. On December 8, 2005, our board of directors met to review the proposed merger. During this meeting, Credit Suisse First Boston reviewed with our board of directors certain financial analysis, as described below, and rendered its oral opinion to our board of directors, which opinion was subsequently confirmed by delivery of a written opinion dated December 8, 2005, that, as of that date and based on and subject to the various considerations described in the Credit Suisse First Boston opinion, the merger consideration to be received by the holders of our common stock, other than our affiliates, in the merger was fair to such holders of our common stock, from a financial point of view.

The full text of the Credit Suisse First Boston opinion, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of the review undertaken by Credit Suisse First Boston in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated by reference in its entirety. Holders of our common stock are urged to, and should, read this opinion carefully and in its entirety. The Credit Suisse First

Boston opinion addresses only the fairness, from a financial point of view, to the holders of our common stock, other than our affiliates, of the merger consideration to be received by such holders of our common stock as of the date of the Credit Suisse First Boston opinion. The Credit Suisse First Boston opinion does not address any other aspect of the proposed merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or any other matter relating to the merger. The summary of the Credit Suisse First Boston opinion in this proxy statement is qualified in its entirety by reference to the full text of the Credit Suisse First Boston opinion.

In connection with its opinion, Credit Suisse First Boston, among other things,

•       reviewed the merger agreement and certain related documents;

•       reviewed certain publicly available business and financial information relating to JAMDAT;

•       reviewed certain other information relating to JAMDAT, including financial forecasts, provided to or discussed with Credit Suisse First Boston by JAMDAT, and met with the management of JAMDAT to discuss the business and prospects of JAMDAT;

•       considered certain financial and stock market data of JAMDAT, and compared that data with similar data for other publicly held companies in businesses Credit Suisse First Boston deemed similar to JAMDAT;

•       considered, to the extent publicly available, the financial terms of certain other business combinations and transactions which have recently been effected or announced; and

•       considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Credit Suisse First Boston deemed relevant.

In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for JAMDAT that Credit Suisse First Boston reviewed, our management advised Credit Suisse First Boston, and Credit Suisse First Boston assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to our future financial performance. Credit Suisse First Boston also assumed, with our consent, that in the course of obtaining any necessary regulatory or third party approvals, consents and agreements for the merger, no modification, delay, limitation, restriction or condition would be imposed that would have an adverse effect on us or the contemplated benefits of the merger and that the merger would be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any material term, condition or agreement therein. In addition, Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of our assets or liabilities (contingent or otherwise) and Credit Suisse First Boston was not furnished with any such evaluations or appraisals. The Credit Suisse First Boston opinion addressed only the fairness, from a financial point of view, to the holders of our common stock of the merger consideration to be received by such stockholders in the merger, other than our affiliates, and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. The Credit Suisse First Boston opinion was necessarily based upon information made available to Credit Suisse First Boston as of the date of its opinion and upon financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. The Credit Suisse First Boston opinion did not address the relative merits of the merger as compared to other business strategies or transactions that might be available to us, nor did it address our underlying business decision to proceed with the merger.

In preparing its opinion to our board, Credit Suisse First Boston performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments with respect to the analyses and factors that it considered. Credit Suisse First Boston arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion. In its analyses, Credit Suisse First Boston considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control. No company, transaction or business used by Credit Suisse First Boston in its analyses as a comparison is identical to our company or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in the analyses performed by Credit Suisse First Boston and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, the analyses performed by Credit Suisse First Boston are inherently subject to substantial uncertainty.

The opinion of Credit Suisse First Boston and its financial analyses were only one of many factors considered by our board in its evaluation of the proposed merger and should not be viewed as determinative of the views of our board or management with respect to the merger or the merger consideration.

The following is a summary of the material financial analyses performed by Credit Suisse First Boston in connection with the preparation of its opinion and reviewed with our board of directors at a meeting of our board of directors on December 8, 2005. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Credit Suisse First Boston, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Credit Suisse First Boston.

Selected Companies Analysis

Using publicly available information, Credit Suisse First Boston compared certain financial information of our company with that of other companies in the U.S. mobile content and U.S. publishing sectors of the video game software industry, including:

U.S. Mobile Content	U.S. Publishers
• VeriSign, Inc.	• Electronic Arts Inc.
• InfoSpace, Inc.	• Activision, Inc.
• THQ Inc.

Such information included, among other things, observed trading multiples of (i) fully-diluted aggregate value (calculated as fully-diluted equity value plus net debt) as a multiple of calendar year 2006 estimated EBITDA and (ii) price per share as a multiple of calendar year 2006 estimated earnings per share. Financial data for the selected publicly held companies was based on publicly available information and research analyst estimates. All multiples were based on closing stock prices on December 7, 2005. From the observed trading multiples for the selected companies, Credit Suisse First Boston derived (i) a reference range of multiples of fully-diluted aggregate value to estimated EBITDA for calendar year 2006 of 10.0x to 15.0x and (ii) a reference range of multiples of price per share to estimated earnings per share for calendar year 2006 of 20.0x to 25.0x. Credit Suisse First Boston then used these derived reference ranges of multiples to calculate ranges of implied prices per share of our common stock using two different sets of estimates for our EBITDA and earnings per share for calendar year 2006 - publicly available research analyst estimates (“Street Case”) and our management’s estimates (“Management Case”). The following table summarizes the ranges of prices per share of our common stock that were implied by this analysis:

	Reference Multiple Range	Implied Price per JAMDAT Share
Prices Implied using Management Case Estimates
Fully-Diluted Aggregate Value as a multiple of estimated CY2006 EBITDA	10.0x–15.0x	$15.44–$22.96
Price Per Share as a multiple of estimated CY2006 Earnings Per Share	20.0x–25.0x	$21.26–$26.57
Prices Implied using Street Case Estimates
Fully-Diluted Aggregate Value as a multiple of estimated CY2006 EBITDA	10.0x–15.0x	$13.45–$20.09
Price Per Share as a multiple of estimated CY2006 Earnings Per Share	20.0x–25.0x	$18.95–$23.68

You should be aware that no company used as a comparison in the comparable companies analysis is identical to us. In addition, mathematical analysis, such as determining the mean or the median, is not in itself a meaningful method of using comparable company or market trading data.

Selected Acquisitions Analysis

Using publicly available information, Credit Suisse First Boston reviewed several financial metrics from the following 19 selected transactions in the mobile content and Internet industries:

	Acquiror	Target
Mobile Content
	Openwave Systems Inc.	Musiwave S.A.
	CYBIRD Co., Ltd.	Airborne Entertainment Inc.
	For-Side.com Co. Ltd.	iTouch PLC
	JAMDAT Mobile Inc.	Blue Lava Wireless, LLC
	VeriSign, Inc.	LightSurf Technologies, Inc.
	JAMDAT Mobile Inc.	Downtown Wireless, LLC
	VeriSign, Inc.	Jamba! AG

Internet
	eBay, Inc.	Skype Technologies S.A.
	News Corp.	IGN Entertainment, Inc.
	ValueClick, Inc.	Fastclick, Inc.
	News Corp.	Intermix Media, Inc.
	The E.W. Scripps Company	Shopzilla, Inc.
	eBay, Inc.	Shopping.com Ltd.
	Experian Inc.	LowerMyBills, Inc.
	Hellman & Friedman LLC	DoubleClick Inc.
	Greenfield Online Inc.	Ciao GmbH
	Acxiom Corp.	Digital Impact, Inc.
	IAC/InterActiveCorp	Ask Jeeves, Inc.
	The New York Times Co.	About, Inc.

For those selected precedent transactions for which sufficient financial information was publicly available, Credit Suisse First Boston calculated (i) the fully-diluted aggregate value (calculated as fully-diluted equity value plus net debt) of the target company as a multiple of the target company’s estimated next twelve months (NTM) EBITDA and (ii) the price per share paid by the acquiror as a multiple of the target company’s estimated NTM earnings per share. Multiples for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. From the observed multiples for the selected transactions, Credit Suisse First Boston derived (i) a reference range of multiples of fully-diluted aggregate value to estimated NTM EBITDA of 14.7x to 16.3x and (ii) a reference range of multiples of price per share to estimated NTM earnings per share of 22.8x to 27.1x. Credit Suisse First Boston then used these derived reference ranges of multiples to calculate ranges of implied prices per share of our common stock using the Street Case estimates and the Management Case estimates. The following table summarizes the ranges of prices per share of our common stock that were implied by this analysis:

	Reference Multiple Range	Implied Price Per JAMDAT Share
Prices Implied using Management Case Estimates
Fully-Diluted Aggregate Value as a multiple of estimated NTM EBITDA	14.7x–16.3x	$21.00–$23.32
Price Per Share as a multiple of estimated NTM Earnings Per Share	22.8x–27.1x	$23.89–$28.43
Prices Implied using Street Case Estimates
Fully-Diluted Aggregate Value as a multiple of estimated NTM EBITDA	14.7x–16.3x	$18.64–$20.68
Price Per Share as a multiple of estimated NTM Earnings Per Share	22.8x–27.1x	$19.61–$23.34

No company or transaction utilized as a comparison in this analysis is identical to JAMDAT or the contemplated merger. Mathematical analysis, such as determining the mean or the median, is not in itself a meaningful method of using comparable market trading data.

Discounted Cash Flow Analysis

Credit Suisse First Boston calculated the estimated present value of the standalone, unlevered, after-tax free cash flows that our company could generate over calendar years 2006 through 2010, based on internal estimates of our management. Credit Suisse First Boston then calculated a range of estimated terminal values for our company by multiplying our calendar year 2011 estimated EBITDA by selected terminal EBITDA multiples ranging from 9.0x to 11.0x. The estimated after-tax free cash flows and terminal values were then discounted to the present value using discount rates ranging from 19% to 21%. This analysis indicated the following range of implied prices per share of our common stock:

Implied Price Per JAMDAT Share	$22.56–$28.69

Credit Suisse First Boston also conducted a sensitivity analysis to calculate the sensitivity of the prices implied by the discounted cash flow analysis to selected changes in certain assumptions, multiples and discount rates used in the analysis. The discounted cash flow analysis implied a JAMDAT share price of $25.52 using the following assumptions:  (i) a 34% revenue compound annual growth rate (CAGR), (ii) a terminal EBITDA margin of 31%, (iii) a terminal EBITDA multiple of 10x and (iv) a 20% discount rate. The following table summarizes the changes to the implied JAMDAT share price of $25.52 that would result from the following variations in such assumptions:  (i) a 5% decrease and increase in revenue CAGR from the base case of 34%, (ii) a 5% decrease and increase in terminal EBITDA margin from the base case of 31%, (iii) a 2x decrease and increase in the terminal EBITDA multiple from the base case of 10x, and (iv) a 2% decrease and increase in the discount rate from the base case of 20%:

Changes in Implied Price from Implied Price of $25.52
Revenue CAGR (-/+ 5% from base rate of 34%)	$(5.19)–$4.77
Terminal EBITDA Margin (-/+ 5% from base margin of 31%)	$(4.36)–$3.32
Terminal EBITDA Multiple (-/+ 2x from base multiple of 10x)	$(4.20)–$4.20
Discount Rate (-/+ 2% from base rate of 20%)	$(1.84)–$2.03

Other Factors

In rendering its opinion, Credit Suisse First Boston also reviewed other factors, including:

•      historical trading prices and trading volumes of our common stock;

•       publicly available research analysts’ price targets and financial projections for our company; and

•       the average premiums paid in all-cash acquisitions of technology companies with transaction values of $450 million to $1.0 billion announced since January 1, 2003 and the premiums implied in the merger based on the merger consideration and the closing prices of our common stock over various periods.

Miscellaneous

JAMDAT selected Credit Suisse First Boston based on Credit Suisse First Boston’s qualifications, expertise and reputation, and its familiarity with JAMDAT and its business. Credit Suisse First Boston is an internationally recognized investment banking and advisory firm. Credit Suisse First Boston, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Pursuant to an engagement letter dated as of October 19, 2005, JAMDAT engaged Credit Suisse First Boston to provide financial advisory services to our board of directors in connection with the merger, including, among other things, rendering its opinion. Pursuant to the terms of the engagement letter, Credit Suisse First Boston will receive a customary fee for its services, a significant portion of which is contingent upon the consummation of the merger. Credit Suisse First Boston received a fee for rendering its opinion. In addition, JAMDAT has agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including the reasonable fees and expenses of legal counsel, and to indemnify Credit Suisse First Boston and certain related persons against certain liabilities and expenses arising out of or in conjunction with its rendering of services under its engagement, including liabilities arising under the federal securities laws.

Interests of JAMDAT Executive Officers and Directors in the Merger

When considering the recommendation of our board of directors, you should be aware that our executive officers, including Mitch Lasky, our Chairman of the Board and Chief Executive Officer, have interests in the merger other than their interests as JAMDAT stockholders generally, pursuant to certain agreements between such executive officers and us and pursuant to offer letters of employment and other agreements with Electronic Arts. These interests may be different from, or in conflict with, your interests as a JAMDAT stockholder. The members of our board of directors were aware of these additional interests, and considered them, when they adopted the merger agreement.

The following individuals are our executive officers and directors:

Mitch Lasky	Chairman of the Board and Chief Executive Officer
Michael Marchetti	Chief Financial Officer
Scott Lahman	President, Publishing
Zachary Norman	Senior Vice President, Studios
Minard Hamilton	Executive Vice President, Sales and Brand Partnership
Craig Gatarz	Chief Operating Officer and General Counsel
Alexandre Taillefer	President, JAMDAT Mobile (Canada)
Toshi Iwata	President, JAMDAT Mobile (Japan)
Henk Rogers	Director and Managing Director, JAMDAT Mobile (Hawaii)
J. William Gurley	Director
Paul Vais	Director
Michael Lynton	Director

Overview

Prior to entering into the merger agreement, our existing severance arrangements with our executive officers, other than Mr. Lasky, provided that each of them would be entitled to certain payments and benefits upon the termination of his employment without “cause” or resignation for “good reason” (as those terms are defined in each executive officer’s severance agreement with JAMDAT), in each case within 120 days before or 360 days following stockholder approval of the merger, see below under “Other JAMDAT Compensation Arrangements—Severance Agreements.”  In consideration for Electronic Arts’ offer of employment (i) Messrs. Lasky, Lahman and Norman entered into offer letters of employment, (ii) Mr. Hamilton entered into an agreement to negotiate in good faith an offer letter of employment prior to the closing of the merger, and (iii) Mr. Gatarz entered into a transition services agreement with Electronic Arts, in each case, which provide for the payments and benefits described below. In addition,

Mr. Marchetti and Electronic Arts have reached an understanding regarding the proposed economic terms of an offer letter of employment. With respect to Messrs. Lasky, Lahman and Norman, these new payments and benefits supersede and replace all prior agreements concerning employment, severance and compensation between JAMDAT and the executive, including any provisions that provide for acceleration of vesting of any stock options or restricted stock awards being assumed by Electronic Arts in the merger, subject to certain exceptions described below under “New Employment Relationships with Electronic Arts.”

Our executive officers may also be entitled to additional payments and benefits in connection with the merger, as described below under “Other JAMDAT Compensation Arrangements.” Certain of our executive officers have waived their rights with respect to certain of these other payments and benefits, including, with respect to Messrs. Lasky, Hamilton and Gatarz, their right to accelerated vesting of 50% of their unvested shares of JAMDAT common stock as a result of the change in control effected by the merger, as described under the headings “—Waiver of Severance Rights and Acceleration” and “—Waiver of Single-Trigger Acceleration.”

Our directors may also be entitled to benefits in connection with the merger, as described below under “Other JAMDAT Compensation Arrangements.”

New Employment Relationships with Electronic Arts

Concurrently with the execution of the merger agreement, Messrs. Lasky, Lahman and Norman entered into offer letters of employment with Electronic Arts, Mr. Hamilton entered into an agreement to negotiate in good faith an offer letter of employment prior to the closing of the merger, and Mr. Gatarz entered into a transition services agreement with Electronic Arts. In each case, these agreements are contingent upon the closing of the merger and will become effective upon the closing of the merger. The employment of Messrs. Lasky, Lahman, Norman and Gatarz will continue on an at-will basis until terminated by either party at any time for any reason. A summary of the material terms of the new agreements with Electronic Arts follows.

Mitch Lasky, Scott Lahman and Zachary Norman

Title and Salary.   Upon the closing of the merger, Mr. Lasky will have the title of Senior Vice President, Mobile and will receive an annual base salary of $425,000, Mr. Lahman will have the title of Vice President, Mobile and will receive an annual base salary of $235,000, and Mr. Norman will have the title of Vice President, Worldwide Studio, Mobile and will receive an annual base salary of $235,000.

Sign-On Incentive Bonus.   At the closing of the merger, Mr. Lasky will receive a sign-on bonus of $300,000.

Annual Bonus.   Messrs. Lasky, Lahman and Norman will also be eligible to participate in Electronic Arts’ discretionary bonus program beginning April 1, 2006 and for subsequent years during their employment with Electronic Arts. Messrs. Lasky, Lahman and Norman’s discretionary bonus target will be 55%, 45% and 40%, respectively, of their respective annual base salary. The discretionary bonus is typically determined by Electronic Arts at the end of its fiscal year (which ends March 31st) and paid in or about the following May. To receive payment of a discretionary bonus, the recipient of the bonus must be an employee of Electronic Arts on the payment date.

Benefits.   Each of Messrs. Lasky, Lahman and Norman will participate in either a continuation of JAMDAT’s benefit plans or the benefit plans of Electronic Arts for which such executive is eligible. If JAMDAT’s benefit plans do not continue, Messrs. Lasky, Lahman and Norman will receive benefits and be able to participate in Electronic Arts’ benefit plans at a level that is no less favorable than other comparable executives of Electronic Arts.

New JAMDAT Option Grants.   Prior to the closing of the merger, and in connection with its annual option grant to its executive officers, JAMDAT will grant to Messrs. Lasky, Lahman and Norman an option to purchase 200,000 shares, 85,000 shares and 85,000 shares, respectively, of JAMDAT common stock in accordance with JAMDAT’s 2004 Equity Incentive Plan, which we refer to as the 2004 Plan. The exercise price of the options will be equal to the fair market value of JAMDAT’s common stock on the date of grant. Subject to each of these executive’s continued employment with Electronic Arts following the merger as well as the terms of the 2004 Plan, the option agreement governing each option grant and the respective offer letters of employment with Electronic Arts, each option will begin vesting and become exercisable as to 24% of the underlying shares 12 months from the date of grant and will continue to vest as to an additional 2% of the underlying shares on the first calendar day of each month thereafter for 38 months. The options will expire 10 years from the date of grant, subject to earlier expiration upon termination of the applicable executive’s employment. The vesting and exercisability of the options will not accelerate upon the closing of the merger or upon termination of the executive’s employment with JAMDAT or Electronic Arts.

Sign-On JAMDAT Option Grants.   Immediately prior to, and contingent upon, the closing of the merger, JAMDAT will grant to each of Messrs. Lasky, Lahman and Norman additional options to purchase such number of shares of JAMDAT common stock in accordance with the 2004 Plan as will convert into 125,000 shares, 40,000 shares and 40,000 shares, respectively, of Electronic Arts common stock according to the exchange ratio contained in the merger agreement. The exercise price of the options will be equal to the fair market value of JAMDAT’s common stock on the date of grant. Subject to the applicable executive’s continued employment with Electronic Arts, the 2004 Plan, and the terms of such executive’s option agreement and offer letter of employment with Electronic Arts, (i) the portion of the options to purchase the number of shares of JAMDAT common stock that will convert into 75,000 shares of Electronic Arts common stock with respect to Mr. Lasky’s grant, 25,000 shares of Electronic Arts common stock with respect to Mr. Lahman’s grant, and 25,000 shares of Electronic Arts common stock with respect to Mr. Norman’s grant, will vest and become exercisable as to 24% of the underlying shares 12 months from the date of grant and will continue to vest as to an additional 2% of the underlying shares on the first calendar day of each month thereafter for 38 months; and (ii) all of the portion of the options to purchase the number of shares of JAMDAT common stock that will convert into 50,000 shares of Electronic Arts common stock with respect to Mr. Lasky’s grant, 15,000 shares of Electronic Arts common stock with respect to Mr. Lahman’s grant, and 15,000 shares of Electronic Arts common stock with respect to Mr. Norman’s grant, will vest and become exercisable on the fourth anniversary of the closing of the merger. The options will expire 10 years from the date of grant, subject to earlier expiration upon termination of the applicable executive’s employment. The vesting and exercisability of the options will not accelerate upon the closing of the merger or upon termination of the executive’s employment with JAMDAT or Electronic Arts.

Assumption of JAMDAT Options.   At the closing of the merger, all of the outstanding JAMDAT stock options held by Messrs. Lasky, Lahman and Norman, including the new JAMDAT options and the sign-on JAMDAT options will be assumed by Electronic Arts and exchanged for options to acquire Electronic Arts common stock based on the exchange ratio contained in the merger agreement and as described more fully in this proxy statement. As long as Messrs. Lasky, Lahman and Norman remain employed by Electronic Arts, their respective options will continue to vest according to the vesting schedule contained in the applicable JAMDAT option agreement, except that, in connection with their offer letters of employment with Electronic Arts, each of Messrs. Lasky, Lahman and Norman have waived the acceleration rights that they may have otherwise been entitled to in connection with the merger or a subsequent event, subject to certain exceptions described below under the heading “—Waiver of Severance Rights and Acceleration.”

Conversion of JAMDAT Shares.   At the closing of the merger, each share of JAMDAT common stock held by Messrs. Lasky, Lahman and Norman will automatically be converted into the right to receive the cash merger consideration as set forth in the merger agreement. However, they will not receive the merger consideration at the effective time of the merger with respect to any shares of JAMDAT common stock that are restricted, not vested or subject to repurchase by us. Instead, Electronic Arts will retain all cash otherwise payable in exchange for each unvested share of JAMDAT common stock that immediately prior to the merger was either unvested or subject to repurchase rights. Electronic Arts will pay out this retained cash on the date that such unvested shares of JAMDAT common stock would have become vested or the date the applicable repurchase rights would have lapsed in accordance with the vesting schedule in place for these shares immediately prior to the closing date of the merger, subject to certain exceptions described below under “—Waiver of Severance Rights and Acceleration.”  Electronic Arts will have all outstanding rights to repurchase unvested shares of JAMDAT common stock that JAMDAT may hold or similar restrictions in JAMDAT’s favor immediately prior to the closing of the merger.

Waiver of Severance Rights and Acceleration.   Except as otherwise described under this heading, the offer letters of employment between each of Messrs. Lasky, Lahman and Norman and Electronic Arts supersede and replace all prior agreements concerning employment, severance and compensation between JAMDAT and the executive, including any provision that provides for acceleration of vesting of any awards being assumed by Electronic Arts in the merger (collectively referred to in this proxy statement as prior compensation agreements). Except as described below, each of Messrs. Lasky, Lahman and Norman have also agreed to waive their rights to accelerated vesting of options and unvested shares of JAMDAT common stock and to severance benefits contained in prior compensation agreements that they would otherwise be entitled to upon termination of their employment or as a result of a change in control of JAMDAT.

With respect to Mr. Lasky, his waiver of acceleration described above includes a waiver of his right of acceleration of vesting immediately upon the closing of the merger with respect to 50% of his then-unvested shares of JAMDAT common stock outstanding immediately prior to the signing of the merger agreement on December 8, 2005. The aggregate amount of any merger consideration Mr. Lasky would have been entitled to at the closing of the merger had he not waived his rights of acceleration with respect to his unvested shares of JAMDAT common stock, will vest and be paid ratably over the remaining vesting schedule applicable to such shares that did not accelerate at the closing of the merger. In addition, if Electronic Arts terminates Mr. Lasky’s employment other than for “cause” or Mr. Lasky resigns for “good reason” (as these terms are defined in Mr. Lasky’s offer letter of employment with Electronic Arts and as described below) on or after the first anniversary of the closing of the merger, but prior to complete payment of the payment to be made by Electronic Arts described in the previous sentence, then, upon his termination or resignation, all remaining payments will be paid to Mr. Lasky. As of December 8, 2005, Mr. Lasky held 93,477 unvested shares of JAMDAT common stock. Upon the closing of the merger, pursuant to currently existing restricted stock agreements with JAMDAT executed on November 27, 2002 and March 8, 2004, as described under the heading “Other JAMDAT Compensation Arrangements—Options and Other Stock-Based Compensation,” but for the waiver, Mr. Lasky would have been entitled to receive accelerated vesting of 50% of these previously unvested shares of JAMDAT common stock.

With respect to Messrs. Lahman and Norman only, their waiver of acceleration described above does not apply to their rights of acceleration of vesting immediately upon the closing of the merger with respect to 50% of the then-unvested shares of JAMDAT common stock held by such executive officers outstanding immediately prior to the signing of the merger agreement on December 8, 2005. As of December 8, 2005, Mr. Lahman held 21,181 unvested shares of JAMDAT common stock and Mr. Norman held 17,633 unvested shares of JAMDAT common stock. Upon the closing of the merger, pursuant to currently existing restricted stock agreements with JAMDAT executed on November 27, 2002 and March 8, 2004, as described under the heading “Other JAMDAT Compensation Arrangements—Options and Other Stock Based Compensation,” Messrs. Lahman and Norman will receive accelerated vesting of 50% of these previously unvested shares of JAMDAT common stock.

Messrs. Lasky, Lahman and Norman have also agreed that acceptance of their new position with Electronic Arts will not entitle them to any severance and other benefits that they may have otherwise been entitled to under their prior compensation arrangements upon a termination other than for “cause” or resignation for “good reason” (as those terms are defined in the prior compensation agreements) and that they will not be entitled to any benefits upon such a termination except as described in their offer letters of employment with Electronic Arts. Under the offer letters of employment with Electronic Arts, if Electronic Arts terminates the employment of any of Messrs. Lasky, Lahman and Norman other than for “cause” or the executive resigns for “good reason” (as these terms are defined in the respective offer letters of employment with Electronic Arts and as described below) prior to the first anniversary of the closing date of the merger and the executive executes and does not revoke a release of claims in favor of Electronic Arts, then the executive will be entitled to receive any severance benefits under his prior compensation arrangements that he waived pursuant to his offer letter of employment with Electronic Arts and the executive will immediately vest in, or Electronic Arts’ repurchase rights will immediately lapse with respect to, that number of shares to which he was entitled to acceleration of exercisability or vesting pursuant to each award assumed by Electronic Arts granted prior to December 8, 2005 without regard to any waiver of these rights by the executive described above. The executive will also be entitled to receive any accrued but unpaid salary through the date of termination, the reimbursement of outstanding business expenses incurred by the executive prior to the date of termination, and any benefits under Electronic Arts’ stock option, restricted stock and other equity-incentive, welfare or benefit plans or programs for which the executive is eligible.

As used above, with respect to Messrs. Lasky, Lahman and Norman, “cause” means termination as a result of the executive’s

•       continued material failure to perform his duties to Electronic Arts (other than due to death or permanent disability) to a reasonably satisfactory level after receipt by the executive of a demand for performance and an opportunity to cure;

•       engaging in an act of gross negligence or willful misconduct with respect to Electronic Arts’ business;

•       engaging in any other intentional misconduct that has had or will have a material adverse effect on Electronic Arts’ reputation or business;

•       being convicted of, or a plea of no contest to, a felony;

•       committing an act of fraud against, or willful misappropriation of property belonging to, Electronic Arts; or

•       material uncured breach of a material term of the executive’s offer letter of employment following notice and a 15-day opportunity to cure such breach.

For purposes of the preceding paragraph, a termination for “good reason” means,

•       the executive’s resignation after his relocation without consent more than 50 miles from his then current location;

•       the executive’s annual base salary contained in his offer letter of employment is reduced (other than equivalent percentage reductions applicable to the executive’s entire business unit);

•       a material adverse change in the executive’s title or function contained in his offer letter of employment; or

•       in the case of Mr. Lasky, a material adverse change in Mr. Lasky’s title, function or reporting (which means failure to have substantially all operational employees, including development, sales, marketing, deployment and customer support report directly or indirectly to Mr. Lasky or in the event there is an equal or senior executive to Mr. Lasky in the mobile division of Electronic Arts or in the event that Mr. Lasky does not report directly to the chief executive officer of Electronic Arts).

Minard Hamilton

Offer Letter.   Mr. Hamilton and Electronic Arts have agreed in writing to act in good faith to negotiate an offer letter of employment between Electronic Arts and Mr. Hamilton prior to the closing of the merger.

Agreement Bonus.   As consideration for entering into an agreement with Electronic Arts containing the terms described in this proxy statement, upon the closing of the merger, Mr. Hamilton will receive a bonus of $225,000.

Waiver of Single-Trigger Acceleration.   Subject to Mr. Hamilton’s receipt of the bonus described above, Mr. Hamilton has agreed to waive certain acceleration rights which would have caused the acceleration of the lapsing of JAMDAT’s repurchase right as to 50% of Mr. Hamilton’s unvested shares of JAMDAT common stock immediately upon the closing of the merger. The aggregate consideration that would have been paid to Mr. Hamilton as a result of the merger had he not agreed to the waiver described above, will vest and be paid to Mr. Hamilton in accordance with the vesting schedule contained in the applicable restricted stock agreement without giving effect to any right of acceleration upon the merger. As of December 8, 2005, Mr. Hamilton held 19,411 unvested shares of JAMDAT common stock. Upon the closing of the merger, pursuant to currently existing restricted stock agreements with JAMDAT executed on November 27, 2002 and March 8, 2004, as described under the heading “Other JAMDAT Compensation Arrangements—Options and Other Stock-Based Compensation,” but for the waiver, Mr. Hamilton would have been entitled to receive accelerated vesting of 50% of these previously unvested shares of JAMDAT common stock.

Severance and Other Change in Control Benefits.   Except as described above, Mr. Hamilton has not agreed to waive any other provision or agreement with JAMDAT, and, as such, he will be entitled to any rights to severance payments, other benefits or acceleration (except as set forth above), that he may have as a result of the change in control effected by the merger, see “Other JAMDAT Compensation Arrangements.”

New JAMDAT Option Grants.   In addition, Mr. Hamilton may be entitled to certain option grants prior to or at the effective time of the merger. At the closing of the merger, all of the outstanding stock options held by Mr. Hamilton will be assumed by Electronic Arts and exchanged for options to acquire Electronic Arts common stock based on the exchange ratio contained in the merger agreement and as described more fully in this proxy statement. As long as Mr. Hamilton remains employed by Electronic Arts, his options will continue to vest according to the vesting schedule contained in the applicable JAMDAT option agreement.

Craig Gatarz

Title and Salary.   Upon the closing of the merger, Mr. Gatarz will be employed by Electronic Arts to assist with specific integration activities related to his job capacity and function at JAMDAT and will receive an annual base salary of $280,000.

Sign-On Incentive Bonus.   Upon commencement of Mr. Gatarz’s employment with Electronic Arts, Mr. Gatarz will receive a sign-on bonus of $50,000.

Monthly Bonus.   Mr. Gatarz will receive a bonus of $25,000 on each of the first three monthly anniversaries of the closing date of the merger. In the event that Electronic Arts terminates Mr. Gatarz’s employment for any reason prior to the payment of the third monthly bonus, Mr. Gatarz will be entitled to receive the unpaid portion of all unpaid monthly bonuses (up to the maximum amount of $75,000).

Benefits.   Mr. Gatarz will participate in either a continuation of JAMDAT’s benefit plans or the benefit plans of Electronic Arts for which he is eligible. If JAMDAT’s plans do not continue, Mr. Gatarz will receive benefits and be able to participate in Electronic Arts’ benefit plans at a level that is no less favorable than other comparable executives of Electronic Arts.

Waiver of Single-Trigger Acceleration.   Subject to Mr. Gatarz’s receipt of a bonus of $50,000 as described above, Mr. Gatarz has agreed to waive certain acceleration rights which would have caused the acceleration of the lapsing of JAMDAT’s repurchase right as to 50% of Mr. Gatarz’s unvested shares of JAMDAT common stock immediately upon the closing of the merger. The aggregate consideration that would have been paid to Mr. Gatarz as a result of the merger had he not agreed to the waiver described above, will vest and be paid to Mr. Gatarz in accordance with the vesting schedule contained in the applicable restricted stock agreement without giving effect to any right of acceleration upon the merger. As of December 8, 2005, Mr. Gatarz held 22,565 unvested shares of JAMDAT common stock. Upon the closing of the merger, pursuant to currently existing restricted stock agreements with JAMDAT executed on November 27, 2002 and March 8, 2004, as described under the heading “Other JAMDAT Compensation Arrangements—Options and Other Stock-Based Compensation,” but for the waiver, Mr. Gatarz would have been entitled to receive accelerated vesting of 50% of these previously unvested shares of JAMDAT common stock.

Severance and Other Change in Control Benefits.   Upon the closing of the merger and Mr. Gatarz’s acceptance of employment with Electronic Arts pursuant to his transition services agreement, Mr. Gatarz will be entitled to any rights to severance payments, other benefits or acceleration (except as set forth above), that he may have as a result of his resignation for “good reason” or “involuntary termination” (or any other similar concept) as such terms are defined in any agreement between JAMDAT and Mr. Gatarz, see “Other JAMDAT Compensation Arrangements.”

New JAMDAT Option Grants.   In addition, Mr. Gatarz may be entitled to certain option grants prior to or at the effective time of the merger. At the closing of the merger, all of the outstanding stock options held by Mr. Gatarz will be assumed by Electronic Arts and exchanged for options to acquire Electronic Arts common stock based on the exchange ratio contained in the merger agreement and as described more fully in this proxy statement. As long as Mr. Gatarz remains employed by Electronic Arts, his options will continue to vest according to the vesting schedule contained in the applicable JAMDAT option agreement.

Michael Marchetti

Mr. Marchetti and Electronic Arts have reached an understanding regarding the proposed economic terms of an offer letter of employment. These economic terms include an annual base salary of $330,000, a sign-on bonus of $250,000, a discretionary bonus target of 50% of his annual base salary and certain other rights and benefits. In addition, these economic terms provide that, subject to Mr. Marchetti's receipt of a bonus of $250,000 as described above and commencement of his employment with Electronic Arts, Mr. Marchetti will waive certain acceleration rights which would have caused the acceleration of the lapsing of JAMDAT’s repurchase right as to 50% of Mr. Marchetti’s unvested shares of JAMDAT common stock immediately upon the closing of the merger. As of December 8, 2005, Mr. Marchetti held 41,772 unvested shares of JAMDAT common stock.

Timing of Payments

If the payments or benefits that Messrs. Lasky, Lahman, Norman, Hamilton and Gatarz, as the case may be, are entitled to receive in connection with a termination of employment under their respective offer letters of employment with Electronic Arts constitute “deferred compensation” subject to Section 409A of the Internal Revenue Code of 1986, and the executive is deemed at the time of such termination of employment to be a “specified” employee under Section 409A of the Internal Revenue Code of 1986, then such payments or benefits will generally not be made or commence until the date that is six months after termination of such executive’s employment, the date the executive becomes disabled, or the date of the executive’s death, to the extent necessary to avoid subjecting such executive to adverse tax treatment. To the extent that the payments or benefits are so deferred, those deferred amounts will accrue interest at a per annum rate equal to the highest rate of interest applicable to six (6)-month money market accounts offered by the following institutions: Citibank N.A., Wells Fargo Bank, N.A. or Bank of America, on the date of such “separation from service.”

Non-Competition Agreement

In connection with the execution by Messrs. Lasky, Lahman and Norman of their offer letters of employment with Electronic Arts, each of these executive officers has also executed a related Non-Competition Agreement which provides that for a period of two years, or, in the case of Mr. Lasky, for a period of three years, following completion of the merger, each executive officer will be subject to restrictive covenants that generally prohibit him from:

•       participating, for himself or any other person, in any business engaged in the development and distribution of downloadable wireless entertainment applications for mobile telephone devices anywhere in the world;

•       interfering with the relationship between us or Electronic Arts and its employees by inducing any employee to terminate his or her employment to accept employment with or provide services to any business that competes with us or Electronic Arts anywhere in the world;

•       soliciting for employment on behalf of the executive or any other person, any person who is at the time in question, or who was in the past three months, our employee or an employee of Electronic Arts; or

•       inducing or assisting any other person to engage in any of the activities described above.

Other JAMDAT Compensation Arrangements

Severance Agreements.   We have entered into severance agreements, dated February 28, 2003, with each of Messrs Marchetti, Lahman, Norman, Hamilton and Gatarz. These severance agreements provide that should any of these executives resign for “good reason,” or be terminated without “cause” (as such terms are defined in the severance agreements) within 120 days before or 360 days following stockholder approval of the merger, then such executive will receive an amount equal to one times his annual base salary plus continued health plan coverage for 12 months. Additionally, if such executive resigns for good reason, or is terminated without cause within 120 days before stockholder approval of the merger, then our repurchase rights will lapse with respect to any unvested shares of JAMDAT common stock granted to the executive pursuant to any restricted stock agreement entered into on or prior to November 27, 2002, and such executive will receive a fully vested interest in the stock. For purposes of these agreements, a termination “without cause” means a termination for reasons other than intentional and willful gross misconduct that is materially and demonstrably injurious to the company. For purposes of these agreements, “good reason” means any material change in the executive’s title, duties or responsibilities, a material reduction to his base salary, a material failure by JAMDAT to comply with the agreement, a relocation to greater than 50 miles from our current facility or a failure of our successor to assume his agreement. Messrs. Lahman and Norman have agreed, pursuant to the agreements between the executive officers and Electronic Arts, generally to waive all severance payments and benefits under their respective severance agreement, other than as described above under “New Employment Relationships with Electronic Arts.”

Options and Other Stock-Based Compensation.   Under their existing restricted stock agreements with JAMDAT, Messrs. Lasky, Marchetti, Lahman, Norman, Hamilton and Gatarz are each entitled to accelerated vesting of 50% of their unvested shares of JAMDAT common stock upon a change in control. However, Messrs Lasky, Hamilton and Gatarz have each waived this right of acceleration, subject to certain exceptions as described under “New Employment Relationships with Electronic Arts—Waiver of Severance Rights and Acceleration” and “—Waiver of Single-Trigger Acceleration.” Without regard to this waiver with respect to Messrs. Lasky, Hamilton and Gatarz, the following shares were subject to a right of acceleration as of December 8, 2005:

Name	Number of shares of restricted stock subject to a single- trigger right of acceleration	Dollar Value of shares subject to a single-trigger right of acceleration
Mitch Lasky	46,738.5	$1,261,939.50
Michael Marchetti	20,886.0	$563,922.00
Scott Lahman	10,590.5	$285,943.50
Zachary Norman	8,816.5	$238,045.50
Minard Hamilton	9,705.5	$262,048.50
Craig Gatarz	11,282.5	$304,627.50
Total	108,019.5	$2,916,526.50

In addition, each of the following executive officers may be entitled to accelerated vesting of the following unvested shares of JAMDAT common stock, as of December 8, 2005, if such executive officer is terminated in connection with or at any time following the merger, other than for cause pursuant to a written employment agreement:

Name	Number of shares of restricted stock subject to a double- trigger right of acceleration*	Dollar value of shares of restricted stock subject to a double-trigger right of acceleration
Mitch Lasky	93,477	$2,523,879
Michael Marchetti	41,772	$1,127,844
Scott Lahman	21,181	$571,887
Zachary Norman	17,633	$476,091
Minard Hamilton	19,411	$524,097
Craig Gatarz	22,565	$609,255
Total	216,039	$5,833,053

*           Includes shares of restricted stock that are also subject to a single-trigger right of acceleration as reflected in the previous table.

In addition, each of the following executive officers will be entitled to accelerated vesting of the following unvested options, as of December 8, 2005, immediately upon the closing of the merger in accordance with the terms of the agreements covering their option grants:

Name	Number of option shares subject to a single trigger right of acceleration	Dollar value of option shares subject to a single trigger right of acceleration
Toshi Iwata	4,861	$124,830
Alexandre Taillefer	15,735	$419,652
Total	20,596	$544,482

In addition, each of the following executive officers and directors may be entitled to accelerated vesting of the following unvested options as of December 8, 2005, if such executive officer or director is subject to “involuntary termination” (as described below) within the 12 month period following the merger:

Name	Number of option shares subject to a double- trigger right of acceleration*	Dollar value of option shares subject to a double-trigger right of acceleration
Mitch Lasky	68,000	$748,000
Michael Marchetti	92,184	$1,014,024
Scott Lahman	20,400	$224,400
Zachary Norman	17,000	$187,000
Minard Hamilton	70,400	$664,900
Craig Gatarz	46,092	$507,012
Toshi Iwata	16,522	$324,461
Alexandre Taillefer	56,470	$1,059,555
Michael Lynton	6,667	$19,334
Total	393,735	$4,748,686

*           Includes option shares that are also subject to a single-trigger right of acceleration as reflected in the previous table.

As used in the stock option agreements governing the options contained in the table above, “involuntary termination” means a termination of the executive’s employment by reason of: (i) the involuntary discharge of the executive for reasons other than “cause”; or (ii) the voluntary resignation of the executive following (A) a material adverse change in his title, stature, authority or responsibilities, (B) a material reduction in his base salary or annual bonus opportunity or (C) receipt of notice that his principal workplace will be relocated by more than 50 miles. The term “cause” means any of the following acts or omissions on the part of the executive: any act of dishonesty, any disclosure of confidential information, negligence or misconduct, failure to perform duties to the standards required by us or neglect of his duties, any illegal act, drug, alcohol or other substance abuse, or any act or omission which has an adverse effect on our reputation or business operations.

Indemnification and Insurance.   The merger agreement provides that Electronic Arts will ensure that each current and former officer and director of JAMDAT will continue to be indemnified to the extent provided under our current certificate of incorporation and bylaws for a period of six years after the effective date of the merger for his or her acts or omissions occurring prior to the effective time of the merger. In addition, Electronic Arts will ensure that any indemnity agreements between us and our officers and directors will continue in full force after the merger. The merger agreement also requires Electronic Arts to maintain the directors and officers insurance policies of JAMDAT (or equivalent policies) for at least six years after the consummation of the merger. Electronic Arts, however, will not be required to pay premiums, which on an annual basis exceed 200% of the current annual premium paid by JAMDAT for directors’ and officers’ liability insurance.

Form of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, EArts(Delaware), Inc., a wholly owned subsidiary of Electronic Arts, and a party to the merger agreement, will merge with and into us. We will survive the merger as a wholly owned subsidiary of Electronic Arts.

Merger Consideration

At the effective time of the merger, each outstanding share of our common stock (other than treasury shares, shares held by Electronic Arts or any direct or indirect wholly owned subsidiary of Electronic Arts or us, and shares held by stockholders who perfect their appraisal rights) will be converted into the right to receive $27.00 in cash, without interest and less any applicable withholding tax. Treasury shares and shares held by Electronic Arts or any direct or indirect wholly owned subsidiary of Electronic Arts or us will be canceled immediately prior to the effective time of the merger.

As of the effective time of the merger, all shares of our common stock will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate representing any shares of our common stock will cease to have any rights as a stockholder, except the right to receive $27.00 per share in cash, without interest and less applicable withholding tax (other than stockholders who have properly perfected their appraisal rights). The per share merger consideration of $27.00 was determined through arm’s-length negotiations between Electronic Arts and us.

Treatment of Stock Based Awards

Stock Options

At the effective time of the merger, each JAMDAT stock option that is outstanding and unexercised, whether or not vested, will be assumed by Electronic Arts and will be automatically converted into an option to purchase a number of shares of Electronic Arts common stock, determined by multiplying the number of shares of JAMDAT common stock underlying such JAMDAT stock option at the effective time by a fraction, the numerator of which is $27.00 and the denominator of which is the average closing sale price of one share of Electronic Arts common stock as quoted on The Nasdaq National Market for the five most recent trading days preceding the effective time including the day of the effective time if (but only if) the effective time is after the close of trading. If the foregoing calculation results in an assumed JAMDAT stock option being exercisable for a fraction of a share of Electronic Arts common stock, then the number of shares of Electronic Arts common stock subject to such option will be rounded up to the nearest whole number of shares of Electronic Arts common stock. The exercise price per share for options assumed by Electronic Arts is equal to the per share exercise price for the shares otherwise purchasable pursuant to such JAMDAT stock option upon the closing of the merger divided by the same fraction described above. Any restriction on the exercise of any former JAMDAT option will continue in full force and effect and the term, exercisability, vesting schedule and other provisions of any former JAMDAT option will continue in full force and effect after the assumption of such option by Electronic Arts. Pursuant to existing option agreements with JAMDAT, Messrs. Iwata and Taillefer are each entitled to accelerated vesting of 50% of their unvested stock options as a result of the change in control effected by the merger as described under “Other JAMDAT Compensation Arrangements—

Options and Other Stock Based Compensation.” In addition, certain other executive officers, directors and employees of JAMDAT may be entitled to accelerated vesting of all or a portion of their unvested stock options as a result of the change in control effected by the merger or termination of their employment or services pursuant to the terms of their option agreements with JAMDAT.

Restricted Stock

Any shares of our common stock that are restricted, not vested or subject to rights of repurchase by us will not receive the merger consideration at the effective time of the merger. Instead, such shares will be exchanged in the merger for the $27.00 per share cash merger consideration, but the delivery of the merger consideration will be subject to the same terms, conditions, restrictions, vesting arrangements and repurchase rights as were applicable to the shares at the effective time of the merger. Electronic Arts will pay the merger consideration in cash, without interest and less any applicable withholding tax, to holders of restricted stock on the date that such shares would have vested or the repurchase rights would have lapsed under their existing vesting schedule. If vesting of the shares of restricted stock ceases, then no cash payment will be made with respect to the restricted stock, except for the repurchase price. Electronic Arts will have all outstanding repurchase rights with respect to the restricted stock that we have immediately prior to the effective time and the repurchase rights shall thereafter be exercisable by Electronic Arts upon the same terms and subject to the same conditions that were in effect immediately prior to the effective time, except that repurchase rights may be exercised by Electronic Arts paying to the former holder thereof the repurchase price in effect for each such share subject to that repurchase right immediately prior to the effective time of the merger.

Pursuant to existing restricted stock agreements with JAMDAT, Messrs. Lasky, Marchetti, Lahman, Hamilton, Norman and Gatarz are each entitled to accelerated vesting of 50% of their unvested shares of JAMDAT common stock as a result of the change in control effected by the merger. All of these executive officers, other than Messrs. Marchetti, Lahman and Norman, have waived this right of acceleration, subject to certain exceptions as described under “New Employment Relationships with Electronic Arts—Waiver of Severance Rights and Acceleration” and “—Waiver of Single-Trigger Acceleration.” We have also entered into severance agreements, dated February 28, 2003, with each of Messrs Marchetti, Lahman, Norman, Hamilton and Gatarz, which entitle these executive officers to accelerated vesting of their unvested shares of JAMDAT common stock granted to them on or prior to November 27, 2002 if they are terminated within the period of time specified in the severance agreements, as described under “Other JAMDAT Compensation Arrangements—Severance Agreements.” All of these executive officers, other than Messrs. Marchetti, Hamilton and Gatarz, have waived their rights under their severance agreements with JAMDAT, subject to certain exceptions. In addition, certain other executive officers, directors and employees of JAMDAT may be entitled to accelerated vesting of all or a portion of their unvested shares of JAMDAT common stock upon the change in control effected by the merger or termination of their employment or services pursuant to the terms of their restricted stock agreements or severance agreements with JAMDAT. Other than as described above, no vesting, acceleration, or lapse of repurchase rights, will occur with respect to any shares of restricted stock immediately upon the merger. For more information regarding the waiver by certain executive officers of certain rights of acceleration of their restricted stock, see “New Employment Relationships with Electronic Arts—Waiver of Severance Rights and Acceleration” and “—Waiver of Single-Trigger Acceleration.”

Warrants

All warrants to purchase our shares of common stock outstanding before completion of the merger will be assumed by Electronic Arts.

Escrowed Shares

Each share of our common stock held in escrow will be treated in the same manner as our other outstanding shares of common stock and will receive $27.00 in cash without interest upon completion of the merger. The merger consideration will be paid to the escrow agent and will be held in escrow under the terms of the escrow agreement.

Effective Time of the Merger

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by Electronic Arts and us and specified in such certificate of merger. The filing of the certificate of merger will occur at the closing, which will take place not later than the second business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as is agreed upon by Electronic Arts and us. We currently anticipate the merger to be completed in the first quarter of calendar 2006.

Delisting and Deregistration of JAMDAT Common Stock

If the merger is completed, our common stock will be delisted from and will no longer be traded on The Nasdaq National Market and will be deregistered under the Securities Exchange Act. Following the completion of the merger, JAMDAT will no longer be a public company.

Material United States Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger to stockholders of JAMDAT whose shares of JAMDAT common stock are converted into the right to receive cash in the merger. The following summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions and administrative rulings, all of which are subject to change, possibly with retroactive effect. The summary does not address all of the U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rules, including: non-U.S. persons, U.S. expatriates, insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, mutual funds, insurance companies, cooperatives, pass-through entities and investors in such entities, stockholders who have a functional currency other than the U.S. Dollar, stockholders who hold their shares of JAMDAT common stock as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction or who are subject to alternative minimum tax or stockholders who acquired their shares of JAMDAT common stock upon the exercise of employee stock options or otherwise as compensation. Further, this discussion does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local or foreign tax consequences relating to the merger.

The Merger.   The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the merger and the stockholder’s adjusted tax basis in the shares of JAMDAT common stock converted into cash in the merger. If shares of JAMDAT common stock are held by a stockholder as capital assets, gain or loss recognized by such stockholder will be capital gain or loss, which will be long-term capital gain or loss if the stockholder’s holding period for the shares of JAMDAT common stock exceeds one year at the time of the merger. Capital gains recognized by an individual upon a disposition of a share of JAMDAT that has been held for more than one year generally will be subject to a maximum U.S. federal income tax rate of 15%

or, in the case of a share that has been held for one year or less, will be subject to tax at ordinary income tax rates. In addition, there are limits on the deductibility of capital losses. The amount and character of gain or loss must be determined separately for each block of JAMDAT common stock (i.e., shares acquired at the same cost in a single transaction) converted into cash in the merger.

Backup Withholding.   A stockholder (other than certain exempt stockholders, including, among others, all corporations and certain foreign individuals) whose shares of JAMDAT common stock are converted into the merger consideration may be subject to backup withholding at the then applicable rate (under current law, the backup withholding rate is 28%) unless the stockholder provides the stockholder’s taxpayer identification number, or TIN, and certifies under penalties of perjury that such TIN is correct (or properly certifies that it is awaiting a TIN) and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder that does not furnish a required TIN or that does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty imposed by the Internal Revenue Service, or the IRS. Each stockholder that is an individual should complete and sign the Substitute Form W-9 included as part of the letter of transmittal that will be sent to stockholders promptly following closing of the merger so as to provide the information and certification necessary to avoid backup withholding. Each foreign individual stockholder must submit a signed statement (such as a Certificate of Foreign Status on Form W-8BEN) attesting to his or her exempt status. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder by filing a U.S. federal income tax return.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE HEREOF. STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

Regulatory Matters

The completion of the merger is subject to expiration or termination of the applicable waiting periods under the HSR Act and the rules thereunder, and under applicable foreign antitrust laws. Under the HSR Act and the rules thereunder, the merger may not be completed unless certain information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and applicable waiting periods expire or are terminated. Electronic Arts and JAMDAT have each filed a notification and report form pursuant to the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission and requested early termination of the waiting period. Even if the waiting period under the HSR Act is terminated, the Antitrust Division, the Federal Trade Commission or others could take action under the applicable antitrust laws with respect to the merger, including seeking to enjoin the closing of the merger, to rescind the merger or to conditionally approve the merger. In addition, we may be required to make filings in one or more foreign jurisdictions with anti-competition authorities with respect to the merger, and in certain circumstances, receive their approval prior to consummation of the merger. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Legal Proceedings Regarding the Merger

On December 12, 2005, we and our directors were named as defendants in a purported stockholder class action complaint, captioned Fox v. JAMDAT Mobile Inc., et al., Case No. BC34436 in the Los Angeles

Superior Court of the State of California. The complaint generally alleges that our officers and directors breached fiduciary duties owed to our stockholders in connection with the merger. We believe that the claims are without merit.

Appraisal Rights

JAMDAT stockholders have the right to demand an appraisal of their shares and litigate an appraisal proceeding in the Court of Chancery of the State of Delaware, at the conclusion of which the court will determine and award the stockholders who demanded appraisal the fair value of their JAMDAT common stock which amount may be less than, equal to, or greater than the merger consideration. To pursue an appraisal, a stockholder must comply with Section 262 of the Delaware General Corporation Law, or DGCL, a copy of which is attached to this proxy statement as Annex D. Holders of stock options for current JAMDAT common stock are not entitled to appraisal rights.

Below is a summary of the steps you must take if you are a JAMDAT stockholder and you wish to exercise your appraisal rights. You are strongly urged to read Section 262 of the DGCL carefully and in its entirety if you are considering the exercise of your appraisal rights. Failure to comply with the procedure set forth in Section 262 may terminate your appraisal rights. Because of the complexity of the law relating to appraisal rights, stockholders who are considering objecting to the merger are encouraged to read these provisions carefully and should consult their own legal advisors.

1.          You must make a written demand for appraisal.

You must deliver a written demand for appraisal to us at 3415 South Sepulveda Boulevard, Suite 700, Los Angeles, California 90034, Attention: Secretary, before the vote on the merger is taken at the special meeting. A vote against the merger alone will not constitute a valid demand for appraisal, and you therefore must provide written notice separate from your proxy. A demand for appraisal must reasonably inform us of the identity of the stockholder of record that is exercising appraisal rights. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a record holder; however, in the demand, the agent must identify the record owner or owners and expressly disclose that the agent is executing the demand as an agent for the record owner or owners. A record holder may exercise appraisal rights for only a portion of the shares held of record, such as when a broker who holds shares as nominee for several beneficial owners exercises appraisal rights for the shares held for one or more beneficial owners and does not exercise rights for the shares held for other beneficial owners. In this case, the written demand should state the number of shares for which appraisal rights are being demanded. When no number of shares is stated, the demand will be presumed to cover all shares held of record by the nominee.

2.          You must refrain from voting for approval of the merger.

You must not vote your shares of JAMDAT common stock for approval of the merger. You can terminate your right to appraisal, even if you have previously filed a written demand for appraisal, if you return a signed proxy and:

(A)                    fail to vote against approval and adoption of the merger agreement and the approval of the merger; or

(B)                     fail to note that you are abstaining from voting.

Because a signed proxy which does not contain voting instructions will, unless revoked, be voted in favor of adoption of the merger agreement, if you wish to exercise the right to dissent from the merger and demand appraisal rights under Section 262 of the DGCL, you must vote against the adoption of the merger agreement or abstain from voting on the merger agreement proposal.

3.          You or another stockholder seeking appraisal must petition the Court of Chancery of the State of Delaware.

Within 120 days after the effective date of the merger, either the surviving corporation in the merger or any stockholder who has complied with the conditions of Section 262 of the DGCL may file a petition in the Court of Chancery of the State of Delaware to have the court determine the value of the shares of stock held by all of the stockholders who are entitled to appraisal rights. JAMDAT has no intention at this time, or any obligation, to file such a petition. If you and JAMDAT cannot agree on such a fair value and you or another stockholder does not file a petition within 120 days after the effective date of the merger, you will lose your appraisal rights.

4.          Appraisal of shares.

If a petition for appraisal is timely filed, then the party filing the petition will have the right to litigate an appraisal proceeding in the Court of Chancery of the State of Delaware. During the proceeding, the court will determine the stockholders who are entitled to appraisal and at the conclusion of the proceeding, the court will determine the fair value of the shares held by the stockholders seeking an appraisal, exclusive of any value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be the fair value. In determining the fair value, the court will consider all relevant factors. The judicially determined fair value may be more than, the same as, or less than the merger consideration. The costs of the appraisal proceeding may be assessed against JAMDAT and/or the dissenting stockholders, as the court deems equitable under the circumstances. Attorneys’ fees are typically borne by the party incurring them, however the stockholder pursuing an appraisal proceeding may request that the court allocate the expenses incurred by the stockholder in connection with the appraisal proceeding to be charged pro rata against the value of all of the shares entitled to appraisal.

5.          Withdrawal of demand.

You may withdraw your demand for appraisal and accept the merger consideration by delivering to JAMDAT a written withdrawal of your demand, except that (1) any attempt to withdraw your demand for appraisal made more than 60 days after the completion of the merger will require the written approval of JAMDAT, and (2) any attempt to withdraw a demand or dismiss an appraisal proceeding after an appraisal petition is filed requires the approval of the court.

Failure to follow the steps required by Section 262 of the DGCL for exercising appraisal rights may result in the loss of such rights (in which event a JAMDAT stockholder will be entitled to receive the applicable merger consideration with respect to such dissenting shares in accordance with the merger agreement). In view of the complexity of the provisions of Section 262 of the DGCL, JAMDAT stockholders who are considering objecting to the merger are urged to consult their own legal advisors.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. JAMDAT urges you to read carefully the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you.

The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about JAMDAT. Such information can be found elsewhere in this document and in the other public filings we make with the Securities and Exchange Commission, or the SEC, which are available, without charge, at http://www.sec.gov.

The representations and warranties described below and included in the merger agreement were made by JAMDAT to Electronic Arts. These representations and warranties were made as of specific dates and are qualified by information in confidential disclosure schedules that we delivered to Electronic Arts in connection with signing the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating risk between JAMDAT and Electronic Arts rather than to establish matters as facts. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone or relied upon as characterizations of the actual state of facts, and you should read the information provided elsewhere in this document and in the documents incorporated by reference into this document for information regarding JAMDAT and its business. See “Where You Can Find More Information” on page 65.

Effective Time

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by Electronic Arts and us and specified in the certificate of merger. The filing of the certificate of merger will occur at the closing, which will take place not later than the second business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as is agreed upon by Electronic Arts and us. We currently anticipate the merger to be completed in the first quarter of calendar 2006.

Conversion of Shares; Procedures for Exchange of Certificates

The conversion of each outstanding share of our common stock into the right to receive $27.00 per share in cash, without interest and less any applicable withholding tax, will occur automatically at the effective time of the merger. Promptly following the effective time of the merger,                                      , the exchange agent, will send a letter of transmittal to each former JAMDAT stockholder. The letter of transmittal will contain instructions for obtaining cash in exchange for shares of our common stock.

Upon surrender of a stock certificate representing shares of our common stock, together with a duly completed and validly executed letter of transmittal, and any other documents that may be reasonably required by the exchange agent, the holder of the certificate will be entitled to receive from the exchange agent, acting on behalf of Electronic Arts, $27.00 in cash for each share represented by the stock certificate, and that stock certificate will be canceled.

In the event of a transfer of ownership of our common stock that is not registered in our stock transfer books, the merger consideration for shares of our common stock so transferred may be paid to a person other than the person in whose name the surrendered certificate is registered if:

•       the certificate is properly endorsed and is otherwise in proper form for transfer, and

•       the person requesting such payment:

•       pays to Electronic Arts or its designated agent any transfer or other taxes resulting from the payment of merger consideration to a person other than the registered holder of the certificate; or

•       establishes to the satisfaction of Electronic Arts or its designated agent that such tax has been paid or is not applicable.

No interest will be paid or will accrue on any cash payable in connection with the merger upon the surrender of stock certificates representing shares of our common stock. The cash paid upon conversion of shares of our common stock in the merger will be issued in full satisfaction of all rights relating to those shares of our common stock.

Treatment of Stock Based Awards

Stock Options

At the effective time of the merger, each JAMDAT stock option that is outstanding and unexercised, whether or not vested, will be assumed by Electronic Arts and will be automatically converted into an option to purchase a number of shares of Electronic Arts common stock, determined by multiplying the number of shares of JAMDAT common stock underlying such JAMDAT stock option at the effective time by a fraction, the numerator of which is $27.00 and the denominator of which is the average closing sale price of one share of Electronic Arts common stock as quoted on The Nasdaq National Market for the five most recent trading days preceding the effective time including the day of the effective time if (but only if) the effective time is after the close of trading. If the foregoing calculation results in an assumed JAMDAT stock option being exercisable for a fraction of a share of Electronic Arts common stock, then the number of shares of Electronic Arts common stock subject to such option will be rounded up to the nearest whole number of shares of Electronic Arts common stock. The exercise price per share for options assumed by Electronic Arts is equal to the per share exercise price for the shares otherwise purchasable pursuant to such JAMDAT stock option upon the closing of the merger divided by the same fraction described above. Any restriction on the exercise of any former JAMDAT option will continue in full force and effect and the term, exercisability, vesting schedule and other provisions of any former JAMDAT option will continue in full force and effect after the assumption of such option by Electronic Arts. Pursuant to existing option agreements with JAMDAT, Messrs. Iwata and Taillefer are each entitled to accelerated vesting of 50% of their unvested stock options as a result of the change in control effected by the merger as described under “Other JAMDAT Compensation Arrangements—Options and Other Stock Based Compensation.” In addition, certain other executive officers, directors and employees of JAMDAT may be entitled to accelerated vesting of all or a portion of their unvested stock options as a result of the change in control effected by the merger or termination of their employment or services pursuant to the terms of their option agreements with JAMDAT.

Restricted Stock

Any shares of our common stock that are restricted, not vested or subject to rights of repurchase by us will not receive the merger consideration at the effective time of the merger. Instead, such shares will be exchanged in the merger for the $27.00 per share cash merger consideration, but the delivery of the merger consideration will be subject to the same terms, conditions, restrictions, vesting arrangements and repurchase rights as were applicable to the shares at the effective time of the merger. Electronic Arts will pay the merger consideration in cash, without interest and less any applicable withholding tax, to holders of restricted stock on the date that such shares would have vested or the repurchase rights would have lapsed under their existing vesting schedule. If vesting of the shares of restricted stock ceases, then no cash payment will be made with respect to the restricted stock, except for the repurchase price. Electronic Arts will have all outstanding repurchase rights with respect to the restricted stock that we have immediately prior to the effective time and the repurchase rights shall thereafter be exercisable by Electronic Arts upon the same terms and subject to the same conditions that were in effect immediately prior to the effective time, except that repurchase rights may be exercised by Electronic Arts paying to the former holder thereof the repurchase price in effect for each such share subject to that repurchase right immediately prior to the effective time of the merger.

Pursuant to existing restricted stock agreements with JAMDAT, Messrs. Lasky, Marchetti, Lahman, Hamilton, Norman and Gatarz are each entitled to accelerated vesting of 50% of their unvested shares of JAMDAT common stock as a result of the change in control effected by the merger. All of these executive officers, other than Messrs. Marchetti, Lahman and Norman, have waived this right of acceleration, subject to certain exceptions as described under “New Employment Relationships with Electronic Arts—Waiver of Severance Rights and Acceleration” and “—Waiver of Single-Trigger Acceleration.” We have also entered into severance agreements, dated February 28, 2003, with each of Messrs Marchetti, Lahman, Norman, Hamilton and Gatarz, which entitle these executive officers to accelerated vesting of their unvested shares of JAMDAT common stock granted to them on or prior to November 27, 2002 if they are terminated within the period of time specified in the severance agreements, as described under “Other JAMDAT Compensation Arrangements—Severance Agreements.” All of these executive officers, other than Messrs. Marchetti, Hamilton and Gatarz, have waived their rights under their severance agreements with JAMDAT, subject to certain exceptions. In addition, certain other executive officers, directors and employees of JAMDAT may be entitled to accelerated vesting of all or a portion of their unvested shares of JAMDAT common stock upon the change in control effected by the merger or termination of their employment or services pursuant to the terms of their restricted stock agreements or severance agreements with JAMDAT. Other than as described above, no vesting, acceleration, or lapse of repurchase rights, will occur with respect to any shares of restricted stock immediately upon the merger. For more information regarding the waiver by certain executive officers of certain rights of acceleration of their restricted stock, see “New Employment Relationships with Electronic Arts—Waiver of Severance Rights and Acceleration” and “—Waiver of Single-Trigger Acceleration.”

Warrants

All warrants to purchase our shares of common stock outstanding before completion of the merger will be assumed by Electronic Arts.

Escrowed Shares

Each share of JAMDAT common stock held in escrow will be treated in the same manner as our other outstanding shares of common stock and will receive $27.00 in cash, without interest, upon completion of the merger. The merger consideration will be paid to the escrow agent and will be held in escrow under the terms of the escrow agreement.

Representations and Warranties

We made a number of representations and warranties to Electronic Arts and merger sub relating to, among other things:

•       our corporate organization, subsidiaries and similar corporate matters;

•       our capital structure;

•       the authorization, execution, delivery and enforceability of, and required consents, approvals, orders and authorizations of, and filings with, governmental authorities relating to, the merger agreement and related matters with respect to JAMDAT;

•       our compliance with applicable laws, judgments and permits;

•       documents and financial statements that JAMDAT has filed with the SEC since our initial public offering, lack of undisclosed liabilities, our compliance with the Sarbanes-Oxley Act of 2002 and other matters with respect to our internal controls and procedures;

•       the accuracy of information supplied by JAMDAT in connection with this proxy statement.

•       in each case since September 30, 2005, the absence of: a material adverse effect on JAMDAT; dividends or purchases of capital stock;  certain employee-related events;  any changes in accounting methods or practices; sale or transfer of any intellectual property right or other material asset; or loans to any person, including to executive officers;

•       our employee benefit plans and agreements and matters relating to the Employee Retirement Income Security Act;

•       our significant customers;

•       contracts material to JAMDAT;

•       the absence of pending or threatened litigation, governmental investigations or internal investigations;

•       environmental matters with respect to the operations of JAMDAT;

•       our intellectual property;

•       tax matters with respect to JAMDAT;

•       insurance matters;

•       our receipt of a fairness opinion from Credit Suisse First Boston;

•       brokers, investment bankers and financial advisors;

•       title to our real properties;

•       affiliate transactions;

•       our material products;

•       our development tools; and

•       our compliance with export control laws.

Our representations and warranties expire at the effective time of the merger.

Electronic Arts and merger sub made a number of representations and warranties to us in the merger agreement relating to, among other things:

•       their corporate organization and similar corporate matters;

•       the authorization, execution, delivery and enforceability of, and required consents, approvals, orders and authorizations of, and filings with governmental authorities relating to, the merger agreement and related matters with respect to Electronic Arts and merger sub;

•       merger sub’s lack of prior operating activity;

•       their ownership of our common stock; and

•       the sufficiency of Electronic Arts’ capital resources to effect the merger.

The representations and warranties of Electronic Arts and merger sub expire at the effective time of the merger.

Conduct of Business Pending the Merger

In the merger agreement, we have agreed that we and our subsidiaries will conduct our operations in the ordinary and usual course of business consistent with past practice, and will not take any action inconsistent with the merger agreement, will use reasonable best efforts to keep available the services of our current officers, employees and consultants, preserve our current relationships with our customers, suppliers, distributors and business partners, maintain our current insurance, maintain in working condition and good order and repair all of our assets and other properties and protect our intellectual property.

In addition, we have agreed to various restrictions on the conduct of our business between the signing of the merger agreement and the effective time, with specified exceptions for ordinary course transactions and other matters, including restrictions on our and our subsidiaries’ ability to:

•       acquire or purchase a substantial equity interest in, or a substantial portion of, the assets of any business, corporation, partnership, association or other business organization or enter into any agreement providing for any merger, acquisition, divestiture or similar transaction;

•       sell, lease, license or otherwise dispose of any of our properties or assets;

•       amend or propose to amend our certificate of incorporation or bylaws or comparable governing instruments of any of our subsidiaries;

•       declare, set aside or pay any dividend or other distribution payable in cash, capital stock or  property with respect to any shares of our capital stock;

•       purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any shares of our capital stock or other equity interests or any options, warrants or rights to acquire any of our capital stock, securities or interests (except for repurchases of our common stock from former employees pursuant to repurchase rights and purchases of the securities of our subsidiaries in the ordinary course of business related to intra-company financing);

•       split, combine or reclassify any outstanding shares of our capital stock;

•       issue, sell, authorize, or agree to the issuance or sale of, any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of our common stock or our subsidiaries common stock;

•       grant, amend or change the terms of any outstanding options, or accelerate or change the period of exercisability or vesting of any outstanding options, or amend any repurchase rights or accelerate or change the period of vesting of any shares of our common stock subject to repurchase rights, or authorize cash payments in exchange for any outstanding options;

•       take any action with respect to the grant of, or increase in any severance or termination pay to, any of our current or former directors, executive officers or employees;

•       execute any employment, deferred compensation or other similar agreement or any amendment to any such existing agreement with any of our directors, executive officers or employees;

•       increase the benefits payable under any existing severance or termination pay policies or employment agreements;

•       increase the compensation, bonus or other benefits of current or former directors, executive officers or employees;

•       pay any bonuses to employees in excess of certain agreed upon amounts;

•       adopt or establish any new employee benefit plan or amend any existing employee benefit plan;

•       pay any benefit to a current or former director, executive officer or employee of ours that is not required by any existing agreement or employee benefit plan;

•       hire any employees at the vice president or equivalent level or above, or enter into, amend or extend the term of, any employment or consulting agreement with any of our officers, employees, consultants or independent contractors;

•       make any material changes in our tax or accounting policies; make or rescind any tax election; make any change to our method or adopt any method of reporting income, deductions, or other tax items for tax purposes that is inconsistent with positions taken, elections made or methods used in reporting such tax items in prior periods by us, except as may be required by applicable law; or settle or compromise any tax liability;

•       commence any legal proceeding, or settle, compromise or otherwise resolve any litigation or other legal proceedings, involving intellectual property that is used in the development or distribution of, or that is incorporated into, any of our material products or involving the payment of more than $100,000 in any one case;

•       (i) incur any indebtedness other than (A) short-term borrowings incurred in the ordinary course of business not to exceed in the aggregate $500,000, (B) borrowings incurred on commercially reasonable terms to refinance indebtedness that existed on the date of the merger agreement in an amount equal to no more than the principal amount of the indebtedness refinanced, or (C) indebtedness incurred on commercially reasonable terms to finance any payments required to be made under the terms of certain acquisition agreements, or (ii) modify the terms of any existing indebtedness;

•       assume, guarantee, endorse or otherwise become liable for, the obligations of any other person;

•       make any loans or advances, except loans made to or for the benefit of our subsidiaries or loans not in excess of $100,000 in the aggregate;

•       create or assume any material lien on any asset;

•       pay or discharge any claims or liabilities other than the payment in the ordinary course of business consistent with past practices of claims or liabilities as of September 30, 2005 or that were incurred after September 30, 2005 in the ordinary course of business;

•       write off any accounts or notes receivable in excess of $100,000 in the aggregate;

•       make or commit to make capital expenditures in excess of $750,000 in any three month period  after the date of the merger agreement;

•       make any loans or advances to, or any investments in, or capital contributions to, any person, including any of our officers, directors or employees, other than our subsidiaries;

•       forgive or discharge in whole or in part any outstanding loans or advances; or otherwise materially modify any loan previously granted other than loans or advances made by us to one of our subsidiaries in the ordinary course of business related to intercompany financing;

•       enter into any agreement or arrangement that limits or otherwise restricts us or our subsidiaries or that after the effective time would be reasonably expected to restrict Electronic Arts or any of its subsidiaries or affiliates from engaging or competing in any line of business or in any geographic area, or which provides exclusive rights or “most favored nation” rights of any kind or scope to any party (other than certain rights having limited duration granted to wireless carriers and other distributors  in the ordinary course of business);

•       terminate, amend, modify or waive any provision of any standstill agreement to which we are a party, or any confidentiality agreement not entered into in the ordinary course of business or fail to enforce, to the fullest extent permitted by law, the provisions of such agreement;

•       terminate, or amend or modify in any material respect, any material contract, or enter into any contract that would have been a material contract if it were in effect on the date of the merger agreement, other than agreements with wireless carriers, distributors and customers in the ordinary course of business consistent with past practices; and

•       intentionally take any action that would make any of our representations or warranties contained in the merger agreement inaccurate in any material respect at, or as of any time prior to, the effective time, which action is not cured within thirty (30) days after notice thereof.

Electronic Arts and merger sub have agreed that during the period from the date of the merger agreement until the closing of the merger, they will not engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to delay the consummation of, or otherwise adversely affect, the merger.

No Solicitation of Third Parties by JAMDAT

We have agreed that we will not, and will not permit any of our subsidiaries to, and we will use all reasonable efforts to ensure that our directors, officers or employees or any of our investment bankers, attorneys, accountants or other advisors or representatives will not, directly or indirectly unless the merger agreement is terminated:

•       solicit, initiate, seek, entertain, encourage, facilitate, support or induce the making, submission or announcement of any other acquisition proposal or the making of any inquiry, expression of interest, proposal or offer that could reasonably be expected to lead to another acquisition proposal;

•       enter into, continue or otherwise participate in any communications or negotiations regarding, or furnish to any person any non-public information with respect to, any acquisition proposal or a proposal that could reasonably be expected to lead to another acquisition proposal;

•       agree to, accept, approve or recommend any other acquisition proposal;

•       enter into any letter of intent or any other contract relating to any other acquisition proposal;

•       submit any other acquisition proposal to the vote of our stockholders;

•  withhold or modify, in a manner adverse to Electronic Arts, the approval of our board of directors of the merger agreement; or

•  take any action or position that is inconsistent with or withdraws or modifies in a manner adverse to Electronic Arts any determination or recommendation of our board of directors in favor of the merger.

An “acquisition proposal” means any agreement, offer, proposal or indication of interest (other than from Electronic Arts or merger sub) or any public announcement relating to, or involving: (A) the acquisition by any person or group of more than a 10% interest in our total outstanding voting securities or those of any of our subsidiaries or any tender or exchange offer that would result in any person beneficially owning 10% or more of our total outstanding voting securities, (B) any merger or other business combination involving us or our subsidiaries, or (C) any sale, transfer or disposition (other than in the ordinary course of business) of 10% or more of our total revenue or consolidated assets.

At any time prior to obtaining stockholder approval, our board of directors may nevertheless in response to an unsolicited bona fide written acquisition proposal following the date of the merger agreement that is not otherwise obtained in violation of the restrictions set forth in the immediately preceding bullet points and that our board of directors reasonably determines in good faith is or is likely to become an offer that is superior to the merger:

•       enter into discussions with the party or parties making the acquisition proposal; and

•       furnish to the party or parties making the acquisition proposal non-public information with respect to us and our subsidiaries pursuant to a confidentiality agreement;

provided that we first notify Electronic Arts in writing of the terms and conditions of such acquisition proposal and the identity of the person making it and furnish the same information to Electronic Arts on a prior to or contemporaneous basis.

A “superior offer” means an unsolicited, bona fide written offer made by a third party to acquire, pursuant to a tender or exchange offer, merger or other business combination (including by means of a tender offer followed by a back-end merger), all or substantially all of our assets or all of our total outstanding voting securities and as a result of which our stockholders would hold less than 50% of the equity interests in the surviving or resulting entity for consideration consisting exclusively of cash and/or publicly-traded equity securities on terms that our board of directors has in its good faith judgment concluded (following consultation with our financial advisor) would be, if consummated, more favorable to our stockholders than the terms of the merger agreement taking into consideration whether the offer is reasonably likely to be consummated and whether financing is fully committed and non-contingent.

We have agreed to advise Electronic Arts within 24 hours of the receipt of any acquisition proposal, any inquiry or notice that contemplates an acquisition proposal, or any request for non-public information that could reasonably be expected to lead to an acquisition proposal, the material terms and conditions of such acquisition proposal, inquiry or request, the identity of the person making any such acquisition proposal, inquiry or request and a copy of all written materials provided to us in connection with the proposal. We have also agreed to provide Electronic Arts with at least three business days’ prior notice (or such lesser prior notice as provided to the members of our board of directors but in no event less than 24 hours) of any meeting of our board of directors at which our board is expected to discuss any acquisition proposal.

Nothing in the merger agreement prevents our board of directors from withholding or modifying its recommendation to our stockholders in favor of approval of the merger agreement if: (1) approval of our stockholders of the merger has not yet been obtained; (2) we have not violated any of the restrictions in the merger agreement related to holding the stockholder meeting or soliciting other proposals; (3) a superior offer is made to us and is not withdrawn; (4) we have promptly provided written notice to Electronic Arts of the superior offer and our intent to change our recommendation; and (5) after negotiating in good faith with Electronic Arts for five business days, our board of directors has concluded in its good faith judgment, after consultation with our outside legal counsel, that, in light of such superior offer and any offer made by Electronic Arts, the failure to withhold or modify such recommendation would be inconsistent with its fiduciary obligations to our stockholders under applicable legal requirements.

Conditions to the Completion of the Merger

Each party’s obligation to effect the merger is subject to the satisfaction or waiver of various conditions, which include the following:

Electronic Arts and we are obligated to effect the merger only if the following conditions are satisfied or waived:

•       the merger agreement is approved by our stockholders at the special meeting;

•       no court or other governmental order is issued and in effect preventing or prohibiting the closing of the merger; and

•       the waiting period required under the HSR Act and any similar foreign antitrust laws has terminated or expired.

Electronic Arts will not be obligated to effect the merger unless the following conditions are satisfied (or waived by Electronic Arts):

•       the representations and warranties made by us in the merger agreement related to our organization, capitalization, authority to enter into the merger agreement and no conflicts and governmental approvals are true and correct in all material respects as of signing and closing (except those representations that speak as of a particular date);

•       our remaining representations and warranties made in the merger agreement are true and correct as of signing and closing (except those representations that speak of a particular date), except where the failure of such representations and warranties to be true and correct do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on JAMDAT;

•       we have performed in all material respects all obligations required to be performed by us under the merger agreement at or prior to the closing of the merger;

•       there is no pending or threatened action in which any governmental entity is a party, which, if ruled against us, would prevent or limit the consummation of any transaction contemplated by the merger agreement, cause any of the transactions contemplated by the merger agreement to be rescinded or adversely affect the right or ability of Electronic Arts to own us;

•       we have not suffered a material adverse effect since the date of the merger agreement that is continuing; and

•       our principal executive officer and principal financial officer will not have failed to provide the certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act.

We will not be obligated to effect the merger unless the following conditions are satisfied (or waived by us):

•       the representations and warranties made by Electronic Arts in the merger agreement related to its organization, no conflicts and governmental approvals and available funds are true and correct as of signing and closing (except those representations that speak as of a particular date);

•       Electronic Arts’ remaining representations and warranties made pursuant to the merger agreement are true and correct in all material respects as of signing and closing, (except those representations that speak of a particular date); and

•       Electronic Arts has performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing of the merger.

Termination of the Merger Agreement

Electronic Arts and we can terminate the merger agreement under certain circumstances, including:

•       by mutual written consent;

•       by either Electronic Arts or us, if the merger has not been completed by April 30, 2006, with such date to be extended up to July 31, 2006, if all conditions to the merger agreement have been satisfied, except that certain required regulatory approvals are not received or certain other orders are in effect or governmental actions pending;

•       by either Electronic Arts or us, if any governmental restraint prohibiting the merger is in effect and has become final and nonappealable;

•       by either Electronic Arts or us, if our stockholders do not approve the merger agreement at the special meeting and, in our case, the failure to obtain stockholder approval is not the result of our breach of the merger agreement;

•       by either Electronic Arts or us, if the other party is in uncured material breach of the merger agreement and the breach causes conditions to the closing of the merger not to be met, or by Electronic Arts if there is a material adverse effect on us that is continuing;

•       by us if, prior to the receipt of our stockholder approval, our board of directors authorized us to accept a definitive agreement providing for a bona fide superior offer and Electronic Arts does not respond within three business days with an offer that is at least as favorable as the superior offer, and we pay to Electronic Arts a termination fee of $26.8 million; or

•       by Electronic Arts if, prior to the receipt of our stockholder approval:

•       our board of directors withholds, withdraws, amends or modifies in a manner adverse to Electronic Arts its recommendation in favor of approval of the merger agreement by our stockholders;

•       our board of directors fails to include such recommendation in this proxy statement;

•       our board of directors fails to publicly reaffirm such recommendation within 10 business days of a request from Electronic Arts to do so;

•       our board of directors approves or publicly recommends any other acquisition proposal;

•       we enter into any letter of intent or other agreement for any other acquisition proposal;

•       our board of directors fails to make a statement recommending the rejection of a tender or exchange offer for our common stock;

•       we breach the prohibition against soliciting alternative proposals contained in the merger agreement; or

•       we fail to call and hold a stockholder meeting for purposes of voting on the merger agreement within the time period set forth in the merger agreement.

Termination Fees and Expenses

The merger agreement provides that regardless of whether the merger is consummated, all fees and expenses incurred by the parties in connection with the merger will be borne by the party incurring such fees and expenses, except that each company will pay for one half of the filing fees made pursuant to antitrust laws.

The merger agreement requires, however, that we pay Electronic Arts a termination fee of $26.8 million if Electronic Arts terminates the merger agreement prior to stockholder approval of the merger agreement and after:

•       our board of directors withholds, withdraws, amends or modifies in a manner adverse to Electronic Arts its recommendation in favor of approval of the merger agreement by our stockholders;

•       our board of directors fails to include such recommendation in this proxy statement;

•       our board of directors fails to publicly reaffirm its recommendation within 10 business days after Electronic Arts requests in writing that it be reaffirmed;

•       our board of directors approves or publicly recommends any other acquisition proposal;

•       we enter into a letter of intent or other agreement regarding an acquisition proposal;

•       our board of directors fails to make a statement recommending the rejection of a tender or exchange offer for our common stock;

•       we breach the prohibition against soliciting alternative acquisition proposals contained in the merger agreement;

•       we fail to call and hold a stockholder meeting for purposes of voting on the merger agreement within the time period set in the merger agreement; or

•       we terminate the merger agreement after our board of directors authorizes us to accept a definitive agreement providing for a bona fide superior offer and Electronic Arts does not respond with an offer at least as favorable within three business days.

Alternatively, if Electronic Arts or we terminate the merger agreement due to our stockholders not approving the merger, the merger agreement requires that we pay Electronic Arts $13.4 million if an alternative acquisition proposal was publicly announced after the date of the merger agreement and before the vote of our stockholders. We are required to pay Electronic Arts an additional $13.4 million if we enter into a definitive merger agreement with respect to any alternative proposal or any acquisition proposal is consummated within twelve months of the termination.

Indemnification and Insurance for JAMDAT’s Directors and Officers

The merger agreement provides that Electronic Arts will ensure that each current and former officer and director of JAMDAT will continue to be indemnified to the extent provided under our current certificate of incorporation and bylaws for a period of six years after the effective date of the merger for his or her acts or omissions occurring prior to the effective time of the merger. In addition, Electronic Arts will ensure that any indemnity agreements between us and our officers and directors will continue in full force after the merger. The merger agreement also requires Electronic Arts to maintain the directors and officers insurance policies of JAMDAT (or equivalent policies) for at least six years after the consummation of the merger. Electronic Arts, however, will not be required to pay premiums which on an annual basis exceed 200% of the current annual premium paid by JAMDAT for directors’ and officers’ liability insurance.

Material Adverse Effect

Several of our representations and warranties contained in the merger agreement are qualified by reference to whether the failure of such representation or warranty to be true is reasonably likely to have a “material adverse effect” on us. The merger agreement provides that a “material adverse effect” means, when used in connection with us, any effect, event, occurrence, development, circumstance, change or condition that:

•       is or is reasonably likely to be or become materially adverse in relation to the financial condition, properties, assets (including intangible assets), business or results of operations of us and our subsidiaries, taken as a whole; or

•       materially impedes or delays our ability to consummate the transactions contemplated by the merger agreement in accordance with its terms and applicable legal requirements, except to the extent that any such effect results from or arises out of one or more of the following:

•       any change in laws, Generally Accepted Accounting Principles (or GAAP), regulations or application or interpretations of such laws, GAAP or regulations (which changes in each case do not affect us in a substantially disproportionate manner);

•       the negotiation, execution, delivery, pendency or announcement of the merger agreement or the consummation of the transactions contemplated thereby (including, without limitation, any loss of or adverse impact on relationships with our or a subsidiaries’ employees, customers, suppliers, licensors, licensees, or distributors as a result thereof);

•       any effects affecting the industry in which we operate generally (which changes in each case do not affect us in a substantially disproportionate manner);

•       changes in United States or world general political, economic or capital market conditions (which changes in each case do not affect us in a substantially disproportionate manner);

•       actual or threatened stockholder litigation arising from allegations of breach of fiduciary duty relating to the merger agreement, including related claims with respect to disclosure of the merger or the merger agreement;

•       any delay in the mailing of this proxy statement due to the SEC review process related to this proxy statement; or

•       any failure by us to meet published or internal revenue or earnings projections or any other published or internal measure of financial performance (it being understood that the underlying cause or causes of such failure may be deemed to constitute a material adverse effect, and this provision will be disregarded in determining whether the underlying cause of such failure is itself a material adverse effect).

Extension, Waiver and Amendment of the Merger Agreement

JAMDAT and Electronic Arts may amend the merger agreement at any time prior to the closing of the merger. However, after stockholder approval of the merger agreement has been obtained, no amendment can be made that by law would require approval by JAMDAT stockholders without obtaining such further approval.

Either JAMDAT or Electronic Arts may extend the time for performance of any of the obligations or other acts of the other parties under the merger agreement, waive any inaccuracies in the other party’s representations and warranties and waive compliance with any of the agreements or conditions contained in the merger agreement. However, after stockholder approval of the merger has been obtained, no extension or waiver of the merger agreement can be made that by law would require approval by JAMDAT stockholders without obtaining such further approval.

THE VOTING AGREEMENTS

As an inducement to Electronic Arts entering into the merger agreement, each of: (a) Mitch Lasky, our Chairman of the Board and Chief Executive Officer, as trustee of the Lasky Grantor Retained Annuity Trust U/D/T dated as of September 7, 2004, Cecilia Barajas, as trustee of the Barajas Grantor Retained Annuity Trust U/D/T dated as of September 7, 2004, and Mitch Lasky and Cecilia Barajas, as trustees of the Lasky-Barajas Living Trust U/D/T dated as of January 11, 2002 and the Lasky-Barajas Children’s Trust U/D/T dated as of September 7, 2004; (b) Apax Excelsior VI-A C.V., Apax Excelsior VI-B C.V., Apax Excelsior VI, L.P.; (c) Patricof Private Investment Club III, L.P.; and (d) Benchmark Capital Partners IV, L.P., as nominee for Benchmark Capital Partners IV, L.P., Benchmark Founders’ Fund IV, L.P., Benchmark Founders’ Fund IV-A, L.P., Benchmark Founders’ Fund IV-B, L.P., and related individuals, in their capacities as JAMDAT stockholders, entered into a separate voting agreement with Electronic Arts, dated as of December 8, 2005, pursuant to which each of the stockholders agreed, among other things, to vote the shares of JAMDAT’s common stock over which the stockholder exercises voting control in favor of the approval of the merger agreement and against any proposal made in opposition to, or in competition with the merger or any of the transactions contemplated by the merger agreement. These stockholders exercised voting control over an aggregate of 7,103,301 shares of JAMDAT common stock as of December 8, 2005, which constituted approximately 28.6% of the issued and outstanding shares of JAMDAT common stock on such date. In connection with the execution and delivery of the voting agreements, Electronic Arts did not pay these stockholders any consideration in addition to the consideration they may receive pursuant to the merger agreement in respect of their shares. Mr. Lasky also entered into an offer letter of employment with Electronic Arts in connection with the merger agreement. See “The Merger—Interests of JAMDAT Executive Officers and Directors in the Merger” on page 31.

The voting agreements require each of the stockholders, among other things, to vote the subject shares (a) in favor of approval of the merger agreement and (b) against (i) any other acquisition or takeover proposal and (ii) any other matter that could reasonably be expected to impede, delay or adversely affect the merger. In addition, each stockholder subject to a voting agreement granted representatives of Electronic Arts an irrevocable proxy to vote the stockholder’s shares of JAMDAT common stock in favor of approval of the merger agreement and against any other acquisition or takeover proposal or other matter that could reasonably be expected to impede, delay or adversely affect the merger.

Each stockholder subject to a voting agreement also agreed not to, directly or indirectly, sell, transfer, grant an option with respect to, exchange, pledge or otherwise dispose of, or encumber the subject shares. There are no restrictions on the stockholders’ ability to exercise any of their stock options to buy JAMDAT stock. Each stockholder agreed to waive and not to seek any appraisal rights in connection with the merger.

Each voting agreement and all obligations of the stockholders and Electronic Arts under the voting agreements described above will automatically terminate upon the earliest to occur of (i) the effective time of the merger, (ii) the valid termination of the merger agreement in accordance with its terms or (iii) any amendment or change to the merger agreement that reduces the price paid per share to the JAMDAT stockholders or provides for Electronic Arts to pay JAMDAT stockholders for their stock by any means other than cash.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth, as of December 15, 2005, shares of our common stock beneficially owned by (i) each person known by the company to be the beneficial owner of more than 5% of our common stock (other than directors, executive officers and depositaries); (ii) each director; (iii) our chief executive officer and our four other most highly compensated executive officers who were serving as executive officers at the end of last fiscal year (or the named executive officers); and (iv) all executive officers and directors as a group.

Shares Beneficially Owned
Beneficial Owner	Number Owned	Right to Acquire(1)	Percent(2)
5% Stockholders(3)
Apax Managers, Inc.(4) 445 Park Avenue New York, NY 10022	3,723,082	—	14.98%
Benchmark Capital Partners IV, L.P.(5) 599 N. Mathilda Ave. Sunnyvale, CA 94086	2,511,415	—	10.11%
FMR Corp(6) 82 Devonshire Street Boston, MA 02109	2,779,400	—	11.18%
Franklin Resources Inc(7) One Franklin Parkway San Mateo, CA 94403	1,073,000	—	4.32%
RS Investment Management Co. LLC(8) 388 Market Street, Suite 200 San Francisco, CA 94111	1,154,395	—	4.65%
Directors(9)
Mitch Lasky(10)	933,221	36,000	3.89%
Paul Vais(4)	3,723,082	13,334	15.03%
J. William Gurley(5)	2,511,415	13,334	10.15%
Michael Lynton	—	—	*
Henk Rogers(11)	4,050,000	—	16.3%
Named Executive Officers(9)
Mitch Lasky(10)	933,221	36,000	3.89%
Michael Marchetti	307,259	31,824	1.36%
Craig Gatarz(12)	167,707	15,912	*
Thomas Ellsworth(13)	122,317	—	*
Minard Hamilton	146,629	10,800	*
All Executive Officers and Directors as a Group (13 persons)(14)	12,363,137	200,634	50.15%

*                                 Less than 1%

(1)                       Pursuant to Rule 13d-3(d)(1) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable on or before February 13, 2006 (60 days after December 15, 2005) are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by any other person listed. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

(2)                       Calculated based upon 24,850,981 shares of our common stock issued and outstanding on December 15, 2005 and, in each individual’s case, the number of shares of our common stock issuable upon the exercise of options exercisable as of December 15, 2005 or 60 days thereafter (i.e., February 13, 2006) held by such individual (but excluding any shares of our common stock issuable upon the exercise of any other outstanding options) or, in the case of all executive officers and directors as a group, the number of shares of common stock issuable upon the exercise of warrants or options exercisable within 60 days following December 15, 2005 held by all such individuals.

(3)                       Information concerning our 5% Stockholders is based solely upon information contained in Schedules 13G filed by our 5% Stockholders with the SEC.

(4)                       Includes shares beneficially owned by Apax Excelsior VI, L.P., Apax Excelsior VI-A C.V., L.P., Apax Excelsior VI-B C.V., L.P. and Patricof Private Investment Club III, L.P. Each of these funds is managed by its general partner, Apax Excelsior VI Partners, L.P., the general partner of which is Apax Managers, Inc. Paul Vais serves as Vice President of Apax Managers, Inc. Mr. Vais disclaims beneficial ownership of the shares held by these funds except to the extent of his pecuniary interest in these funds. Mr. Vais also individually holds 6,667 vested options to purchase our common stock at an exercise price equal to the initial public offering price of our common stock of $16.00 per share, granted on September 28, 2004 and 6,667 vested options to purchase our common stock at an exercise price equal to $20.12 per share, granted on August 16, 2005.

(5)                       Includes shares beneficially owned by Benchmark Capital Partners IV, L.P., as nominee for Benchmark Capital Partners IV, L.P., Benchmark Founders Fund IV, L.P., Benchmark Founders Fund IV-A, L.P., Benchmark Founders Fund IV-B, L.P. and related individuals. Each of Benchmark Capital Partners IV, L.P., Benchmark Founders Fund IV, L.P., Benchmark Founders Fund IV-A, L.P. and Benchmark Founders Fund IV-B, L.P. is managed by its general partner, Benchmark Capital Management Co. IV, LLC. J. William Gurley serves as a Managing Member of Benchmark Capital Management Co. IV, LLC. Mr. Gurley disclaims beneficial ownership of the shares held by these funds except with respect to 16,214 shares and to the extent of his pecuniary interest in these funds. Mr. Gurley also individually holds 6,667 vested options to purchase our common stock at an exercise price equal to the initial public offering price of our common stock of $16.00 per share, granted on September 28, 2004 and 6,667 vested options to purchase our common stock at an exercise price equal to $20.12 per share, granted on August 16, 2005.

(6)                       Includes 2,778,600 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. as a result of acting as investment adviser to various investment companies. The ownership of one investment company, Fidelity Growth Company Fund, amounted to 2,205,200 of the shares beneficially owned by Fidelity. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity and the funds, each has sole power to dispose of the 2,778,600 shares beneficially owned by Fidelity. The boards of trustees for the various funds maintain voting and dispositive power over the 2,778,600 shares beneficially owned by Fidelity. Also includes 800 shares beneficially owned by Fidelity Management Trust Company as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 800 shares and sole power to vote or to direct the voting of 800 shares of Common Stock owned by the institutional account(s) as reported above.

(7)                       Sole power to vote or to direct the vote of these shares and to dispose or to direct the disposition of these shares rests with Franklin Advisers, Inc. Franklin Resources, Inc. is the parent of Franklin

Advisers, Inc. Charles B. Johnson and Rupert H. Johnson, Jr. are the control persons of Franklin Resources, Inc.

(8)                       RS Investment Management Co. LLC is the general partner of RS Investment Manager, L.P., which is a registered investment adviser. George R. Hecht is a control person of RS Investment Management Co. LLC and RS Investment Management, L.P. RS Investment Management Co. LLC is the parent company of registered investment advisers whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the direct sale of, these shares. No individual client’s holdings of these shares are more than five percent of the outstanding shares.

(9)                       The business address of each person named is c/o JAMDAT Mobile Inc., 3415 S. Sepulveda Blvd., Suite 700, Los Angeles, CA 90034.

(10)                Includes 42,000 shares owned by the Lasky Grantor Retained Annuity Trust (the “Lasky GRAT”). Mr. Lasky is the trustee of the Lasky GRAT and maintains sole voting and dispositive power over the shares owned by the Lasky GRAT. Also includes 2,000 shares owned by the Lasky-Barajas Children’s Trust (the “Children’s Trust”). Mr. Lasky is the co-trustee, along with his spouse, of the Children’s Trust, and maintains shared voting and dispositive power over the shares owned by the Children’s Trust. Includes 42,000 shares of common stock held by the Barajas Grantor Retained Annuity Trust dated September 7, 2004, of which Mr. Lasky’s wife is the grantor/settlor and trustee. Mr. Lasky disclaims beneficial ownership of these shares.

(11)                Includes 617,298 shares of common stock held by the Henk B. Rogers 2005 Dynasty Trust (the “Dynasty Trust I”), a trust organized under the laws of Hawaii. Mr. Rogers’ wife is the trustee of the Dynasty Trust and maintains sole dispositive and voting power over the shares held by the Dynasty Trust I. Also includes 651,592 shares of common stock held by Rogers’ wife directly. Henk B. Rogers disclaims beneficial ownership of these securities. Also includes 823,063 shares of common stock held by the Akemi M. Rogers 2005 Dynasty Trust (the “Dynasty Trust II”), a trust organized under the laws of Hawaii. Mr. Rogers is the trustee of the Dynasty Trust II and maintains sole dispositive and voting power over the shares held by the Dynasty Trust II. Mr. Rogers disclaims beneficial ownership of these securities.

(12)                Includes shares held by the Craig Gatarz Living Trust U/D/T 09-18-03. Mr. Gatarz is trustee of, and maintains sole voting and dispositive power over the shares held by, the trust.

(13)                On March 4, 2005, Thomas Ellsworth resigned and is no longer employed by the Company. The share numbers provided for Mr. Ellsworth are based on the total number of shares of our common stock held by Mr. Ellsworth as of April 5, 2005, the record date for our 2005 annual stockholder meeting.

(14)                Includes shares beneficially owned by Thomas Ellsworth, who resigned from the Company on March 4, 2005.

AUTHORITY TO ADJOURN THE SPECIAL MEETING

If at the special meeting of stockholders, the number of shares of our common stock present or represented and voting in favor of adoption of the merger agreement is insufficient to adopt that proposal under the Delaware General Corporation Law, we intend to move to adjourn the special meeting in order to enable our board of directors to solicit additional proxies in respect of such proposal. In that event, we will ask our stockholders to vote only upon the adjournment proposal, and not the proposal regarding the adoption of the merger agreement.

We are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the special meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the adoption of the merger agreement to defeat that proposal, we could adjourn the special meeting without a vote on the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement.

Vote Required and Board Recommendation

Approval of the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary, requires a majority of the votes cast on the proposal. No proxy that is specifically marked “AGAINST” adoption of the merger agreement will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal.

Our board of directors believes that if the number of shares of our common stock present or represented at the special meeting and voting in favor of adoption of the merger agreement is insufficient to approve that proposal, it is in the best interests of us and our stockholders to enable our board of directors to continue to seek to obtain a sufficient number of additional votes in favor of adoption of the merger agreement to bring about its approval.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings.

SEC rules provide that any stockholder proposal to be included in the proxy statement for the Company’s 2006 Annual Meeting must be received by the Company at its principal executive offices prior to December 16, 2005, in a form that complies with applicable regulations. If the date of the 2006 Annual Meeting is advanced or delayed more than 30 days from the date of the 2005 Annual Meeting, stockholder proposals intended to be included in the proxy statement for the 2006 Annual Meeting must be received by us within a reasonable time before the Company begins to print and mail the proxy statement for the 2006 Annual Meeting. Upon any determination that the date of the 2006 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2005 Annual Meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

In addition to the SEC rules that apply to inclusion of a stockholder proposal in the proxy statement, the Company’s bylaws prohibit a stockholder from presenting a proposal at an annual meeting unless the Company receives timely advance written notice in proper form. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, addressed to the secretary of the Company, no later than the close of business on the 90th day, and no earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. However, if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, to be timely the notice by the stockholder must be delivered or received no earlier than the close of business on the 120th day prior to the annual meeting and no later than the close of business on the later of the following: (1) the 90th day prior to the annual meeting or (2) the 10th day following the date on which the Company first publicly announces the date of the annual meeting in a document filed with the SEC or in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service.

A stockholder’s notice of a proposal must include the following: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (3) the class and number of shares of the Company that the stockholder beneficially owns, (4) any material interest of the stockholder in the business being proposed, and (5) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in his capacity as a proponent to a stockholder proposal.

OTHER MATTERS

At this time, we know of no other matters to be submitted at the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our board of directors may recommend.

It is important that your shares be represented at the special meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to vote via the Internet or telephone.

WHERE YOU CAN FIND MORE INFORMATION

We and Electronic Arts file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information that we and Electronic Arts file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the Securities Exchange Commission at that address. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows JAMDAT to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that JAMDAT has previously filed with the SEC. These documents contain important information about the companies and their financial condition and are incorporated by reference into this proxy statement.

The following JAMDAT filings with the SEC (all filed under file number 000-50928):

•       Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

•       Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2005, June 30, 2005 and September 30, 2005.

•       Current Reports on Form 8-K with a filing date of January 1, 2005, February 28, 2005, March 21, 2005, April 22, 2005, May 5, 2005, June 21, 2005, July 5, 2005, August 11, 2005, September 2, 2005, November 8, 2005, November 14, 2005, November 18, 2005, December 8, 2005 and December 12, 2005.

JAMDAT also incorporates by reference into this proxy statement additional documents that it may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting of JAMDAT stockholders or the termination of the merger agreement. These documents deemed incorporated by reference include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy and information statements. You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

JAMDAT Mobile Inc.

3415 South Sepulveda Boulevard

Suite 700

Los Angeles, California  90034

Telephone: (310) 636-3100

If you would like to request documents from us, please do so by [DATE], to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the Securities and Exchange Commission are also promptly available at the investor relations tab of our website, http://www.jamdat.com.

MISCELLANEOUS

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Georgeson Shareholder Communications, Inc.
17 State St.
New York, NY 10004

Stockholders Please Call: (888) 666-2585
Banks and Brokers Please Call: (212) 440-9800

You should not send in your JAMDAT stock certificates until you receive the transmittal materials from the exchange agent. Our stockholders who have further questions about their share certificates or the exchange of our common stock for cash should contact the exchange agent.

You should rely only on the information contained in this proxy statement to vote on the merger proposal. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [DATE]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Your vote is important. To vote your shares, please complete, date, sign and return the enclosed proxy card (if you are a holder of record) or instruction card (if you were forwarded these materials by your broker or nominee) as soon as possible in the enclosed envelope. Please call our proxy solicitor, Georgeson Shareholder Communications, Inc. if you have any questions about this proxy statement or the merger, or need assistance with the voting procedures.

CERTAIN INFORMATION REGARDING JAMDAT AND ELECTRONIC ARTS

JAMDAT has supplied all information relating to JAMDAT, and Electronic Arts has supplied all information contained in this proxy statement relating to Electronic Arts and EArts(Delaware), Inc. Some of the important business and financial information relating to JAMDAT that you may want to consider in deciding how to vote is incorporated by reference into this proxy statement.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

ELECTRONIC ARTS INC.

EARTS(DELAWARE), INC.

AND

JAMDAT MOBILE INC.

DATED AS OF DECEMBER 8, 2005

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is dated as of December 8, 2005 (this “Agreement”), by and among Electronic Arts Inc. a Delaware corporation (“Parent”), EArts(Delaware), Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and JAMDAT Mobile Inc., a Delaware corporation (the “Company”).

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”); and

WHEREAS, the Board of Directors of the Company (the “Company Board”) has resolved to recommend to its stockholders the adoption of this Agreement; and

WHEREAS, as a material inducement to the willingness of Parent to enter into this Agreement, simultaneously with the execution of this Agreement, certain stockholders of the Company are entering into voting agreements with Parent in substantially the form attached hereto as Exhibit A (the “Voting Agreements”); and

WHEREAS, as a material inducement to the willingness of Parent to enter into this Agreement, simultaneously with the execution of this Agreement, certain employee-stockholders are entering into retention and non-competition agreements with Parent (the “Retention and Non-Competition Agreements”);

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

Article 1.
Defined Terms

For purposes of this Agreement, the term:

“Acquisition Proposal” means, with respect to the Company, any agreement, offer, proposal or indication of interest (other than this Agreement, the Merger or any other offer, proposal or indication of interest by Parent), or any public announcement of intention to enter into any such agreement or of any intention to make any offer, proposal or indication of interest, relating to or involving (i) the purchase from the Company or any Company Subsidiary (as defined in Section 4.1(a)) or any acquisition by any person or group of more than a 10% interest in the total outstanding voting securities of the Company or any Company Subsidiary or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 10% or more of the total outstanding voting securities of the Company or any Company Subsidiary, (ii) any merger, consolidation, business combination or similar transaction involving the Company or any Company Subsidiary, or (iii) any sale (other than in the ordinary course of business) or disposition of the assets of the Company and the Company Subsidiaries in any single transaction or series of related transactions that constitute or represent 10% or more of the total revenue or operating assets of the Company and the Company Subsidiaries taken as a whole, in each case other than the Merger.

“Affiliate” shall have the meaning used in Rule 145 promulgated under the Securities Act.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Blue Sky Laws” means state securities or “blue sky” laws.

“business day” means any day other than a day on which the SEC shall be closed.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Board Recommendation” means the unanimous recommendation by the Company’s Board of Directors that the Company’s stockholders vote in favor of the adoption of this Agreement.

“Company Common Share” means a share of common stock, par value $0.0001 per share, of the Company.

“Company Material Products” means the titles set forth on Section 1 of the Company Disclosure Schedule, including all the currently or generally available versions of such titles, and any versions in development as of the date of this Agreement, and any other titles within the same product families.

“Company Option” means any option granted, and not exercised, expired or terminated, to a current or former employee, director or independent contractor of the Company or any of the Company Subsidiaries or any predecessor thereof to purchase Company Common Shares pursuant to any Company Stock Option Plan.

“Company Stock Option Plan” means any stock option, stock bonus, stock award or stock purchase plan, program or arrangement, as amended to date, of the Company or any of the Company Subsidiaries or any predecessor thereof, including the Company’s 2000 Stock Incentive Plan and 2004 Equity Incentive Plan.

“Company Warrant” means a warrant to purchase Company Common Shares.

“contract” means any agreement, contract, subcontract, lease, sublease, power of attorney, note, loan, evidence of Indebtedness, letter of credit, binding undertaking, covenant not to compete, license, instrument, obligation, binding commitment, binding understanding, indenture, option, warranty, whether oral or written, express or implied.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

“Encumbrance” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, claim, charge, or similar encumbrance of any kind in respect of such asset except (i) any lien, charge, claim or encumbrance with respect to Taxes not yet due and payable or being contested in good faith by appropriate proceedings set forth on the Company Disclosure Schedule and (ii) any lien, charge, claim or encumbrance arising by operation of law which is not material in character, amount or extent and which does not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

“Environmental Claims” means all accusations, allegations, notices of violation, Encumbrances, claims, demands, suits or causes of action for any damage, arising out of or related to the presence or Release of, or exposure to, any Hazardous Substances at any Facility or the failure to materially comply with any applicable Environmental Laws.

“Environmental Laws” means all applicable foreign, federal, state, district and local laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto relating to pollution or protection of the environment.

“Equity Interest” means any share, capital stock, partnership, member or similar interest in any person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any entity or trade or business (whether or not incorporated), other than the Company, that together with the Company is considered under common control and treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expenses” includes all reasonable out-of-pocket expenses (including all reasonable fees and expenses of legal counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

“Facilities” means all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and real property and related facilities owned or leased at any time by the Company or any of the Company Subsidiaries.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, taxing or any other governmental or quasi-governmental authority.

“group” has the meaning as used in Section 13 of the Exchange Act, except where the context otherwise requires.

“Hazardous Substances” means all pollutants, contaminants, chemicals, wastes, and any other infectious, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under applicable Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum and/or petroleum by-products, urea formaldehyde, flammable, explosive and radioactive materials, radon gas, PCBs, pesticides, herbicides, asbestos, acids, metals and solvents.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Indebtedness” means, with respect to any person, without duplication, (i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person upon which interest charges are customarily paid, (iv) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (v) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person’s business), (vi) all capitalized lease obligations of such person, (vii) all obligations of others secured by any Encumbrance on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such person under interest rate or currency swap transactions (valued at the termination value thereof), (ix) all letters of credit issued for the account of such person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business), (x) all obligations of such person to purchase securities (or other property) that arise out of or in connection with the sale of the same or substantially similar securities or property, and (xi) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

“IRS” means the United States Internal Revenue Service.

“Key Employee” means any employee at the Vice President level, or higher, or who is otherwise material to the Company and the Company Subsidiaries taken as a whole.

“knowledge” means, with respect to a person, the actual knowledge of a fact, circumstance, event or other matter by any officer or director of such person.

“Law” means any foreign or domestic federal, state, provincial, local, municipal or other law, statute, code, treaty, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

“Made Available” means that either (i) the Company or its Representatives has delivered such materials to Parent or its Representatives via email or otherwise on or before December 7, 2005, (ii) such materials were included (at all times from (and including) December 3, 2005 through the date of this Agreement) in the binders located in a data room located at the office of Shepard Mullin Richter & Hampton, LLP located at 1901 Avenue of the Stars, 16th Floor, Los Angeles, CA 90067 to which Parent and its Representatives were provided reasonable access, or (iii) such material constitutes part of the Company SEC Reports filed with the SEC prior to the date of this Agreement.

“Material Adverse Effect” means any effect, event, occurrence, development, circumstance, change or condition (each an “Effect”) that (i) is, or is reasonably likely, to be or become materially adverse to the assets (including intangible assets), properties, business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) materially impedes or delays the Company’s ability to consummate the transactions contemplated by this Agreement in accordance with its terms and applicable Laws; provided, however, that no Effect to the extent resulting from or arising out of any of the following shall be deemed to constitute, in and of itself, a Material Adverse Effect, nor shall it be taken into consideration when determining whether there has occurred a Material Adverse Effect: (i) any change in Laws, GAAP, regulations or application or interpretations of such Laws, GAAP or regulations (which changes in each case do not affect the Company in a substantially disproportionate manner), (ii) the negotiation, execution, delivery, pendency or announcement of this Agreement or the consummation of the transactions contemplated hereby (including, without limitation, any loss of or adverse impact on relationships with employees, customers, suppliers, licensors, licensees, or distributors of the Company or any Company Subsidiary as a result thereof), (iii) any Effects affecting the industry in which the Company operates generally (which changes in each case do not affect the Company in a substantially disproportionate manner), (iv) changes in United States or world general political, economic or capital market conditions (which changes in each case do not affect the Company in a substantially disproportionate manner), (v) actual or threatened stockholder litigation arising from allegations of breach of fiduciary duty relating to this Agreement, including related claims with respect to disclosure of the Merger or this Agreement, (vi) any delay in the mailing of the Proxy Statement due to the SEC review process related to the Proxy Statement, or (vii) any failure by the Company to meet published or internal revenue or earnings projections or any other published or internal measure of financial performance (it being understood that the underlying cause or causes of such failure may be deemed to constitute a Material Adverse Effect, and this clause (vii) shall be disregarded in determining whether the underlying cause of such failure is itself a Material Adverse Effect).

“Other Filings” means all filings made by, or required to be made by, the Company or Parent, as the case may be, with the SEC, other than the Proxy Statement.

“Parent Closing Price” means the average closing sale price of one Parent Common Share for the five most recent trading days preceding the Effective Time (including the trading day that occurs on the day of the Effective Time if (but only if) the Effective Time is after the close of trading), as quoted on the NASDAQ National Market.

“Parent Common Share” means a share of common stock, par value $0.01 per share, of Parent.

“person” means an individual, corporation, limited liability company, partnership (limited, general or otherwise), association, trust, business trust, unincorporated organization, or other entity or group.

“Release” means any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the environment or the workplace of any Hazardous Substance.

“Representatives” means an entity’s directors, officers, employees, accountants, consultants, legal counsel, advisors, investment bankers, brokers, agents and other representatives.

“Repurchase Rights” means outstanding rights held by the Company to repurchase shares of Company Common Shares or similar restrictions in the Company’s favor with respect to Company Common Shares.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” of a specified entity means any corporation, partnership, limited liability company, joint venture or other entity of which the specified entity (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests.

“Superior Offer” means, with respect to the Company, any bona fide written offer, not solicited after the date of this Agreement by the Company or on behalf of the Company by any of its Representatives, made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination (including by means of a tender offer followed promptly by a back-end merger), all or substantially all of the assets of the Company or all of the total outstanding voting securities of the Company and as a result of which (i) capital stock held by stockholders of the Company immediately preceding such transaction would represent or be converted into less than 50% of the Equity Interests in the surviving or resulting entity of such transaction or any direct or indirect parent or Subsidiary thereof, or (ii) such third party acquiring directly or indirectly, all or substantially all of the assets of the Company and the Company Subsidiaries, taken as a whole, in each case for consideration consisting exclusively of cash and/or publicly-traded equity securities, on terms that the Company Board has in good faith determined (after consulting with the Company’s financial advisors), to be more favorable to the Company’s stockholders than the terms of the Merger and taking into consideration whether such offer is reasonably capable of being consummated, and whether financing to the extent required by the person making the Superior Offer, is then fully committed and available, and is non-contingent.

“Taxes” means (i) all taxes, levies, assessments, duties, imposts or other like assessments, charges or fees (including estimated taxes, charges and fees), including income, profits, corporations, advance corporation, gross receipts, transfer, excise, property, sales, use value-added, ad valorem, license, capital, wage, employment, payroll, withholding, social security, severance, occupation, import, custom, stamp, alternative, add-on minimum, environmental, franchise or other governmental taxes or charges, imposed by any Governmental Entity responsible for the imposition of any such tax (each, a “Tax Authority”), including any interest, penalties or additions to tax applicable or related thereto, (ii) all liability for the payment of any amounts of the type described in clause (i) as the result of being (or ceasing to be) a member of an affiliated, consolidated, combined or unitary group (or being included (or required to be included) in any Tax Return related thereto), and (iii) all liability for the payment of any amounts as a result of an express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person with respect to the payment of any amounts of the type described in clause (i) or clause (ii).

“Tax Return” means any report, return, statement, declaration, claim for refund, information return or other written information (including any related or supporting schedules, statements or information and amended returns) filed or required to be filed in connection with any Taxes, including the administration of any Laws, regulations or administrative requirements relating to any Taxes.

All capitalized terms used in this Agreement and not defined in this Article 1 have the meanings ascribed to such terms elsewhere in this Agreement.

Article 2.
The Merger

Section 2.1   The Merger.

Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub, at the Effective Time, shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

Section 2.2   The Closing.

The closing of the transactions contemplated hereby (the “Closing”) shall take place (i) on the second business day after the satisfaction or waiver of each of the conditions set forth in Article 7, or (ii) at such other time as the parties hereto agree in writing. The Closing shall take place at the offices of Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California, or at such other location as the parties hereto agree in writing. The date on which the Closing occurs is herein referred to as the “Closing Date.”

Section 2.3   Effective Time.

On the Closing Date, or on such other date as may be mutually agreed by the parties, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Office of the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of such filing, or if another date and time is specified in such filing, such specified date and time, being the “Effective Time”).

Section 2.4   Effect of the Merger.

At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.5   Certificate of Incorporation; Bylaws.

At the Effective Time, the Certificate of Incorporation and Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the Certificate of Incorporation and Bylaws of the

Surviving Corporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation will be amended at the Effective Time to read: “The name of the corporation is JAMDAT Mobile Inc.”

Section 2.6   Directors and Officers.

The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

Article 3.
Conversion of Securities; Exchange of Certificates

Section 3.1   Conversion of Securities.   At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

(a)        Conversion Generally.   Each Company Common Share issued and outstanding immediately prior to the Effective Time (other than any Company Common Shares to be canceled pursuant to Section 3.1(b) and Dissenting Shares referred to in Section 3.7) shall be automatically converted, subject to this Section 3.1 and Section 3.2(e), into the right to receive $27.00 in cash without interest (the “Merger Consideration”). At the Effective Time, all such Company Common Shares shall no longer be outstanding and shall automatically cease to exist, and each certificate previously representing any such shares shall thereafter represent only the right to receive the Merger Consideration, subject to other provisions of this Section 3.1, Section 3.2(e) and Section 3.7.

(b)        Cancellation of Certain Shares.   Each Company Common Share held, immediately prior to the Effective Time, by the Company, Parent, Merger Sub or any Subsidiary of Company, Parent or Merger Sub shall be canceled and extinguished without any conversion thereof, and no payment shall be made with respect thereto.

(c)        Change in Shares.   In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Common Shares occurring after the date of this Agreement and prior to the Effective Time, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

(d)        Capital Stock of Merger Sub.   At the Effective Time, each share of capital stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole shareholder of Merger Sub, be converted into and become one share of common stock of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Merger Sub capital stock are so converted shall be the only shares of the Surviving Corporation’s capital stock that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Merger Sub common stock will evidence ownership of such shares of common stock of the Surviving Corporation.

Section 3.2   Exchange of Certificates.

(a)        Exchange Procedures.

(i)         Promptly after the Effective Time, Parent will instruct the Exchange Agent (as defined below) to mail to each holder of record of Company Common Shares (as of immediately prior to the Effective Time) (i) a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the certificates representing such holder’s Company Common Shares (“Certificates”) to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify and (ii) instructions for use in effecting surrender by such holder of Certificates to the Exchange Agent (as defined in Section 3.2(b)) in exchange for the Merger Consideration.

(ii)       The holder of each Certificate, upon the surrender by such holder to the Exchange Agent of such Certificate, together with the letter of transmittal duly completed and validly executed by such holder in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, shall be entitled to receive in exchange for such Certificate a check for the Merger Consideration into which the Company Common Shares theretofore represented by such Certificate have been converted pursuant to Section 3.1, and such Certificate shall forthwith thereafter be canceled. In the event of a transfer of ownership of Company Common Shares that is not registered on the transfer records of the Company, the cash consideration payable hereunder with respect to such Company Common Shares may be paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer. Each Certificate shall be deemed at all times from and after the Effective Time to represent only the right to receive, upon exchange as contemplated in this Section 3.2, the Merger Consideration into which the Company Common Shares formerly represented by such Certificate are converted in the Merger. No interest shall be paid or accrue on any Merger Consideration payable upon surrender of any Certificate.

(b)        Exchange Agent.   Prior to the Effective Time, Parent or a direct or indirect Subsidiary of Parent shall make available to a nationally recognized transfer agent or other paying agent reasonably acceptable to the Company (the “Exchange Agent”) for exchange in accordance with this Article 3, through the Exchange Agent, an amount of cash sufficient to deliver to the holders of Company Common Shares (other than Dissenting Shares (as defined in Section 3.6)) the aggregate Merger Consideration (such cash being hereinafter referred to as the “Exchange Fund”) deliverable pursuant to Section 3.1 in exchange for outstanding Company Common Shares. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record of Company Common Shares as of the Effective Time a letter of transmittal, in customary form, for use in such exchange (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates theretofore representing Company Common Shares shall pass, only upon proper delivery of such Certificates to the Exchange Agent or by appropriate guarantee of delivery in the form customarily used in transactions of this nature from a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States) for use in effecting delivery of Company Common Shares to the Exchange Agent. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued pursuant to Section 3.1 out of the Exchange Fund as promptly as reasonably practicable upon receipt of the documents described above.

(c)        Further Rights in Company Common Shares.   All Merger Consideration issued and paid upon conversion of the Company Common Shares in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Company Common Shares.

(d)        Termination of Exchange Fund.   Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Shares for six months after the Effective Time shall be promptly delivered to Parent upon demand, and any holders of Company Common Shares who have not theretofore complied with this Article 3 shall thereafter look only to Parent (subject to applicable abandoned property, escheat and similar Laws) for the Merger Consideration, without any interest thereon, only as a general unsecured creditor thereof. Notwithstanding anything to the contrary contained herein, if any Certificate has not been surrendered within five years of the Effective Time subject to applicable Law, any amounts payable in respect of such Certificate shall, to the extent permitted by applicable Laws, become the property of the Parent, free and clear of all claims or interests of any person previously entitled thereto.

(e)        No Liability.   None of Parent, the Company, Merger Sub or the Surviving Corporation shall be liable to any person for any cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Laws.

(f)         Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, and, if required by Parent or the Exchange Agent in their respective discretion, the posting by such person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, without any interest thereon.

(g)        Withholding.   Parent, Merger Sub or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares, Company Options or Company Warrants such amounts as Parent, Merger Sub or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local, provincial or foreign Tax Law, or pursuant to other applicable judgments, decrees, injunctions or orders, with respect to the making of such payment. To the extent that amounts are so withheld by Parent, Merger Sub or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Shares, Company Options or Company Warrants in respect of whom such deduction and withholding was made by Parent, Merger Sub or the Exchange Agent.

Section 3.3   Share Transfer Books.

At the Effective Time, the share transfer books of the Company shall be closed, and, thereafter, there shall be no further registration of transfers of Company Common Shares theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of certificates representing Company Common Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Common Shares, except as otherwise provided herein or by applicable Laws. On and after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration, without interest.

Section 3.4   Company Stock Options; Company Warrants.

(a)        At the Effective Time, each then-outstanding Company Option shall be assumed by Parent, subject to, and exercisable upon, the same terms and conditions as under the applicable Company Option and the applicable option, option plan, severance, and other related agreements entered into with the holder of each such Company Option provided that (i) from and after the Effective Time, Parent and its Board of Directors or the Compensation Committee of its Board of Directors, as the case may be, shall be substituted for the Company and the Company Subsidiaries and their respective Boards of Directors and committees thereof for the purpose of administering the terms and conditions under which such Company Option was granted and (ii) each Company Option shall be automatically converted into an option to purchase a number of Parent Common Shares, determined by multiplying the number of Company Common Shares subject to such Company Option at the Effective Time by the Exchange Ratio (as defined below), at an exercise price per Parent Common Share equal to the exercise price per share of such Company Option immediately prior to the Effective Time divided by the Exchange Ratio. In the case of a Company Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if the Company determines that such adjustment is necessary, to comply with Section 424(a) of the Code. The “Exchange Ratio” shall be the quotient (to four decimal places) of (A) the Merger Consideration divided by (B) the Parent Closing Price. If the foregoing calculation results in an assumed Company Option being exercisable for a fraction of a Parent Common Share, then the number of Parent Common Shares subject to such option shall be rounded up to the nearest whole number of Parent Common Shares. Except as otherwise set forth in this Section 3.4, the term, status as an “incentive stock option” under Section 422 of the Code, if applicable, all applicable restrictions or limitations on transfer and vesting and all other terms and conditions of each assumed Company Option shall, to the extent permitted by Law and otherwise reasonably practicable, be unchanged. As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Company Stock Option Plans) shall adopt such resolutions or take such other actions as may be required to effect the provisions of this Section 3.4.

(b)        As soon as reasonably practicable, but in no event later than twenty (20) days following the Effective Time, Parent shall (i) cause the Parent Common Shares issuable upon exercise of the Company Options assumed under subsection (a) above to be registered on Form S-8 (or any successor form) (the “Form S-8”) to the extent permitted by Law and (ii) use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as such assumed Company Options remain outstanding. Parent agrees to cause the Parent Common Shares to be issued upon exercise of Company Options assumed by Parent to be authorized for quotation on the NASDAQ National Market.

(c)        Prior to the Effective Time, the Board of Directors of Parent, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the assumption of the Company Options held by Company Insiders (as defined below) shall be an exempt transaction for purposes of Section 16 of the 1934 Act by any officer or director of Company who may become a covered person of Parent for purposes of Section 16 of the 1934 Act (a “Company Insider”).

(d)        As of the Effective Time, the Company Warrants shall, by virtue of the Merger and without any action on the part of the Company or any Company Warrant holder, be assumed in full by Parent.

(e)        The Company and Parent shall take all commercially reasonable actions that are necessary in order to effect the foregoing provisions of this Section 3.4 as of the Effective Time.

Section 3.5   Unvested Company Shares.

The delivery of the Merger Consideration pursuant to this Article 3 in exchange for Company Common Shares that immediately prior to the Effective Time are restricted, not fully vested or subject to Repurchase Rights (“Unvested Company Shares”) shall be subject to the same terms, conditions, restrictions, vesting arrangements or Repurchase Rights that were applicable to such Unvested Company Shares immediately prior to or at the Effective Time (and, except as set forth in Schedule 3.5, no vesting, acceleration, or lapse of Repurchase Rights, shall occur with respect to such Unvested Company Shares by reason of the Merger). Therefore, cash otherwise payable pursuant to this Article 3 in exchange for each Company Common Share that immediately prior to the Effective Time was restricted, subject to Repurchase Rights or not fully vested (“Unvested Cash”) shall not be payable by Parent at the Effective Time, and shall instead be paid out by Parent on the date that such Company Common Share would have become vested (or for which the applicable Repurchase Right would have lapsed) under the vesting schedule in place for such Company Common Share immediately prior to the Effective Time (subject to the conditions and other terms of such vesting schedule, and provided that if such conditions and terms are not satisfied and vesting ceases to continue at any point after the Effective Time, no cash payments shall be made, except the repurchase price described below, with respect to the Unvested Company Shares). All amounts payable pursuant to this Section 3.5 shall be subject to any required withholding of Taxes and shall be paid without interest. By virtue of this Agreement, all outstanding Repurchase Rights with respect to Unvested Company Shares that the Company may hold immediately prior to the Effective Time shall be assigned to Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and subject to the same conditions that were in effect immediately prior to the Effective Time, except that Repurchase Rights may be exercised by Parent paying to the former holder thereof the repurchase price in effect for each such share subject to that Repurchase Right immediately prior to the Effective Time and retaining the Unvested Cash into which such Unvested Company Shares have been converted. Following the Effective Time, no Unvested Cash, or right thereto, may be pledged, encumbered, sold, assigned or transferred (including any transfer by operation of Law), by any person, other than parent, or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of such person, prior to the distribution to such person of such Unvested Cash in accordance with this Agreement.

Section 3.6   Escrowed Shares.

Each issued and outstanding Company Common Share held in escrow immediately prior to the Effective Time (the “Escrow Shares”) pursuant to the terms of that certain Indemnification Escrow Agreement by and between the Company, U.S. Bank National Association and the other signatories thereto (the “Recipients”) dated as of April 20, 2005 (the “Escrow Agreement”) shall be treated in all respects as an issued and outstanding Company Common Share pursuant to this Article 3 and shall be automatically converted, subject to Sections 3.1 and 3.2, into the right to receive the Merger Consideration. The Merger Consideration for the Escrow Shares shall be paid to the Escrow Agent (as defined in the Escrow Agreement) to be held in escrow pursuant to the terms of the Escrow Agreement. The Company will use its reasonable best efforts to provide instructions to the Escrow Agent and take all other actions necessary to effectuate the foregoing.

Section 3.7   Dissenting Stockholders.

Notwithstanding anything in this Agreement to the contrary, Company Common Shares that are outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Company Common Shares in accordance with Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into a right to receive the Merger Consideration and will be paid for by the Surviving Corporation in accordance with Section 262 of the DGCL; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal and payment under the DGCL, the right of such holder to such appraisal of its Company Common Shares shall cease, and such Company Common Shares shall be deemed converted as of the Effective Time into the right to receive the Merger Consideration as provided in this Article 3. The Company shall give Parent prompt notice of any written demands (or purported demands) for appraisal received by the Company, withdrawals of such demands, and any other related instruments served pursuant to Section 262 of the DGCL and received by the Company. The Company shall allow Parent the opportunity to participate in all negotiations and proceedings with respect to demands for appraisals under the DGCL and the Company shall not, except with Parent’s prior written consent, (i) voluntarily make any payment with respect to any demands for appraisal for Dissenting Shares, (ii) offer to settle, or settle, any such demands, (iii) waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL, or (iv) agree to do any of the foregoing.

Article 4.
Company Representations and Warranties

Subject to such exceptions as are set forth in the disclosure schedule (the “Company Disclosure Schedule”) delivered by the Company to Parent and Merger Sub concurrently with the execution and delivery of this Agreement (it being understood that the disclosure of any matter or item in the Company Disclosure Schedule shall not be deemed to constitute an acknowledgement that such matter or item is required to be disclosed therein or is material to a representation or warranty set forth in this Agreement and shall not be used as a basis for interpreting the terms “material,” “materially,” “materiality” or “Material Adverse Effect” or any word or phrase of similar import and does not mean that such matter or item would, with any other matter or item, have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company), the Company represents and warrants to Parent and Merger Sub as follows:

Section 4.1   Organization and Qualification; Subsidiaries.

(a)        The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Company (each a “Company Subsidiary” and, collectively, the “Company Subsidiaries”) has been duly organized, and is validly existing and in good standing, under the laws of the jurisdiction of its incorporation or organization, as the case may be. Each of the Company and each Company Subsidiary has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted and as currently proposed by it to be conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary other than in such jurisdictions where the failure to be so qualified individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company.

(b)        Section 4.1(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of all of the Company Subsidiaries and the jurisdictions of their organization. Except as set forth on Section 4.1(b) of the Company Disclosure Schedule, none of the Company or any Company Subsidiary holds an Equity Interest in any other person. The Company directly, or indirectly through the ownership of a Company Subsidiary, is the owner of all of the issued and outstanding shares of capital stock of, or other Equity Interest in, each Company Subsidiary, and all such shares are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 4.1(b) of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Company Subsidiary are owned directly by the Company, or indirectly through the ownership of a Company Subsidiary, free and clear of all Encumbrances and are not subject to any preemptive right or right of first refusal created by statute, the Certificate of Incorporation and Bylaws or other equivalent organizational documents, as applicable, of such Company Subsidiary or any contract to which such Company Subsidiary is a party or by which it is bound. There are no outstanding subscriptions, options, warrants, “put” or “call” rights, exchangeable or convertible securities or other contracts of any character relating to the issued or unissued capital stock or other securities of any Company Subsidiary, or otherwise obligating the Company or any Company Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire or sell any such securities.

Section 4.2   Certificate of Incorporation and Bylaws; Corporate Books and Records.

The Company has Made Available to Parent a true, correct and complete copy of the Company’s Amended and Restated Certificate of Incorporation (the “Company Certificate of Incorporation”) and the Company’s Amended and Restated Bylaws (the “Company Bylaws”) as in effect on the date hereof. The Company has Made Available to Parent a true, correct and complete copy of the Certificate of Incorporation and Bylaws or other equivalent organizational documents, as applicable, of each Company

Subsidiary, in each case as amended to date. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Except as set forth in Section 4.2 of the Company Disclosure Schedule, (a) true, correct and complete copies of all minute books of the Company and the Company Subsidiaries (containing records of all proceedings, consents, actions and meetings of the Board of Directors, committees of the Board of Directors and stockholders of the Company and each Company Subsidiary) have been Made Available to Parent, and (b) the minute books of the Company and each Company Subsidiary Made Available to Parent contain accurate summaries of all meetings of directors and stockholders or actions by written consent of the directors and stockholders of the Company and the respective Company Subsidiaries through the date of this Agreement.

Section 4.3   Capitalization.

(a)        The authorized capital shares of the Company consist of 50,000,000 Company Common Shares and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Shares”). As of December 5, 2005, 24,850,627 Company Common Shares (other than treasury shares) were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights (excluding shares held in the treasury of the Company). As of the date hereof, no Company Preferred Shares are issued or outstanding. Except for the Company Common Shares reserved for issuance as set forth in this Section 4.3 or Section 4.3 of the Company Disclosure Schedule, there are no options, warrants or other rights or contracts to which the Company or any Company Subsidiary is a party obligating the Company or any Company Subsidiary to issue or sell any of its capital shares or other Equity Interests, or securities convertible into or exchangeable for such capital shares of, or other Equity Interests in, the Company or any Company Subsidiary. Since the Company Balance Sheet Date, the Company has not issued any Equity Interests, or securities convertible into or exchangeable for such Equity Interests, other than those Company Common Shares reserved for issuance as set forth in this Section 4.3 or Section 4.3 of the Company Disclosure Schedule. All issued and outstanding Company Common Shares and all outstanding Company Options were issued, and all repurchases of Company Common Shares were made, in material compliance with all applicable Legal Requirements.

(b)        As of December 5, 2005, the Company has reserved 4,429,455 Company Common Shares for issuance to employees, non-employee directors and consultants pursuant to the Company Stock Option Plans, of which 1,419,457 shares are subject to outstanding and unexercised Company Options and 3,009,998 shares remain available for issuance thereunder. As of December 5, 2005, there were outstanding 266,790 Company Common Shares that are subject to Repurchase Rights. Section 4.3(b)-1 of the Company Disclosure Schedule identifies (i) the name and location of each person who held Company Options or shares subject to a Repurchase Right as of December 5, 2005, (ii) the particular Company Stock Option Plan pursuant to which such Company Option was granted, (iii) the date on which such Company Option was granted or such shares subject to a Repurchase Right were issued, (iv) the exercise or base price of such Company Option or the repurchase price of such shares subject to a Repurchase Right, (v) the number of Company Common Shares subject to such Company Option or Repurchase Right or value covered thereby, (vi) the number of Company Common Shares as to which such Company Option had vested (or such Repurchase Right had lapsed) at such date, (vii) the applicable vesting schedule for such Company Option or such shares subject to a Repurchase Right and whether the exercisability or vesting of such Company Option, or lapsing of such Repurchase Right, will be accelerated or affected in any way by the Merger or the transactions contemplated hereby (whether alone or in combination with any other event or condition, such as termination of employment), (viii) the date on which such Company Option expires and (ix) in the case of shares subject to a Repurchase Right, the material terms of any promissory note delivered in payment of the purchase price (including limitations on recourse). All Company Options are nonqualified options under the Code. In addition, Section 4.3(b)-2 to the Company Disclosure Schedule sets forth a true, correct and complete list of all holders of outstanding Company

Options that are held by persons that are not employees of the Company or any Subsidiary (including non-employee directors, consultants, advisory board members, vendors, service providers or other similar persons). All of the Company Common Shares subject to issuance under the Company Stock Option Plans, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The terms of each of the Company Stock Option Plans and the applicable stock option agreements permit the assumption by Parent of all outstanding Company Options, whether vested or unvested, as provided in this Agreement, without the consent or approval of the holders of such securities or any other party. True, correct and complete copies of each of the Company Stock Option Plans and the standard form of all agreements and instruments relating to or issued under each Company Stock Option Plan and all agreements and instruments relating to or issued under the Company Stock Option Plans or Company Options that differ in any material respect from such standard form agreements have been Made Available to Parent, and such agreements and instruments have not been amended, modified or supplemented since being Made Available to Parent, and there are no agreements, understandings or commitments to amend, modify or supplement such agreements or instruments in any case from those Made Available to Parent.

(c)        Section 4.3(c) of the Company Disclosure Schedule sets forth all outstanding Company Warrants. The Company has Made Available to Parent complete and correct copies of all Company Warrants.

Section 4.4   Authority.

(a)        The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement (other than the Company Stockholder Approval) and the filing of the Certificate of Merger pursuant to the DGCL. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action (other than the Company Stockholder Approval). Assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar Laws affecting the rights of creditors generally and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies. The Company Board has unanimously (A) approved and declared advisable this Agreement and the Merger, (B) determined that this Agreement and the terms and conditions of the Merger are fair to, advisable and in the best interests of the Company and its stockholders, and (C) has directed that the adoption of this Agreement be submitted to the Company’s stockholders for approval at a meeting of such stockholders and recommended that all of the Company’s stockholders adopt this Agreement; provided, however, that after the date hereof the Company Board may withdraw its recommendation to the extent permitted by Section 6.6. The affirmative vote of the holders of a majority of all Company Common Shares issued and outstanding on the record date set for the meeting of the Company’s stockholders to adopt this Agreement (the “Company Stockholders Meeting”) is the only vote of the holders of capital stock of the Company necessary to adopt this Agreement under applicable Law and the Company’s Certificate of Incorporation (the “Company Stockholder Approval”).

(b)        Assuming the representation set forth in Section 5.5(c) is true and correct, the Company has taken all appropriate actions so that the restrictions on “business combinations” contained in Section 203 of the DGCL will not apply with respect to or as a result of this Agreement and the transactions contemplated hereby, including the Merger or the Voting Agreements without any further action on the part of the Company’s stockholders or the Company Board.

Section 4.5   No Conflict; Required Filings and Consents.

(a)        The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate any provision of the Company Certificate of Incorporation or Company Bylaws or any equivalent organizational documents of any Company Subsidiary, (ii) subject to obtaining the Company Stockholder Approval and assuming that all consents, approvals, authorizations and permits described in Section 4.5(b) have been obtained and all filings and notifications described in Section 4.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Company Subsidiary, or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (iii) result in the creation of any Encumbrance on any of the properties or assets of the Company or any Company Subsidiary or (iv) require any consent or approval under, result in any breach of or any loss of any benefit under, or modify, accelerate or terminate any rights or obligations under, or constitute a change of control or default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation pursuant to, any Company Material Contract (as defined in Section 4.12) or Company Permit (as defined in Section 4.6), in each case except as set forth in Section 4.5 of the Company Disclosure Schedule.

(b)        The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except under the Exchange Act, the Securities Act, any applicable Blue Sky Laws, the rules and regulations of The NASDAQ Stock Market, the HSR Act, foreign or supranational antitrust and competition Laws, and the filing and recordation of the Certificate of Merger as required by the DGCL.

Section 4.6   Permits; Compliance With Law.

Each of the Company and each Company Subsidiary is in possession of all material authorizations, licenses, permits, certificates, registrations, approvals and clearances of any Governmental Entity, and has made all material filings, applications and registrations with any Governmental Entity, in each case that are necessary for the Company and each Company Subsidiary to own, lease and/or operate its properties or other assets, or to carry on its respective businesses substantially in the manner described in the Company SEC Reports (as defined in Section 4.7) filed prior to the date hereof and substantially as it is being conducted as of the date hereof (the “Company Permits”), and all such Company Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of the Company Permits would not, individually or in the aggregate, reasonably be expected to (i) prevent or materially delay consummation of the Merger or any other transactions contemplated by this Agreement, (ii) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement, or (iii) have a Material Adverse Effect on the Company. None of the Company or any Company Subsidiary is in conflict with, or in default or violation of, (A) in any material respect, any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (B) any Company Permit, except, with respect to clause (B), for any such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to (a) prevent or materially delay consummation of the Merger or any other transactions contemplated by this Agreement, (b) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement, or (c) have a Material Adverse Effect on the Company. None of the Company Permits will be terminated or impaired or will become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement. Neither the Company nor any Company Subsidiary has, within the last three years, received any warning, notice, notice of violation or probable violation, notice of revocation or other communication from or on behalf of any Governmental Entity, alleging (x) any violation of any Company Permit or (y) that the Company or any Company Subsidiary requires any

Company Permit for its business as currently conducted that is not currently held by it. Except as set forth in Section 4.6 of the Company Disclosure Schedule, to the Company’s knowledge, no investigation or inquiry by any Governmental Entity with respect to the Company or any Company Subsidiary is pending or threatened, in each case with respect to any alleged or claimed violation of Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected. Neither the Company nor any of the Company Subsidiaries, nor to the Company’s knowledge, any director, officer, Affiliate or employee thereof, has on behalf of or with respect to the Company engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977, as amended.

Section 4.7   SEC Filings; Financial Statements.

(a)      The Company has filed all forms, statements, schedules, reports and documents (including items incorporated by reference) required to be filed by the Company with the SEC since the effective date of the registration statement for the Company’s initial public offering and all such forms, statements, schedules, reports and documents in the form filed with the SEC have been Made Available to Parent. All such required forms, statements, schedules, reports and documents (including those that Company may file subsequent to the date of this Agreement) are referred to herein as the “Company SEC Reports.” As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected (A) in the case of Company SEC Reports filed prior to the date of this Agreement that were amended or superseded prior to the date of this Agreement, by the filing of such amending or superseding Company SEC Report and (B) in the case of Company SEC Reports filed after the date of this Agreement that are amended or superseded prior to the Effective Time, by the filing of such amending or superseding Company SEC Report. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC.

(b)        As of their respective dates, each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the “Company Financial Statements”), (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of the Company and the Company Subsidiaries as at the respective dates thereof and the consolidated results of Company’s and the Company Subsidiaries’ operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments in accordance with GAAP and any other exceptions noted therein. The balance sheet of the Company as of September 30, 2005 (the “Company Balance Sheet Date”) contained in the Company SEC Reports is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any Company Subsidiary has any liabilities (absolute, accrued, contingent or otherwise) required under GAAP to be set forth on a balance sheet that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole, except for (A) liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice which are of the type that typically recur and which do not result from any breach of contract, tort or violation of any Law, (B) those specifically set forth or specifically and adequately reserved against in the Company Balance Sheet, and (C) the fees and expenses of investment bankers, attorneys and accountants incurred in connection with this Agreement. Except as reflected in the Company Financial Statements, neither the Company nor any Company Subsidiary is a party to any material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K). The Company has not had any disagreement with any of its auditors regarding accounting matters or policies during any of its past three full fiscal years or during the current fiscal year-to-date. The books and records of the Company and each Company Subsidiary have been maintained, and are being maintained, in all material respects in accordance with applicable legal and accounting requirements, and the Company Financial Statements are consistent in all material respects with such books and records.

(c)        No investigation by the SEC with respect to the Company or any Company Subsidiary is pending or, to the knowledge of the Company, threatened.

(d)        The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to the Company and the Company Subsidiaries required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is communicated to the Company’s principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of the Company required by Section 302 of the Sarbanes-Oxley Act of 2002 (“SOXA”) with respect to such reports. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOXA. Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of SOXA and the rules and regulations promulgated thereunder with respect to the Company SEC Reports.

(e)        The Company maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has Made Available to Parent accurate and complete copies of all material policies, manuals and other documents promulgating such internal accounting controls. Except as set forth in Section 4.7(e) of the Company Disclosure Schedule, to the Company’s knowledge, there are no “material weaknesses” (as defined by the Public Company Accounting Oversight Board) and there are no series of multiple “significant deficiencies” (as defined by the Public Company Accounting Oversight Board) that are reasonably likely to collectively represent a “material weakness” in the design or operation of the Company’s internal controls and procedures, and to the Company’s knowledge, as of the date of this Agreement there are no significant deficiencies, in the design or operation of the Company’s internal controls and procedures. To the Company’s knowledge, since the date of its initial public offering, there has been no fraud that involves management or other employees who have a significant role in the Company’s internal controls and procedures.

(f)         To the Company’s knowledge, PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements of the Company and the Company Subsidiaries as of December 31, 2003 and December 31, 2004 and for each of the years in the three-year period ended December 31, 2004 included in the Company SEC Reports (including the related notes), is “independent” with respect to the Company and the Company Subsidiaries within the meaning of Regulation S-X and has been “independent” within such meaning at all times since December 31, 2001. The Company has made such disclosure of non-audit services performed by PricewaterhouseCoopers LLP in its proxy statements with respect to its annual meetings of stockholders as is required under the rules and regulations of the SEC, and all such non-audit services have been approved in advance by the audit committee of the Company Board. The Company is in compliance with the applicable criteria for continued listing of the Company Common Shares on the NASDAQ National Market.

Section 4.8   Disclosure Documents.

(a)        The Proxy Statement (as defined in Section 6.3) and any Other Filings, and any amendments or supplements thereto, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company’s stockholders, (ii) the time of the Company Stockholders Meeting, and (iii) the Effective Time, will comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and other applicable Laws.

(b)        The Proxy Statement and any Other Filings, and any amendments or supplements thereto, do not, and will not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company’s stockholders, (ii) the time of the Company Stockholders Meeting, and (iii) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein about Parent or Merger Sub supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

Section 4.9   Absence of Certain Changes or Events.   Since the Company Balance Sheet Date, except as specifically disclosed in the Company SEC Reports filed thereafter or as set forth on Section 4.9 of the Company Disclosure Schedule, the Company and each Company Subsidiary has conducted its business only in the ordinary course consistent with past practice and, since such date:

(a)        there has not been any Material Adverse Effect on the Company or an event or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company;

(b)        there has not been any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company’s capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees or consultants following their termination pursuant to the terms of existing Repurchase Rights;

(c)        there has not been any split, combination or reclassification of any of the Company’s capital stock;

(d)        there has not been any increase in compensation or fringe benefits paid or payable to any of the officers, directors or managers or employees of the Company or any Company Subsidiary at the Vice President or director level or higher, or who earn base salary of more than $100,000 per year, or any payment by the Company or any of the Company Subsidiaries of any bonus to any of their officers, directors or managers or employees at the Vice President or director level or higher, or who earn base salary of more than $100,000 per year, or any granting, by the Company or any of the Company Subsidiaries of any increase in severance or termination pay, or any entry by the Company or any of the Company Subsidiaries into, or material modification or amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated hereby, or any subsequent event, other than increases in the ordinary course of business in base salary and target bonuses for employees who are not officers of the

Company, in an amount that does not exceed 50% of such base salary, in connection with periodic compensation or performance reviews or for ordinary course severance and release agreements as made in connection with the termination of employment that do not provide severance in excess of the Company’s standard policies;

(e)        there has not been any change by the Company or any of the Company Subsidiaries in its accounting methods, principles or practices (including any material change in depreciation or amortization policies or rates or revenue recognition policies), except as required by concurrent changes in GAAP;

(f)         there has not been any sale, transfer, or other disposition of any Company IP Rights (as defined in Section 4.15(a)) or any other properties or assets (real, personal or mixed, tangible or intangible) by the Company or any of the Company Subsidiaries, except in the ordinary course of business consistent with past practice.

(g)        neither the Company nor any Company Subsidiary has made any loan, advance or capital contribution to, or investment in, any person, including without limitation any director, officer or other Affiliate of the Company, other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries or entities that became wholly-owned Subsidiaries made in the ordinary course of business, (ii) investments made in accordance with the Company’s investment guidelines, a copy of which has been Made Available to Parent, in the ordinary course of business consistent with past practice and (iii) routine travel and entertainment expense advances in the ordinary course of business consistent with past practice in accordance with the Company’s travel and expense policy, a copy of which has been Made Available to Parent;

(h)        there has not been any material change with respect to the management or other key personnel of the Company, any termination of employment of any such employees or a material number of employees, or any material labor dispute or material claim of unfair labor practices involving the Company or any Company Subsidiary;

(i)         neither the Company nor any Company Subsidiary has agreed, whether in writing or otherwise, to take any action described in this Section.

Section 4.10   Employee Benefit Plans.

(a)        Section 4.10(a) of the Company Disclosure Schedule lists as of the date of this Agreement, with respect to the Company, any Company Subsidiary and any ERISA Affiliate, (i) all employee benefit plans within the meaning of Section 3(3) of ERISA, (ii) each loan from the Company or an ERISA Affiliate to an employee in excess of $10,000, (iii) all stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, employee relocation, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), life insurance or accident insurance plans, programs or arrangements, (iv) all bonus, pension, profit sharing, savings, retirement, deferred compensation or incentive plans, programs or arrangements, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management and that do not generally apply to all employees, and (vi) any employment or service agreements (except for offer letters providing for at-will employment that do not provide for severance, acceleration or post-termination benefits) compensation agreements or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former director, officer, employee, or consultant (provided that, for (i) former and current consultants and (ii) former directors, officers and employees, such arrangements need only be listed if unsatisfied obligations of the Company or any Company Subsidiary of greater than $10,000 remain thereunder) of the Company or any Company Subsidiary (all of the foregoing described in clauses (i) through (vi), collectively, the “Company Benefit Plans”). The Company has not, since July 30, 2002, extended credit, arranged for the extension of credit, or renewed, modified or forgiven an extension of credit made prior to such date, in the form of a personal loan to or for any person who was, at any time since such date, an officer or director of the Company.

(b)        Prior to the date of this Agreement, the Company has Made Available to Parent a true, correct and complete copy of each of the Company Benefit Plans and related plan documents (including adoption agreements, vendor contracts and administrative services agreements, trust documents, insurance policies or contracts (including policies relating to fiduciary liability insurance covering the fiduciaries of such Company Benefit Plans), bonds required by ERISA, employee booklets, summary plan descriptions and other authorizing documents, summaries of material modifications and any material written employee communications relating thereto) and has, with respect to each Company Benefit Plan that is subject to ERISA reporting requirements, Made Available to Parent true, correct and complete copies of the Form 5500 reports filed for the last three plan years (including all audits, financial statements, schedules and attachments thereto, where applicable). Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has (i) obtained from the IRS a current favorable determination letter as to its qualified status under the Code, or (ii) has been established under a standardized master and prototype or volume submitter plan for which a favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. The Company has also Made Available to Parent a true, correct and complete copy of the most recent such Internal Revenue Service determination letter, advisory letter or opinion letter issued with respect to each such the Company Benefit Plan, and, to the Company’s knowledge, nothing has occurred since the issuance of each such letter that could reasonably be expected to cause the loss of the Tax-qualified status of any Company Benefit Plan subject to Section 401(a) of the Code. The Company has also Made Available to Parent all registration statements and prospectuses and investment policy statements prepared in connection with each Company Benefit Plan, where applicable. All individuals who, pursuant to the terms of any Company Benefit Plan, are entitled to participate in any Company Benefit Plan, are currently participating in such Company Benefit Plan or have been offered an opportunity to do so. Neither the Company or any Company Subsidiary or any ERISA Affiliate sponsors or maintains any self-funded employee benefit plan, including any plan to which a stop-loss policy applies.

(c)        None of the Company Benefit Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or applicable state law. There has been no prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any Company Benefit Plan that is not exempt under Section 408 of ERISA. To the Company’s knowledge, each Company Benefit Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and the Company, each Company Subsidiary and each ERISA Affiliate has performed all obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no knowledge of any material default or in violation by any other party to, any of the Company Benefit Plans. Neither the Company nor any Company Subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Benefit Plans. All contributions required to be made by the Company, any Company Subsidiary or any ERISA Affiliate to any Company Benefit Plan have been made on or before their due dates and, to the extent required by GAAP, all amounts have been accrued for the current plan year (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the ordinary course of business, consistent with past practice, after the Company Balance Sheet Date as a result of the operations of the Company and the Company Subsidiaries after the Company Balance Sheet Date). In addition, with respect to each Company Benefit Plan intended to include a Code Section 401(k) arrangement, the Company and each Company Subsidiary and ERISA Affiliate have at all times made timely deposits of employee salary reduction contributions and participant loan repayments, as determined pursuant to regulations issued by the United States Department of Labor. No Company

Benefit Plan that is an employee welfare benefit plan as defined in Section 3(1) of ERISA is a self-insured plan. No Company Benefit Plan is covered by, and neither the Company nor any Company Subsidiary or ERISA Affiliate has incurred or expects to incur any liability under, Title IV of ERISA or Section 412 of the Code. With respect to each Company Benefit Plan subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, the Company has prepared in good faith and timely filed all requisite governmental reports (which were true, correct and complete as of the date filed), including any required audit reports, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Benefit Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company or any Company Subsidiary, is threatened, against the Company or any Company Subsidiary or with respect to any such Company Benefit Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor.

(d)        Neither the Company nor any Company Subsidiary or ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any “multiemployer plan” as such term is defined in Section 3(37) of ERISA or any “multiple employer plan” as such term is defined in Section 413(c) of the Code. There has been no termination or partial termination of any Company Benefit Plan within the meaning of Section 411(d)(3) of the Code.

(e)        Each compensation and benefit plan required to be maintained or contributed to by Law or applicable custom or rule of the relevant jurisdiction outside of the United States (each such plan, a “Foreign Plan”) is listed in Section 4.10(e) of the Company Disclosure Schedule except for plans maintained by Governmental Entities. As regards each Foreign Plan, (i) such Foreign Plan is in compliance with the provisions of the laws of each jurisdiction in which such Foreign Plan is maintained, to the extent those laws are applicable to such Foreign Plan, (ii) the Company, each Company Subsidiary, and each ERISA Affiliate has complied with all applicable reporting and notice requirements, and such Foreign Plan has obtained from the Governmental Entity having jurisdiction with respect to such Foreign Plan any required determinations, if any, that such Foreign Plan is in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to such Foreign Plan, and (iii) such Foreign Plan has been administered in accordance with its terms and applicable Law and regulations.

(f)         Section 4.10(f) of the Company Disclosure Schedule lists each person who the Company reasonably believes is, with respect to the Company, any Company Subsidiary and/or any ERISA Affiliate, a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) determined as of the date hereof.

(g)        Section 4.10(g) of the Company Disclosure Schedule lists as of the date of this Agreement each employee of the Company or any Company Subsidiary who is not fully available to perform work because of disability or other leave and also lists, with respect to each such employee, the basis of such disability or leave and the anticipated date of return to full service.

(h)        Except as set forth in Section 4.10(h) of the Company Disclosure Schedule, none of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (or such transactions in combination with any subsequent transactions or events, other than transactions or events initiated solely by Parent) will (i) result in any employee, director or consultant of the Company or any Company Subsidiary becoming entitled to any deferred compensation, bonus or severance pay or materially increase or otherwise enhance any benefits otherwise payable by the Company or any Company Subsidiary, (ii) result in the acceleration of the time of payment or vesting, or an increase in the amount of any compensation due to any employee, director or consultant of the Company or any Company Subsidiary, except as may be required under Section 411(d)(3) of the Code, (iii) result in forgiveness in whole or in part of any outstanding loans made by the Company or any Company Subsidiary to any of their employees, directors or consultants, or (iv) result in a payment that would be considered an “excess parachute payment” and treated as nondeductible under Section 280G of the Code or subject to the excise Tax under Section 4999 of the Code.

(i)         To the Company’s knowledge, the Company has neither granted, nor is a party to, any contract that grants any compensation, equity award, or bonus, that fails to comply in good faith with the provisions of Section 409A of the Code.

(j)         Each of the Company and each Company Subsidiary is in compliance in all material respects with all currently applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act. The Company and each Company Subsidiary has paid in full to all employees, independent contractors and consultants all wages, salaries, commissions, bonuses, benefits, and other compensation due to or on behalf of such employees, independent contractors or consultants. Neither the Company nor any Company Subsidiary is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any Company Subsidiary and any of their respective employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity.

(k)        Neither the Company nor any of the Company Subsidiaries has any obligation to pay any amount or provide any benefit to any former employee or officer, other than obligations (i) for which Company has established a reserve for such amount on the Company Balance Sheet in accordance with GAAP and (ii) pursuant to contracts entered into after the Company Balance Sheet Date and disclosed on Section 4.10(k) of the Company Disclosure Schedule. Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement or other labor union contract, no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary and neither the Company nor any Company Subsidiary has any duty to bargain with any labor organization. There is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any person employed by the Company or any Company Subsidiary. The Company has no knowledge of any activities or proceedings of any labor union or to organize their respective employees. There is no labor dispute, strike or group work stoppage against the Company or any Company Subsidiary pending or threatened that may interfere with the respective business activities of the Company or any Company Subsidiary.

(l)         To the knowledge of the Company, no employee of the Company or any Company Subsidiary is in violation of any term of any employment agreement, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any Company Subsidiary because of the nature of the business conducted or presently proposed to be conducted by the Company or any Company Subsidiary or to the use of trade secrets or proprietary information of others. No Key Employee of the Company or any Company Subsidiary has given notice of termination or resignation to the Company or any Company Subsidiary, nor does the Company otherwise have knowledge that any such Key Employee intends to terminate his or her employment with the Company or any Company Subsidiary. The employment of each of the employees of the Company or any Company Subsidiary is “at will” and the Company and each Company Subsidiary does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of their respective employees, and the employment of each employee of the Company and each Company Subsidiary may be terminated without prior notice and without financial liability to the Company or any Company Subsidiary (other than as provided under applicable Law or as set forth in Section 4.12(b) of the Company Disclosure Schedule).

(m)      Each of the Company and each Company Subsidiary has Made Available to Parent a true, correct and complete list of the names of all current officers, directors, consultants and employees of the Company and each Company Subsidiary showing each such person’s name, position, rate of annual remuneration, status as exempt/non-exempt and bonuses for the current fiscal year and the most recently completed fiscal year.

(n)        Each of the Company and each Company Subsidiary has Made Available to Parent true, correct and complete copies of each of the following: (i) all forms of offer letters, (ii) all forms of employment agreements and severance agreements, (iii) all forms of services agreements and forms of agreements with current and former consultants and/or advisory board members, (iv) all forms of confidentiality, non-competition and/or invention agreements by and between current and former employees, consultants and/or others and the Company or any Company Subsidiary (and a true, correct and complete list of employees, consultants and/or others not subject thereto), (v) all management organization chart(s), (vi) all agreements and/or insurance policies providing for the indemnification of any officers or directors of the Company or any Company Subsidiary, (vii) a summary of the Company’s standard severance policy, (viii) a summary of outstanding liability for termination payments and benefits to current and former directors, officers, employees and consultants of the Company or any Company Subsidiary, and (ix) a schedule of bonus commitments made to employees of the Company or any Company Subsidiary.

(o)        The Company and each Company Subsidiary is in compliance in all material respects with the Worker Adjustment Retraining Notification Act of 1988, as amended (“WARN Act”), or any similar state or local law. In the past two years (i) the Company has not effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company Business, and (iii) the Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation. The Company has not caused any of its employees to suffer an “employment loss” (as defined in the WARN Act) during the 90-day period prior to the date of this Agreement.

Section 4.11   Customers.

Neither the Company nor any of the Company Subsidiaries has any outstanding material dispute concerning its goods and/or services with any wireless communications service provider, original equipment manufacturer or other distributor who, in the nine months ended September 30, 2005, was one of the 20 largest sources of revenue for the Company, based on amounts paid or payable during such periods (each, a “Significant Customer”). Each Significant Customer is listed on Section 4.11 of the Company Disclosure Schedule. Neither the Company nor any of the Company Subsidiaries has received any written notice from any Significant Customer that such customer (a) will not continue as a customer of the Company after the Closing or that any such customer intends to terminate or materially modify existing contracts with the Company or (b) intends to materially reduce the number of titles licensed.

Section 4.12   Contracts.

Section 4.12 of the Company Disclosure Schedule specifically identifies (by the applicable letter subsection set forth below) each contract to which the Company or any Company Subsidiary is a party to or bound that constitutes a Company Material Contract. The term “Company Material Contract” shall include each of the following:

(a)        any contract with any Significant Customer, and any contract generating, or that is reasonably likely to generate, over the twelve month period from the date of this Agreement, more than $1,000,000 in revenues for the Company or such Company Subsidiary, other than those set forth on Section 4.12(i) of the Company Disclosure Schedule;

(b)        Any contract with any director, officer, employee or consultant that would require the Company or any Company Subsidiary to make any payments in connection with the Merger, or upon termination of employment, but excluding any contract (i) that is terminable at-will or, in the case of consultants, with 30 or fewer days of notice by the Company or any of the Company Subsidiaries without cost, liability or financial obligations (other than accrued regular compensation and benefits through the date of termination, including any such notice period) or (ii) under which the Company has paid or is obligated to pay less than $10,000;

(c)        any agreement of indemnification (other than standard indemnification provisions in contracts entered into by the Company or any Company Subsidiary in the ordinary course of business consistent with past practice) or any guaranty;

(d)        any contract containing any covenant limiting in any respect the right of the Company or any of the Company Subsidiaries to (i) engage, participate or compete in any line of business, market or geographic area, (ii) develop, market or distribute products or services, (iii) conduct business with any person, (iv) solicit the employment of, or hire, any person, or (v) compete with any person, or granting any exclusive sales, distribution, marketing or other exclusive rights, rights of first refusal, “most favored nation” rights, rights of first negotiation or other exclusive rights and/or similar terms to any person, but in each case excluding (1) agreements granting wireless carriers and other distributors exclusive rights to a title in their territory for a period of ninety (90) days or less from their effective dates and (2) contracts containing limitations that are not material to the Company or any Company Subsidiary, do not limit the Company’s ability to develop or market additional products or titles, and do not relate to any Company Material Products;

(e)        any lease for real or personal property in which the amount of payments that the Company or any of the Company Subsidiaries is required to make on an annual basis exceeds $500,000;

(f)         any contract pursuant to the express terms of which the Company or any of the Company Subsidiaries is currently obligated to pay in excess of $500,000 in any one year period that is not terminable by the Company or the Company Subsidiaries without penalty upon notice of ninety (90) days or less;

(g)        any contract currently in force relating to the disposition or acquisition by the Company or any of the Company Subsidiaries after the date hereof of (i) assets with a book value exceeding $500,000; or (ii) an entity that the Company or any of the Company Subsidiaries has any material ownership interest, including any corporation, partnership, joint venture or other business enterprise;

(h)        any contract pursuant to which the Company or any Company Subsidiary is a licensor of Intellectual Property or agrees to encumber, not assert, transfer or sell rights in or with respect to any Intellectual Property, except for distribution contracts with wireless carriers, other distributors and end users entered into by the Company or any Company Subsidiary in the ordinary course of business consistent with past practice;

(i)         any joint venture contract or any other agreement that involves a sharing of revenues in excess of $1,000,000, or involves a sharing of profits, cash flows, expenses or losses, with other persons or the payment of royalties to any other person other than (i) licenses of Third Party Intellectual Property listed or described in Section 4.15(h)(ii) of the Company Disclosure Schedule, and (ii) contracts identified in Section 4.12(a) of the Company Disclosure Schedule;

(j)         any contract currently required to be filed as an exhibit pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Securities Act other than those currently on file with the SEC (including any amendments to agreements filed as of the Company Balance Sheet Date that are required to be filed);

(k)        any contract containing a “standstill” provision with respect to any equity securities of the Company;

(l)         any contract or plan in effect on the date of this Agreement, (including any stock option, stock purchase and/or stock bonus plan) relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any Company Common Shares or any other securities of the Company or any of the Company Subsidiaries or any options, warrants, convertible notes or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefor, except for the Company Stock Option Plans, the Company Options and Company Warrants disclosed in Section 4.3 of the Company Disclosure Schedule;

(m)      any contract under which the Company or any Company Subsidiary is obligated to provide consulting services, development services, professional services or support services (other than maintenance and support customer contracts on the Company’s standard, unmodified forms), in each case excluding (i) contracts that are terminable by the Company or Company Subsidiary on notice of thirty (30) days or less without penalty in excess of $100,000, individually or in the aggregate, and without any ongoing material obligations, (ii) contracts that generated less than $100,000 in revenue to the Company during the 12 months preceding the date of this Agreement, and (iii) distribution contracts with wireless carriers and other distributors in the ordinary course of business pursuant to which the Company or any of its Subsidiaries provide ancillary support;

(n)        any contract set forth on Section 4.22 (Company Material Products) or Section 4.23 (Development Tools) of the Company Disclosure Schedule;

(o)        any contract with any investment banker, broker, advisor or similar party, or any accountant, legal counsel or other person retained by the Company, in connection with this Agreement and the transactions contemplated hereby, other than (i) the Engagement Letter (as defined in Section 4.19), and (ii) contracts with service providers with fees to be paid based on their customary hourly rates;

(p)        any contract pursuant to which the Company or any of the Company Subsidiaries has acquired a business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, or any contract pursuant to which it has any material ownership interest in any other person (other than the Company Subsidiaries);

(q)        all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of the Company or any of the Company Subsidiaries in an aggregate principal amount in excess of $100,000 is outstanding or may be incurred on the terms thereof and the respective principal amounts currently outstanding thereunder as of the date hereof; or

(r)         any other contract not listed in subsections (a)-(q) that individually provides for payments to or by the Company or any Company Subsidiaries in excess of $1,000,000, or pursuant to which the Company or any Company Subsidiaries have been paid, or expects to be paid, more than $1,000,000 in any consecutive 12-month period, or that individually provides for payments by the Company or any Company

Subsidiaries in excess of $500,000 or is otherwise material to the Company or the Company Subsidiaries or their respective businesses, operations, financial condition, properties or assets (other than employee offer letters in the ordinary course of business consistent with past practice), in each case excluding contracts with wireless service providers and original equipment manufacturers.

Except as set forth on Section 4.12 of the Company Disclosure Schedule, all Company Material Contracts are in written form. The Company has Made Available to Parent true, correct and complete copies of each Company Material Contract. Each Company Material Contract is (i) valid and binding on the Company and each Company Subsidiary party thereto and, to the Company’s knowledge, each other party thereto and (ii) in full force and effect. The Company and each Company Subsidiary has in all material respects performed all material obligations required to be performed by it to the date hereof under each Company Material Contract and, to the Company’s knowledge, each other party to each Company Material Contract has in all material respects performed all obligations required to be performed by it under such Company Material Contract. As of the date hereof, none of the Company or any Company Subsidiary has knowledge of, or has received notice from the other contracting party of, any actual or alleged material violation or default under (or any condition that with the passage of time or the giving of notice or both would cause such a violation of or default under) any Company Material Contract. There exists no default or event of default with respect to the Company or any Company Subsidiary or to the knowledge of the Company, with respect to any other contracting party, which, with the giving of notice, or the lapse of time would reasonably be expected to (A) become a material default or event of default by the Company or any Company Subsidiary under any Company Material Contract or (B) give any third party (a) the right to declare a material default by or against the Company or any Company Subsidiary or exercise any remedy under any Company Material Contract, (b) the right to a change in delivery schedule under any Company Material Contract, (c) the right to accelerate the maturity or performance of any material obligation of the Company or any of its Subsidiaries under any Company Material Contract, or (d) the right to cancel, terminate or materially modify any Company Material Contract.

Section 4.13   Litigation.

Except as set forth in Section 4.13 of the Company Disclosure Schedule, (i) there is no suit, claim, action, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary or, to the Company’s knowledge, for which the Company or any Company Subsidiary is obligated to indemnify a third party, (ii) none of the Company or any Company Subsidiary is subject to any outstanding order, writ, judgment, injunction, decree, or arbitration ruling or award, and (iii) to the Company’s knowledge, there has been no refusal to indemnify or denial of indemnification and no intention to refuse indemnification, by any third party in connection with any past, pending or threatened suit, claim, action, proceeding, investigation, order, ruling or award with respect to which the Company or any Company Subsidiary is or may be entitled to indemnification from any third party. Except as set forth in Section 4.13 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any action, suit, proceeding, claim, mediation or arbitration pending against any other person. There has not been since September 30, 2004, nor are there currently, any internal investigations or inquiries being conducted by the Company, the Company Board (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, illegal activity, fraudulent or deceptive conduct, violation of Company policy or other misfeasance or malfeasance issues.

Section 4.14   Environmental Matters.

(a)        The Company and each Company Subsidiary is in material compliance with all Environmental Laws.

(b)        The Company and the Company subsidiaries have not received notification regarding any existing or potential Environmental Claims against the Company or any Company Subsidiary, nor have any of them received any written notification of any allegation of any actual or potential responsibility for, or any inquiry or investigation regarding, (i) any alleged violation of Environmental Laws or (ii) any disposal, Release or threatened Release at any Facility of any Hazardous Substance generated or transported by the Company or any Company Subsidiary.

(c)        To the knowledge of the Company, there have been no Releases at the Facilities of Hazardous Substances in quantities that could trigger the need for investigation and/or remediation pursuant to Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.15   Intellectual Property.

(a)        As used in this Agreement, the following terms shall have the meanings indicated below:

(i)         “Intellectual Property” means any and all worldwide intellectual property and intellectual property rights, including all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, proprietary processes and formulae, algorithms, specifications, customer lists and supplier lists, all designs and any registrations and applications therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor, Internet domain names, all copyrights, copyright registrations and applications therefor, all computer software, including all source code, object code, firmware, and development tools, game engines, game rules, scripts, voice-overs, characters, images, drawings, graphics, files, records and data, all rights in prototypes, all databases and data collections and all rights therein, all moral and economic rights of authors and inventors.

(ii)       “Company IP Rights” means (i) any and all Intellectual Property used in the conduct of the business of the Company and the Company Subsidiaries as currently conducted by the Company or any Company Subsidiary and (ii) any and all other Intellectual Property owned by the Company and the Company Subsidiaries.

(iii)      “Company-Owned IP Rights” means Company IP Rights that are owned by the Company or any of the Company Subsidiaries.

(iv)       “Company Registered Intellectual Property” means all United States, international and foreign (i) patents and patent applications (including provisional applications), (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks, (iii) registered Internet domain names, and (iv) registered copyrights and applications for copyright registration, in each case of (i) through (iv) that is owned by, registered or filed in the name of, the Company or any of the Company Subsidiaries.

(v)        “Third Party Intellectual Property Rights” means any Intellectual Property owned by a third party.

(vi)       “Company Products” means collectively (i) all products and services that are currently being published, marketed, licensed, sold, distributed or performed by or on behalf of the Company or any Company Subsidiary and (ii) all products or services currently under development by the Company or any Company Subsidiary or that the Company or any of the Company Subsidiaries are contractually obligated to develop.

(vii)     “Company Source Code” means any software source code for any Company-Owned IP Rights or Company Products.

(viii)    “Open Source Materials” means all software or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution term (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL) and the Apache License).

(b)        The Company and the Company Subsidiaries (i) own and have independently developed or acquired or (ii) have the valid right or license (exclusive or non-exclusive, as applicable) to all Company IP Rights. The Company IP Rights are sufficient for the conduct of the business of the Company and the Company Subsidiaries as currently conducted and to the Company’s knowledge as currently proposed to be conducted by the Company or any Company Subsidiary.

(c)        Neither the Company nor any of the Company Subsidiaries has transferred ownership of any Intellectual Property that consists or had consisted of Company-Owned IP Rights to any third party or knowingly permitted the Company’s rights in any Intellectual Property that consist or had consisted of Company-Owned IP Rights to enter the public domain or, with respect to any Intellectual Property for which the Company or the Company Subsidiaries have submitted an application or obtained a registration, lapse (other than through the expiration of registered Intellectual Property at the end of its maximum statutory term or the abandonment of trademarks in the ordinary course of business using reasonable business judgment).

(d)        Except as set forth in Section 4.15(d) of the Company Disclosure Schedule, the Company and the Company Subsidiaries own and have good and exclusive title to each item of Company-Owned IP Rights and each item of Company Registered Intellectual Property, free and clear of any Encumbrances. Except as set forth in Section 4.15(d) of the Company Disclosure Schedule, the right, license and interest of the Company or a Company Subsidiary in and to all Third Party Intellectual Property Rights licensed by the Company or a Company Subsidiary from a third party are free and clear of all Encumbrances (excluding restrictions contained in the applicable license agreements with such third parties).

(e)        Except as set forth in Section 4.15(e) of the Company Disclosure Schedule, neither the execution and delivery or effectiveness of this Agreement nor the performance of the Company’s obligations under this Agreement will cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Company-Owned IP Right, or impair the right of the Company, any Company Subsidiary or Parent to use, possess, sell or license any Company-Owned IP Right or any portion thereof. To the Company’s knowledge, after the Closing, all Company-Owned IP Rights will be fully transferable, alienable or licensable by Parent without restriction and without payment of any kind to any third party subject to any existing license and distribution agreements with third parties.

(f)         Section 4.15(f) of the Company Disclosure Schedule lists all Company Registered Intellectual Property including the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed.

(g)        Each item of Company Registered Intellectual Property is subsisting (or in the case of applications, applied for), all registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been or will be timely paid and all documents, recordations and certificates in connection with such Company Registered Intellectual Property currently required to be filed have been or will be timely submitted to the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Company Registered Intellectual Property and recording the Company’s and the Company Subsidiaries’ ownership interests therein.

(h)        Except as set forth in Section 4.15(h) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is or shall be as a result of the execution and delivery or effectiveness of this Agreement or the performance of the Company’s obligations under this Agreement in breach of any contract described in Section 4.22 (the “Company IP Rights Agreements”), and the consummation of the transactions contemplated by this Agreement will not result in the modification, cancellation, termination, suspension of or acceleration of any payments with respect to the Company IP Rights Agreements, or give any non-Company party to any Company IP Rights Agreement the right to do any of the foregoing. Except as set forth in Section 4.15(h) of the Company Disclosure Schedule, following the Closing, the Surviving Corporation (as wholly owned by Parent) will be entitled to exercise all of the Company’s and the Company Subsidiaries’ rights under the Company IP Rights Agreements to the same extent the Company and the Company Subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company or any of the Company Subsidiaries would otherwise be required to pay.

(i)         Except as set forth in Section 4.15(i) of the Company Disclosure Schedule, to the Company’s knowledge, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any Company-Owned IP Rights by any third party, including any employee or former employee of the Company or any Company Subsidiary. Except as set forth in Section 4.15(i) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has initiated any lawsuits for infringement or misappropriation of any Intellectual Property or breach of any Company IP Rights Agreement.

(j)         Except as set forth in Section 4.15(j) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has been sued in any suit, action or proceeding (or received any written notice or, to the knowledge of the Company, threat) that involves a claim of infringement or misappropriation of any Third Party Intellectual Property right or which contests the validity, ownership or right of the Company or any Company Subsidiary to exercise any Intellectual Property right. Neither the Company nor any Company Subsidiary has received any written communication that puts the Company or any Company Subsidiary on notice of or involves an offer to license or grant any other rights or immunities under any Third Party Intellectual Property Right.

(k)        The operation of the business of the Company and the Company Subsidiaries as such business is currently conducted and, to the knowledge of the Company, as currently proposed to be conducted by the Company or any Company Subsidiary, including (i) the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, provision and/or use of any Company Product and (ii) the Company’s or any Company Subsidiary’s use of any product, device or process used in the business of the Company or the Company Subsidiaries as currently conducted and to the Company’s knowledge, as currently proposed to be conducted by the Company or any Company Subsidiary, does not and will not infringe or misappropriate any Third Party Intellectual Property and does not and, to the knowledge of the Company, will not constitute unfair competition or unfair trade practices under the Laws of any jurisdiction in which the Company or any of the Company Subsidiaries conducts business.

(l)         None of the Company-Owned IP Rights, the Company Products, the Company or any of the Company Subsidiaries is subject to any judicial or governmental proceeding or outstanding order (A) restricting in any manner the use, transfer, or licensing by the Company or any of the Company Subsidiaries of any Company-Owned IP Right or any Company Product, or which may affect the validity, use or enforceability of any such Company-Owned IP Right or Company Product, or (B) restricting the conduct of the business of the Company or any of the Company Subsidiaries in order to accommodate Third Party Intellectual Property rights.

(m)      Neither the Company nor any Company Subsidiary has received any written opinion of legal counsel that any Company Product or the operation of the business of the Company or any Company Subsidiary, as previously or currently conducted, infringes or misappropriates any Third Party Intellectual Property Rights.

(n)        Except as set forth in Section 4.15(n) of the Company Disclosure Schedule, each of the Company and each Company Subsidiary has secured from all of its consultants, employees and independent contractors who independently or jointly contributed to the conception, reduction to practice, creation or development of any material Company-Owned IP Rights, an assignment of ownership of all such third party’s Intellectual Property in such contribution that the Company or any Company Subsidiary does not already own by operation of Law in the form Made Available to Parent, and such third party has not retained any rights or licenses with respect thereto.

(o)        To the Company’s knowledge, no current or former employee, consultant or independent contractor of the Company or any Company Subsidiary (i) is in violation of any term or covenant of any contract relating to employment, invention disclosure, invention assignment, non-disclosure or non-competition or any other contract with any other party by virtue of such employee’s, consultant’s or independent contractor’s being employed by, or performing services for, the Company or any Company Subsidiary or using trade secrets or proprietary information of others without permission or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Company or any Company Subsidiary that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

(p)        To the Company’s knowledge, the employment of any employee of the Company or any Company Subsidiary or the use by the Company or any Company Subsidiary of the services of any consultant or independent contractor does not subject the Company or any Company Subsidiary to any liability to any third party for improperly soliciting such employee, consultant or independent contractor to work for the Company or any Company Subsidiary, whether such liability is based on contractual or other legal obligations to such third party.

(q)        Except as set forth in Section 4.15(q) of the Company Disclosure Schedule, to the Company’s knowledge, no current or former employee, consultant or independent contractor of the Company or any Company Subsidiary has any right, license, claim or interest whatsoever in or with respect to any Company-Owned IP Rights.

(r)         The Company and the Company Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all commercially valuable confidential or non-public information included in the Company IP Rights (“Confidential Information”). All use, disclosure or appropriation of Confidential Information owned by the Company or any Company Subsidiary by or to a third party has been pursuant to the terms of a written agreement or other legal binding arrangement between the Company or a Company Subsidiary and such third party. All use, disclosure or appropriation of Confidential Information by the Company and the Company Subsidiaries not owned by the Company or any Company Subsidiary has been pursuant to the terms of a written agreement between the Company or such Company Subsidiary and the owner of such Confidential Information, or is otherwise lawful.

(s)        Except as set forth in Section 4.15(s) of the Company Disclosure Schedule, to the Company’s knowledge, neither the Company nor any Company Subsidiary has (i) incorporated Open Source Materials into, or combined Open Source Materials with the Company IP Rights in, the Company Material Products, or (ii) distributed Open Source Materials, in conjunction with any Company IP Rights, in the Company Material Products.

(t)         To the Company’s knowledge, all Company Material Products sold, licensed, leased or delivered by the Company or any Company Subsidiary to customers on or prior to the Closing Date conform in all material respects to applicable contractual commitments, express and implied warranties (to the extent not subject to legally effective express exclusions thereof), packaging, advertising and marketing materials and to any legally binding representations provided to customers and conform in all material respects to applicable product or service specifications or documentation. Neither the Company nor any Company Subsidiary has any liability (and, to the knowledge of the Company and any Company Subsidiary, there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company or any Company Subsidiary giving rise to any material liability relating to the foregoing contracts) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Company Balance Sheet.

(u)        The Company makes reasonable commercial efforts to document and correct all material bugs, errors and defects in all the Company Material Products, and certain documentation related to same is retained and is available internally at the Company.

(v)        To the Company’s knowledge, no (i) government funding, (ii) facilities of a university, college, other educational institution or research center, or (iii) funding from any person (other than funds received in consideration for the Company Capital Stock or Indebtedness incurred on commercially reasonable terms) was used in the development of the Company-Owned IP Rights.

(w)       Except as set forth in Section 4.15(w) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary nor, to the Company’s knowledge, any other person then acting on their behalf has disclosed, delivered or licensed to any person, agreed to disclose, deliver or license to any person, or permitted the disclosure or delivery to any escrow agent or other person of any Company Source Code. To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by the Company or any Company Subsidiary or any person then acting on their behalf to any person of any Company Source Code. There are no contracts pursuant to which the Company or any Company Subsidiary has deposited, or is or may be required to deposit, with an escrow holder or any other person, any of the Company Source Code.

Section 4.16   Taxes.

(a)        The Company and the Company Subsidiaries and each affiliated, combined, consolidated or unitary group of which the Company or any Company Subsidiary is or has been a member (a “Company Group”) have timely filed all material federal, state, local, and foreign Tax Returns required to be filed by it in the manner prescribed by applicable Laws and all such Tax Returns were true, complete and correct in all material respects. Except with respect to Taxes that are immaterial in amount, all Taxes (as defined below) of the Company and the Company Subsidiaries (whether or not shown or required to be shown on any Tax Return) that are due and payable have been timely paid in full and the accruals and reserves for Taxes (rather than any reserve for deferred Taxes established to reflect timing difference between book and Tax income) reflected in the Company’s Balance Sheet (rather than any notes thereto) are adequate in accordance with GAAP to cover all unpaid Taxes of the Company and the Company Subsidiaries. Except with respect to Taxes that are immaterial in amount, all reserves for Taxes as adjusted for operations and transactions and the passage of time through the Effective Date in accordance with past custom and practice of the Company and the Company Subsidiaries are adequate in accordance with GAAP to cover all unpaid Taxes of the Company and the Company Subsidiaries accruing through the Effective Date.

(b)        The Company and the Company Subsidiaries have withheld and paid over all material Taxes required to have been withheld and paid over, and to the knowledge of the Company, the Company and the Company Subsidiaries have withheld and paid over all other Taxes required to have been withheld and paid over, and the Company and the Company Subsidiaries have complied with all material information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in each case in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no Encumbrances on any of the assets, rights or properties of the Company or any Company Subsidiary with respect to Taxes.

(c)        Except as set forth in Section 4.16 of the Company Disclosure Schedule, no audit of material Tax Returns or other examination of the Company, any Company Subsidiary or any Company Group is pending or threatened in writing. No deficiencies have been asserted against the Company or any Company Subsidiary as a result of examinations by any state, local, federal or foreign Taxing authority and no issue has been raised by any examination conducted by any state, local, federal or foreign Taxing authority that, by application of the same principles, might result in a proposed deficiency for any other period not so examined. Each deficiency resulting from any audit or examination relating to Taxes of the Company or any Company Subsidiary by any Taxing authority has been paid or is being contested in good faith and in accordance with the Law and is fully reserved for on the Company Balance Sheet in accordance with GAAP. No claim has ever been made by an authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns that the Company or any Company Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction. Neither the Company nor any Company Subsidiary is subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other Tax authorities that will be binding on the Company or any Company Subsidiary with respect to any period following the Closing Date. Neither the Company nor any of the Company Subsidiaries has granted any power of attorney that is currently in force with respect to any material Taxes or Tax Returns.

(d)        Neither the Company nor any Company Subsidiary has requested any extension of time within which to file any material Tax Return which Tax Return has not yet been filed. There are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Taxes against the Company or any Company Subsidiary.

(e)        The Company and each Company Subsidiary have disclosed on their federal income Tax returns all material positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code. Neither the Company nor any Company Subsidiary has been a party to or participated in any way in a transaction that would be defined as a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) (including, without limitation, any “listed transaction”) or any confidential corporate Tax shelter within the meaning of Treasury Regulation Section 1.6111-2.

(f)         Except as set forth in Section 4.16 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has been a member of any affiliated, combined, consolidated or unitary group other than the group of which the Company is the parent. None of the Company or any Company Subsidiary has any liability for, or any indemnification or reimbursement obligation with respect to, (i) Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision under foreign, state or local law), (ii) material Taxes of any person as transferee or successor, or (iii) material Taxes of any person by contract for Taxes. Neither the Company nor any Company Subsidiary is a party to any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing authority).

(g)        Except as set forth in Section 4.16 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary (nor any officer of the Company or any Subsidiary) is a party to any agreement, contract, or arrangement (including this Agreement and the arrangements contemplated hereby) that, individually or collectively, could give rise to the payment of any amount (whether in cash or property, including shares of capital stock) that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m)or 162(n) of the Code.

(h)        Neither the Company nor any Company Subsidiary has agreed to or is required to make any adjustment under Code Section 481(a) or Section 482 (or an analogous provision of state, local or foreign law) by reason of a change in accounting method or otherwise. Neither the Company nor any Company Subsidiary will be required to include in income, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law).

(i)         Neither the Company nor any Company Subsidiary is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code).

(j)         Neither the Company nor any Company Subsidiary has had or maintained a permanent establishment other than in its country of organization except that JAMDAT Mobile Inc. has a permanent establishment in both Canada and the United States for U.S. federal income tax purposes (it being understood, however, that JAMDAT Mobile Inc. does not have a permanent establishment in Canada for Canadian tax purposes).

(k)        Section 4.16(k) of the Company Disclosure Schedule sets forth information with respect to each of the Company and the Company Subsidiaries as of the most recent practicable date regarding any material Tax holidays or foreign rulings to which the Company or any Company Subsidiary (as the case may be) is subject.

(l)         Neither the Company nor any Company Subsidiary has incurred, and no state of affairs exist that could result in the Company incurring, any penalty under Section 6662(e) of the Code.

Section 4.17   Insurance.

Section 4.17 of the Company Disclosure Schedule contains a true, correct and complete list of policies and bonds of insurance maintained by the Company and each Company Subsidiary, and the Company has Made Available to Parent true, correct and complete copies of such policies and bonds of insurance. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and each Company Subsidiary is otherwise in compliance in all material respects with the terms of such policies and bonds. To the knowledge of the Company, neither the Company nor any Company Subsidiary has received written notification of any threatened termination of, or material premium increase with respect to, any such policies or bonds.

Section 4.18   Opinion of Financial Advisor.

The Company Board has received the written opinion of Credit Suisse First Boston LLC (the “Company Financial Advisor”) addressed to the Company Board, to the effect that the Merger Consideration is fair from a financial point of view to the holders of Company Common Shares (other than Affiliates of Company), and the Company has delivered to Parent a true, correct and complete copy of such opinion solely for informational purposes.

Section 4.19   Brokers.

Except for fees payable to the Company Financial Advisor as set forth in the engagement letter (the “Engagement Letter”) between the Company and the Company Financial Advisor, dated October 18, 2005 (the amount of such fees being set forth in Section 4.19 of the Company Disclosure Schedule), neither the Company nor any Affiliate of the Company is obligated for the payment of any fees or expenses of any investment banker, broker, advisor or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement. No such engagement letter obligates the Company to continue to use the services of the Company Financial Advisor following the Merger or pay the fees or expenses of the Company Financial Advisor in connection with any transaction other than the Merger following consummation of the Merger.

Section 4.20   Properties.

Neither the Company nor any of the Company Subsidiaries owns any real property interests as of the date hereof. Section 4.12 of the Company Disclosure Schedule lists all material real property leases to which each of the Company and the Company Subsidiaries is a party as of the date hereof and each amendment thereto that is in effect as of the date hereof. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and, except as set forth in Section 4.20 of the Company Disclosure Schedule, there is not, under any of such leases, any existing default or event of default (or event that with notice or lapse of time, or both, would constitute a default) by the Company or the Company Subsidiaries, or to the Company’s knowledge, by any other party thereto that would give rise to a material claim against the Company or the Company Subsidiaries except for such defaults, event of defaults or events that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.21   Interested Party Transactions.

Except as disclosed in the Company SEC Reports since December 31, 2004, no event has occurred and no relationship exists that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K.

Section 4.22   Products.

Section 4.22 of the Company Disclosure Schedule sets forth, for each Company Material Product, the following: (i) any contract under which the Company or any Company Subsidiary (A) is a licensee of any Third Party Intellectual Property Rights (as defined in Section 4.15(a)) other than “shrink wrap” and similar widely available commercial end-user licenses for software that have an individual acquisition cost of $50,000 or less, or (B) has acquired or had developed for it by any third party or non-employee, or will acquire or have developed for it by any third party or non-employee, any software, content, games, technology or Intellectual Property, in each case that is used in the development of, or that is incorporated into, any of the Company Material Products (except for (1) inter-company development contracts between the Company and any Company Subsidiary, and (2) development contracts for the porting services of third parties in connection with the Company Material Products which bear no ongoing royalty obligation on the part of the Company or any of the Company’s Subsidiaries and which have not required, and do not require, the payment of more than $100,000 in any twelve month period, (ii) the name(s) of the developer(s) of the Company Material Product, (iii) advances paid or payable and the rate of royalty payable to such developer(s), (iv) guarantees paid or payable and the rate of royalty for any royalties payable under any of the contracts identified in response to (i) above, and (v) for Company Material Products that are under development, the scheduled delivery date.

Section 4.23   Development Tools.

Section 4.23 of the Company Disclosure Schedule contains, to the Company’s knowledge, a complete list of all software development tools used or intended to be used by the Company and the Company Subsidiaries in the development of any of the Company Material Products, except for (i) any such tools owned by third party developers and used by them to render development services in connection with the Material Company Products, which tools have been licensed to the Company (or any of the Company Subsidiaries) on a perpetual, royalty-free basis as “Pre-Existing Developer Tools” (as set forth in Section 6.4 of the Company’s current standard form development agreement which has been Made Available to Parent) and (ii) any such tools that are generally available and are used in their generally available form (such as standard compilers) (the “Development Tools”). Section 4.23 of the Company Disclosure Schedule also sets forth, for each Development Tool, (i) for any Development Tool not entirely developed internally by employees of the Company or any of the Company Subsidiaries, the identity of the independent contractors and consultants involved in such development and a list of the contracts with such independent contractors and consultants, (ii) a list of any third parties with any rights to receive royalties or other payments with respect to such Development Tool, and a schedule of all such royalties payable, (iii) a list of any restrictions on the unrestricted right to use and distribute such Development Tool by the Company or any of the Company Subsidiaries, and (iv) a list of all contracts with third parties for the use by such third party of such Development Tool. The Company and all of the Company Subsidiaries have such right, title and interest in and to the Development Tools as is reasonably required for the conduct of their respective businesses as currently conducted and as proposed to be conducted.

Section 4.24   Export Control Laws.

The Company and each Company Subsidiary has conducted its export transactions in accordance in all material respects with applicable provisions of United States export control laws and regulations, including the Export Administration Act and implementing Export Administration Regulations. Without limiting the foregoing, (i) the Company and each Company Subsidiary has obtained all export licenses and other approvals required for its exports of products, software and technologies from the United States, (ii) the Company and each Company Subsidiary is in material compliance with the terms of all applicable export licenses or other approvals, (iii) there are no pending or, to the Company’s knowledge, threatened claims against the Company or any Company Subsidiary with respect to such export licenses or other approvals, (iv) to the Company’s knowledge, there are no actions, conditions or circumstances pertaining to the Company’s or any Company Subsidiary’s export transactions that may give rise to any future claims, and (v) no consents or approvals for the transfer of export licenses to Parent are required, or such consents and approvals can be obtained expeditiously without material cost.

Article 5.
Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 5.1   Organization and Qualification; Subsidiaries.

Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary.

Section 5.2   Authority.

Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub, as applicable, of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent and no vote of the holders of any shares of Parent capital stock is required to approve this Agreement or the transactions contemplated hereby. The affirmative vote of the sole stockholder of Merger Sub to adopt this Agreement is the only vote of the sole stockholder of Merger Sub necessary to adopt this Agreement and approve the Merger under applicable Law and Merger Sub’s Certificate of Incorporation. This Agreement has been duly authorized and validly executed and delivered by Parent and Merger Sub, as applicable, and constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar Laws affecting the rights of creditors generally and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies.

Section 5.3   No Conflict; Required Filings and Consents.

(a)        The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate any provision of the Parent Certificate of Incorporation or Parent Bylaws or the Certificate of Incorporation or Bylaws of Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.3(b) have been obtained and all filings and notifications described in Section 5.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or Merger Sub or any other Subsidiary of Parent (each, a “Parent Subsidiary” and, collectively, the “Parent Subsidiaries”) or by which any property or asset of Parent, Merger Sub or any Parent Subsidiary is bound or affected, or (iii) result in any breach of or any loss of any benefit under, constitute a default (or an event that with notice or lapse of time or both would become a default) under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a material Encumbrance on any property or asset of Parent, Merger Sub or any Parent Subsidiary pursuant to, any material contract, bond, mortgage or permit, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to (A) prevent or materially delay consummation of the Merger or any other transactions contemplated by this Agreement, or (B) otherwise prevent or materially delay performance by Parent or Merger Sub of any of their material obligations under this Agreement.

(b)        The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other person, except (i) under the Exchange Act, the Securities Act, any applicable Blue Sky Laws, the rules and regulations of The NASDAQ Stock Market, the HSR Act, foreign or supranational antitrust and competition Laws, filing and recordation of the Certificate of Merger as required by the DGCL and as otherwise set forth in the Parent Disclosure Schedule and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to (A) prevent or materially delay consummation of the Merger or any other transactions contemplated by this Agreement, (B) otherwise prevent or materially delay performance by Parent or Merger Sub of any of their material obligations under this Agreement, or (C) have a Material Adverse Effect on Parent.

Section 5.4   Available Funds.

Parent has available to it all funds necessary to satisfy all of its obligations hereunder and in connection with the Merger.

Section 5.5   Ownership of Merger Sub; No Prior Activities.

(a)        All of the outstanding capital stock of Merger Sub is owned directly by Parent. There are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments to which Merger Sub is a party of any character relating to the issued or unissued capital stock of, or other Equity Interests in, Merger Sub or obligating Merger Sub to grant, issue or sell any shares of the capital stock of, or other Equity Interests in, Merger Sub, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of Merger Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of Merger Sub.

(b)        Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and, prior to the Effective Time, will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

(c)        None of Parent or any of its Affiliates is an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company.

Article 6
Covenants

Section 6.1   Conduct of Business by the Company Pending the Closing.   The Company agrees that, between the date of this Agreement and the Effective Time, except as specifically permitted by any other provision of this Agreement, unless Parent shall otherwise consent in writing (such consent not to be unreasonably withheld), the Company will, and will cause each Company Subsidiary to, (i) conduct its operations only in the ordinary and usual course of business consistent with past practice, and shall not take any action inconsistent therewith or with this Agreement, (ii) use its reasonable best efforts to keep available the services of the current officers, employees and consultants of the Company and each Company Subsidiary and to preserve the current relationships of the Company and each Company Subsidiary with such of the customers, suppliers, distributors, business partners and other persons with which the Company or any Company Subsidiary has business relations, (iii) have in effect and maintain at all times insurance of the kinds, in the amounts and with the insurers as is in effect as of the date of this Agreement, (iv) keep in working condition and good order and repair all of its assets and other properties, normal wear and tear excepted, and (v) protect the Company’s Intellectual Property. Without limiting the foregoing, and as an extension thereof, except as specifically permitted by any other provision of this Agreement, the Company shall not, and shall not permit any Company Subsidiary to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without Parent’s prior written consent (such consent not to be unreasonably withheld):

(a)        acquire by merging or consolidating with or by purchasing a substantial Equity Interest in or a substantial portion of the assets of, or by any other manner, any business, corporation, partnership, association or other business organization or division thereof other than a Company Subsidiary, or enter into any agreement providing for any merger, acquisition, divestiture or similar transaction;

(b)        sell, lease, license or otherwise dispose of any of its properties or assets, other than in the ordinary course of business consistent with past practice;

(c)        amend or propose to amend its certificate of incorporation or bylaws or, in the case of the Company Subsidiaries, their respective constituent documents;

(d)        declare, set aside or pay any dividend or other distribution payable in cash, capital stock, property or otherwise with respect to any shares of its capital stock, or purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any shares of its capital stock, other equity securities, other ownership interests or any options, warrants or rights to acquire any such stock, securities or interests (except for repurchases of Company Common Shares from former employees pursuant to Repurchase Rights and Company purchases of securities of Company Subsidiaries in the ordinary course of business related to intra-company financing);

(e)        split, combine or reclassify any outstanding shares of its capital stock;

(f)         issue, sell, authorize, or agree to the issuance or sale of, any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, any Equity Interests of the Company or any Company Subsidiary, except (i) for the Company Common Shares issuable upon exercise of (A) Company Options outstanding on the date hereof or (B) Company Warrants outstanding on the date hereof, (ii) other than Company Options or grants of Company Common Shares subject to Repurchase Rights in each case that are expressly permitted by Section 6.1(g) or required by Section 6.11 and (iii) Company purchases of securities of Company Subsidiaries in the ordinary course of business related to intra-company financings;

(g)        grant, amend or change the terms of any Company Options, or accelerate or change the period of exercisability or vesting of any Company Options, or amend any Repurchase Rights or accelerate or change the period of vesting of any Company Common Shares subject to Repurchase Rights, or authorize cash payments in exchange for any Company Options, except that (i) the Company may grant Company Options to purchase up to an aggregate of 55,000 Company Common Shares in the ordinary course of business, consistent with past practices, to newly hired employees, and (ii) the Company may grant Company Options to the employees set forth on Section 6.1(g) of the Company Disclosure Schedule to purchase up to the number of Company Common Shares set forth with respect to such employees on Section 6.1(g) of the Company Disclosure Schedule, provided that in the case of any Company Options granted pursuant to clause (i) or (ii) of this Section 6.1(g), (A) the exercise price of such Company Option shall be the fair market value at the date of grant, (B) the terms of such Company Option shall provide for vesting over a four year period, and (C) except for such changes as are necessary to reflect that the grants are of Company Options under the Company Stock Option Plan, the stock option agreement shall be identical to Parent’s customary stock option form (including its form of grant document and applicable terms and conditions) or any other such form as Parent may reasonably approve;

(h)        (i) take any action with respect to the grant of or increase in any severance or termination pay to any current or former director, executive officer or employee of the Company or any Company Subsidiary, (ii) execute any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, executive officer or employee of the Company or any Company Subsidiary (other than immaterial agreements entered into in the ordinary course of business with non-U.S. employees on customary terms), (iii) increase the benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase the compensation, bonus or other benefits of current or former directors, executive officers or employees of the Company or any Company Subsidiary, (v) pay any bonuses to employees in excess of the amount set forth in Section 6.1(h) of the Company Disclosure Schedule, (vi) adopt or establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan, (vii) pay any benefit to a current or former director, executive officer or employee of the Company or any Company Subsidiary not required by any existing agreement or employee benefit plan, or (viii) take any action that would result in its incurring any obligation for any payments or benefits described in clauses (i)-(viii) except to the extent required in a written contract or agreement in existence as of the date of this Agreement and set forth in Section 6.1(h) of the Company Disclosure Schedule;

(i)         hire any employees at the Vice President or equivalent level or above, or enter into, amend or extend the term of, any employment or consulting agreement with any officer, employee, consultant or independent contractor (other than offer letters to new employees using the Company’s standard, unmodified form of offer letter which provides for at-will employment and which does not provide for severance, acceleration or post-termination benefits, and statements of work for consultants in the ordinary course of business using the Company’s standard, unmodified form which provides for not more than 30 days’ notice of termination, and does not provide for any severance, acceleration or post-termination benefits or similar payments upon termination), or enter into any collective bargaining agreement (unless required by applicable Law);

(j)         make any material changes in its reporting for Taxes or accounting methods; make or rescind any Tax election; make any change to its method or adopt any method of reporting income, deductions, or other Tax items for Tax purposes that is inconsistent with positions taken, elections made or methods used in reporting such Tax items in prior periods (all except as may be required by applicable Law); or settle or compromise any Tax liability;

(k)        except as set forth on Section 6.1(k) of the Company Disclosure Schedule, commence any legal proceeding, or settle, compromise or otherwise resolve any litigation or other legal proceedings, involving (i) Intellectual Property that is used in the development or distribution of, or that is incorporated into, any of the Company Material Products or (ii) a payment of more than $100,000 in any one case by or to the Company or any of the Company Subsidiaries;

(l)         except as set forth on Section 6.1(l) of the Company Disclosure Schedule, (i) incur any Indebtedness other than (A) short-term borrowings incurred in the ordinary course of business not to exceed $500,000 in the aggregate, (B) borrowings incurred on commercially reasonable terms to refinance Indebtedness existing on the date of this Agreement, in an aggregate principal amount of no more than the principal amount of such refinanced Indebtedness, and (C) Indebtedness incurred on commercially reasonable terms to finance any payments required to be made under the terms of the Purchase Agreement dated as of April 20, 2005 among JAMDAT Mobile (Hawaii) LLC, the Company, Blue Lava Wireless, LLC and its members, provided that in the case of any such Indebtedness permitted under clauses (A)-(C), the Company shall be entitled to prepay such Indebtedness without penalty or more than one business day’s advance notice, or (ii) modify the terms of any existing Indebtedness of the Company or any Company Subsidiary;

(m)      assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other person, or make any loans or advances, except (i) to or for the benefit of the Company Subsidiaries or (ii) for those not in excess of $100,000 in the aggregate;

(n)        create or assume any material Encumbrance on any asset;

(o)        pay or discharge any claims or liabilities other than the payment in the ordinary course of business consistent with past practices of claims or liabilities that were reflected on the Company Balance Sheet or that were incurred after the date of the Company Balance Sheet in the ordinary course of business;

(p)        write off any accounts or notes receivable in excess of $100,000 in the aggregate;

(q)        make or commit to make capital expenditures in excess of $750,000 in any three month period after the date of this Agreement;

(r)         make any loans or advances (other than routine travel advances and sales commission draws to employees of the Company or any Company Subsidiary consistent with past practice) to, or any investments in or capital contributions to, any person (including any officer, director or employee of the Company) other than a Company Subsidiary, or forgive or discharge in whole or in part any outstanding loans or advances; or otherwise materially modify any loan previously granted other than loans or advances by the Company to any Company Subsidiary in the ordinary course of business related to intercompany financing;

(s)        enter into any agreement or arrangement that limits or otherwise restricts the Company or any Company Subsidiary, or that, after the Effective Time, would be reasonably expected to limit or restrict Parent or any of the Parent Subsidiaries or any of their respective Affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area, or which provides exclusive rights or “most favored nation” rights of any kind or scope to any party (other than rights granted to wireless carriers and other distributors in the ordinary course of business entitling them to offer one or more titles on an exclusive basis in their market for a period of no more than 90 days);

(t)         terminate, amend, modify or waive any provision of any standstill agreement to which it is a party, or any confidentiality agreement not entered into in the ordinary course of business, or fail to enforce, to the fullest extent permitted by Law, the provisions of such agreement;

(u)        terminate, or amend or modify in any material respect, any Company Material Contract, or enter into any contract that would have been a Company Material Contract if it were in effect on the date hereof, other than (i) agreements with wireless carriers, distributors and customers in the ordinary course of business consistent with past practices and (ii) contracts described in Section 4.12(l);

(v)        intentionally take any action that would make any representation or warranty of the Company contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time, which action is not cured within thirty (30) days after notice thereof, except as expressly permitted by this Agreement; or

(w)       take or agree to take any of the actions described in subsections (a) through (v) of this Section 6.1 or prevent the Company from performing, or cause the Company not to perform, one or more covenants required hereunder to be performed by the Company.

Notwithstanding the foregoing, to the extent any of the foregoing actions are required by applicable Law, then the Company shall be entitled to take such action as set forth in subsections (a)-(w) of this Section 6.1 without prior consent by Parent, provided the Company gives notice thereof to Parent as promptly as practicable.

Section 6.2   [Intentionally Omitted]

Section 6.3   Proxy Statement.

(a)        As promptly as reasonably practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement relating to the Company Stockholders Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”). The Company shall prepare and file with the SEC any Other Filings as and when required or requested by the SEC. The Company will use all reasonable best efforts to respond to any comments made by the SEC with respect to the Proxy Statement and any Other Filings as promptly as practicable. Parent shall furnish all information concerning it as the Company may reasonably request in connection with such actions and the preparation of the Proxy Statement and any Other Filings. At the earliest practicable time following the later of (i) receipt and resolution of SEC comments thereon, or (ii) the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act, the Company shall file definitive proxy materials with the SEC and cause the Proxy Statement to be mailed to its stockholders. The Proxy Statement shall (subject to Section 6.6(d)) include the unanimous recommendation of the Company Board that adoption of this Agreement and approval of the Merger by the Company’s stockholders is advisable and that the Company Board has unanimously determined that the Merger is fair to, advisable and in the best interests of the Company and its stockholders. Prior to filing the preliminary proxy materials, definitive proxy materials or any other filing with the SEC or any other Governmental Entity, the Company shall provide Parent with reasonable opportunity to review and comment on each such filing in advance. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or any Other Filings or comments thereon and responses thereto or requests by the SEC for additional information.

(b)        Parent agrees that the information supplied by Parent for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company’s stockholders and (ii) the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Proxy Statement or any Other Filing, Parent shall promptly inform the Company in writing.

(c)        The Company agrees that the Proxy Statement (other than information supplied by Parent for inclusion in the Proxy Statement) shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company’s stockholders and (ii) the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement or any Other Filing, the Company shall promptly inform Parent.

Section 6.4   Company Stockholders Meeting; Board Recommendation.

(a)        Meeting of Stockholders.   Subject to Section 6.6(d), the Company shall call and hold the Company Stockholders Meeting as promptly as reasonably practicable for the purpose of obtaining the Company Stockholder Approval. In connection with the Company Stockholders Meeting, the Company will (i) subject to applicable Laws, use its reasonable best efforts (including postponing or adjourning the Company Stockholders Meeting to obtain a quorum or to solicit additional proxies) to obtain the Company Stockholder Approval and (ii) otherwise comply with all applicable Law pertaining to the Company Stockholders Meeting.

(b)        Subject to Section 6.6(d), (i) the Company Board shall unanimously recommend that the Company’s stockholders vote in favor of the adoption of this Agreement, (ii) the Proxy Statement shall include a statement to the effect that the Company Board has unanimously recommended that the Company’s stockholders vote in favor of the adoption of this Agreement at the Company Stockholders Meeting, and (iii) neither the Company Board nor any committee thereof shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify in a manner adverse to Parent, the Company Board Recommendation.

(c)        Until the termination of this Agreement in accordance with its terms, the Company’s obligation to call, give notice or convene and hold the Company Stockholders Meeting in accordance with this Section 6.4 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal or Superior Offer, or by any withholding, withdrawal or modification of the recommendation of the Company Board in favor of the Company Stockholder Approval.

Section 6.5   Access to Information; Confidentiality.

(a)        From the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary and each of its and each Company Subsidiary’s Representatives to, (i) provide to Parent and Parent’s Representatives access, at reasonable times upon prior notice, to the officers, employees, agents, properties, offices and other Facilities of the Company and the Company Subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, insurance, contracts, prospects, assets (tangible and intangible, including Intellectual Property), liabilities, Tax Returns, Tax elections and all other workpapers and studies relating to Taxes, personnel, internal financial statements and other aspects of the Company and the Company Subsidiaries as Parent or Parent’s Representatives may reasonably request. Notwithstanding the foregoing, the Company may restrict the foregoing access to the extent that (A) any Law or treaty of any Governmental Entity applicable to the Company requires the Company or the Company Subsidiaries to restrict or prohibit Parent’s access to any such properties or information, (B) Parent’s access to the information would violate the Company’s confidentiality obligations to a third party, or (C) disclosure of any such information or document would result in the loss of the Company’s attorney-client privilege. Subject to compliance with applicable Laws, from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, the Company shall confer from time to time as reasonably requested by Parent to meet with one or more representatives of Parent to discuss any material changes or developments in the operational matters of the Company and each Company Subsidiary and the general status of the ongoing operations of the Company and each Company Subsidiary.

(b)        The parties hereto acknowledge that Parent and the Company have previously executed a Mutual Confidentiality Agreement dated October 5, 2005, 2005 (as may be amended from time to time, the “Confidentiality Agreement”), which shall continue in full force and effect in accordance with its terms.

(c)        The Company shall prepare and deliver to Parent, at or prior to the Closing, an update to Section 4.3(b)-1 and Section 4.3(b)-2 of the Company Disclosure Schedule, which shall be dated as of the Closing Date and shall set forth the information presented therein as of the Closing Date (except that such update may omit Company Stock Options and Company Common Shares subject to Repurchase Rights, to be granted immediately prior to the Effective Time pursuant to Section 6.11(d)). A draft of such updated disclosure schedules shall be provided by the Company to Parent no later than five (5) business days prior to the proposed date of the Closing.

(d)        Until the Effective Time, the Company shall consult and reasonably cooperate with Parent (i) regarding the Company’s implementation of procedures for review and attestation of its internal controls, shall provide Parent and its Representatives with reasonable access to the Company’s policies and plans with regard to such review and attestation, and the results of any review and analysis of its internal control systems, and shall reasonably consider in good faith the views of Parent in connection with the implementation, review and analysis of the Company’s internal controls, and (ii) with respect to Parent’s preparation of its purchase price allocation in connection with the Merger.

Section 6.6   No Solicitation of Transactions.

(a)        No Solicitation Generally.   Except as specifically permitted by Sections 6.6(c) and 6.6(d), from and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article 8, the Company will not, and will cause the Company Subsidiaries not to, and will use all reasonable efforts to ensure that its Representatives do not, directly or indirectly, (i) solicit, initiate, seek, entertain, encourage, facilitate, support or induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any person any non-public information in response to, or in connection with, any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (iii) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Acquisition Proposal, (iv) enter into any letter of intent, exclusivity agreement, term sheet or any other contract contemplating or otherwise relating to any Acquisition Proposal, (v) submit any Acquisition Proposal to the vote of any stockholders of the Company, (vi) withhold, withdraw or modify (or publicly propose or announce any intention or desire to withhold, withdraw or modify), in a manner adverse to Parent, the approval of the Company Board of this Agreement and/or any of the transactions contemplated hereby, or (vii) take any action or position that is inconsistent with, or withdraw or modify (or publicly propose or announce any intention or desire to withdraw or modify), in a manner adverse to Parent, any determination or recommendation referred to in Section 6.4. The Company and the Company Subsidiaries will immediately cease any and all existing activities, discussions and negotiations with any persons conducted prior to or on the date of this Agreement with respect to any Acquisition Proposal and request the prompt return or destruction of all confidential information previously furnished to any person with which the Company has engaged in any such activities within the 12-month period preceding the date of this Agreement. The Company shall not, and shall not permit any Company Subsidiary to, waive any rights under any standstill, confidentiality or similar contracts entered into by such person.

(b)        Notice.   The Company, as promptly as practicable (but in no event more than twenty-four (24) hours after receipt), shall advise Parent orally and in writing of (i) an Acquisition Proposal, (ii) any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (iii) any request for non-public information that could reasonably be expected to lead to an Acquisition Proposal, as well as, in the event of any of (i)-(iii) above, (1) the material terms and conditions of such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request and (2) the identity of the person or group making any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. The Company will (x) keep Parent informed, as promptly as practicable, of the status and details (including any amendments, modifications or proposed amendments or modifications) of any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request and (y) provide to Parent, as promptly as practicable, a copy of all written materials and other information provided to the Company in connection with any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. The Company shall provide Parent with at least three (3) business days prior written notice (or such lesser prior notice as provided to the members of the Company Board but in no event less than twenty-four (24) hours) of any meeting of the Company Board at which the Company Board is reasonably expected to discuss any Acquisition Proposal, including to determine whether such Acquisition Proposal is a Superior Offer.

(c)        Superior Offers.   In the event that any person submits to the Company (and does not withdraw) an unsolicited, written, bona fide Acquisition Proposal that the Company Board reasonably concludes in good faith (after consultation with its outside legal counsel and financial advisor) is, or is likely to become, a Superior Offer, then notwithstanding Section 6.6(a), the Company may, so long as the Company Stockholder Approval has not yet been obtained, (i) enter into discussions with such person regarding such Acquisition Proposal and (ii) deliver or make available to such person non-public information regarding the Company and the Company Subsidiaries; provided (A) neither the Company, any Company Subsidiary nor any Representative of the Company shall have taken any of the actions described in any of clauses (i) through (viii) of Section 6.6(a), and the Company shall have complied with the requirements of Section 6.6(b), (B) the Company Board first shall have concluded in good faith, after consultation with its outside legal counsel, that such action is required in order for the Company Board to comply with its fiduciary obligations to the Company’s stockholders under applicable Laws, (C) at least 48 hours (which shall not include hours between 12:00 am and 11:59 pm on any non-business day) shall have elapsed since the Company’s written notice to Parent (which shall be given following the Company Board meeting referred to in Section 6.6(b) above) that it intends to take actions in response to such

Superior Offer (specifying the action to be taken), (D) the Company first shall have received from such person an executed confidentiality agreement containing terms at least as restrictive with regard to the Company’s confidential information as the Confidentiality Agreement, it being understood that such confidentiality agreement shall not include any provision for any exclusive right to negotiate with such person or having the actual or purported effect of restricting the Company from fulfilling its obligations under this Agreement, and (D) prior to or contemporaneously with delivering or making available any such nonpublic information to such person, the Company shall deliver such non-public information to Parent (to the extent such non-public information has not been previously delivered or Made Available by the Company to Parent).

(d)        Changes of Recommendation.   Nothing in this Agreement shall prevent the Company Board from withholding, withdrawing, amending or modifying the Company Board Recommendation if (i) the Company Stockholder Approval has not yet been obtained, (ii) the Company shall not have violated any of the restrictions set forth in Section 6.4 or this Section 6.6, (iii) a Superior Offer is made to the Company and is not withdrawn, (iv) the Company shall have promptly provided written notice to Parent (a “Notice of Superior Offer”) (it being understood that any change to the financial or other material terms of such Superior Offer shall require a new Notice of Superior Offer to Parent and a new five business day period under clause (v)) advising Parent that the Company has received a Superior Offer and that it intends (or may intend) to change the Company Board Recommendation and the manner and timing in which it intends (or may intend) to do so, (v) the Company, for a period of five (5) business days following the Company’s delivery of each Notice of Superior Offer (which period may run concurrently with the period set forth in Section 8.1(h)), shall have negotiated in good faith with Parent regarding such changes in the terms and conditions of this Agreement as may be proposed by Parent in writing, and (vi) following such five (5) day period, the Company Board concludes in good faith, after consultation with its outside legal counsel, that in light of such Superior Offer and any changes proposed by Parent in writing pursuant to Section 6.6(d)(v), the failure of the Company Board to effect a change in the Company Board Recommendation would be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Law.

(e)        Compliance with Tender Offer Rules.   Nothing contained in this Agreement shall prohibit the Company or the Company Board from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that neither the Company Board nor any committee thereof shall withhold, withdraw, amend or modify the Company Board Recommendation unless specifically permitted to do so pursuant to Section 6.6(d).

Section 6.7   Appropriate Action; Consents; Filings.

(a)        Promptly after the execution of this Agreement, each of Parent and the Company shall apply for or otherwise seek, and shall use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger. Without limiting the generality or effect of the foregoing, each of Parent and the Company shall, (i) as soon as practicable, and in any event no later than ten (10) business days after the date of this Agreement, make any initial filings required under the HSR Act and (ii) as promptly as practicable, make any filings required by any other applicable Antitrust Laws (as defined in Section 6.7(c)). The parties hereto shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any foreign or other Antitrust Law; provided, however, that, with respect to any such analyses, appearances, presentations, memoranda, briefs, arguments, opinions or proposals, each of Parent and the Company need not supply the other (or its counsel) with copies (or in case of oral presentations, a summary) to the extent that any Law applicable to such party requires such party or the Company Subsidiaries to restrict or prohibit access to any such properties or information.

(b)        Each party will notify the other promptly upon the receipt of (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Laws. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 6.7(a), each party will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

(c)        Each of Parent and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). Each of Parent and the Company shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

(d)        Notwithstanding anything in this Agreement to the contrary, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, it is expressly understood and agreed that (i) Parent and the Company shall not have any obligation to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, and (ii) Parent shall be under no obligation to make proposals, execute or carry out agreements or submit to orders providing for a Divestiture.

“Divestiture” means (a) the sale, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent or any of its Affiliates or the Company or any Company Subsidiary, (b) the imposition of any limitation or restriction on the ability of Parent or any of its Affiliates to freely conduct their business or the Company’s business or own such assets, or (c) the holding separate of the Company Common Shares or any limitation or regulation on the ability of Parent or any of its Affiliates to exercise full rights of ownership of the Company Common Shares.

(e)        Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.7 shall limit a party’s right to terminate the Agreement pursuant to Section 8.1(b) so long as such party has until such date complied in all material respects with its obligations under this Section 6.7.

Section 6.8   Certain Notices.

The Company will notify Parent in writing promptly after learning of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Entity in connection with the Merger, (iii) any action, suit, arbitration, mediation, proceeding, claim or investigation by or before any Governmental Entity initiated by or against it or any Company Subsidiary, or known by the Company or any Company Subsidiary to be threatened against Company or any Company Subsidiary or any of their respective directors, officers, employees or stockholders in their capacity as such, or of any verbal or written correspondence from any person asserting or implying a claim against the Company or with respect to any of its assets or properties (including Intellectual Property), (iv) any change, occurrence or event not in the ordinary course of the Company’s or any Company Subsidiary’s business, of any change, occurrence or event that, individually or in the aggregate with any other changes, occurrences and events, could have a Material Adverse Effect on the Company or that is reasonably likely to cause any of the conditions to closing set forth in Article 7 not to be satisfied, or (v) any claim, or any verbal or written inquiry by any Tax Authority, regarding Taxes payable by the Company. The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

Section 6.9   Public Announcements.

Parent and the Company have agreed to the text of the press release announcing the signing of this Agreement and the transactions contemplated hereby. Parent and the Company shall provide to each other any subsequent press releases and public written statements related to this Agreement, the Merger and the transactions contemplated hereby and shall consult with each other before issuing or making any such release or written public statement. Neither the Company nor the Parent shall issue any such press release or make any such public written statement without the prior written consent of the other; provided that either party may, without obtaining the prior consent of the other (such consent not to be unreasonably withheld), issue such press release or make such public statements as such party determines in good faith, following consultation with legal counsel, are required by law or the rules and regulations of the NASDAQ Stock Market, if it has used all reasonable efforts to consult with the other party thereto. The Company and the Parent shall cause their respective employees, officers and directors to comply with this Section 6.9.

Section 6.10   Indemnification.

(a)        From and after the Effective Time, Parent will assume, and will cause the Surviving Corporation to fulfill and honor in all respects, the obligations of the Company pursuant to any indemnification agreements between the Company and any of their directors and officers set forth on Section 6.10 of the Company Disclosure Schedule as of the Effective Time (the “Indemnified Parties”) and any indemnification provisions under the Company Certificate of Incorporation or Company Bylaws as in effect on the date of this Agreement, in each case, subject to applicable Law (including, to the extent indemnifiable, for acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby). The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to indemnification that are at least as favorable to the Indemnified Parties as those contained in the Company Certificate of Incorporation and Company Bylaws as in effect on the date of this Agreement, which provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by applicable Law.

(b)        For six years after the Effective Time, Parent shall cause to be maintained directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring prior to the Effective Time covering each individual who at the date of this Agreement was an Indemnified Party covered as of the date hereof or hereafter by the Company’s directors’ and officers’ liability insurance policy on terms with respect to coverage and amounts no less favorable than those of such policy in effect on the date hereof; provided, however, that in no event shall Parent or Surviving Corporation be required to expend more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance (the “Maximum Amount”) to maintain or procure insurance coverage pursuant hereto; provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent and Surviving Corporation shall procure and maintain for such six-year period as much coverage as reasonably practicable for the Maximum Amount. Parent shall have the right to cause coverage to be extended under the Company’s D&O Insurance by obtaining a six-year “tail” policy on terms and conditions no less advantageous than the Company’s existing D&O Insurance provided by one or more unaffiliated, third party commercial insurance providers, and such “tail” policy shall satisfy the provisions of this Section 6.10.

(c)        In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation, or at Parent’s option, Parent, shall assume, fulfill and honor in all respects the obligations set forth in this Section 6.10.

(d)        This Section 6.10 shall survive the consummation of the Merger, is intended to benefit each of the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and Parent, shall be enforceable by each Indemnified Party and his or her heirs and representatives, and may not be amended, altered or repealed with respect to any Indemnified Party after the Effective Time without the prior written consent of such Indemnified Party (provided that any amendment, alteration or repeal prior to the Effective Time shall be governed by Section 8.3).

Section 6.11   Employees.

(a)        From and after the Effective Time, Parent and the Merger Sub shall have the rights and obligations described in this Section 6.11 regarding the individuals who were employees of the Company immediately prior to the Effective Time and who continue employment with the Company, a Company Subsidiary or Parent following the Effective Time (“Continuing Employees”). With respect to any Continuing Employee (i) Parent and the Company shall confer and work together in good faith to determine appropriate employment terms, and (ii) the Company shall, in good faith, cooperate with Parent and assist Parent with its efforts to enter into an offer letters, assignment of invention agreements and related documents after the date of this Agreement and in any event prior to the Closing Date.

(b)        Within a reasonable period of time after the last business day of each month after the date of this Agreement and on or about the date that is five (5) business days prior to the expected date on which the Closing will occur, if there shall have been any change in the information required to be set forth in Section 4.10(f) of the Company Disclosure Schedule, the Company shall, deliver to Parent a revised Section 4.10(f) of the Company Disclosure Schedule, which sets forth each person who the Company reasonably believes is, with respect to the Company or any ERISA Affiliate, a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), as of the date such revised Section 4.10(f) is delivered to Parent.

(c)        Parent, in the event it does not continue the employee welfare benefit plans sponsored and maintained by the Company, will take commercially reasonable efforts to cause Continuing Employees to be eligible for employee welfare benefits that are substantially similar in the aggregate to the benefits provided to similarly situated employees of Parent or its Subsidiaries. To the extent Parent elects to have Continuing Employees, and their eligible dependents where applicable, participate in Parent’s employee benefit plans, programs or policies following the Closing Date, (i) Parent will allow such Continuing Employees, and their eligible dependents where applicable, to participate in such plans, programs and policies on terms substantially similar to those provided to similarly situated employees of Parent or its Subsidiaries, (ii) each such Continuing Employee will receive credit for purposes of eligibility to participate and vesting under such plans, programs and policies for years of service with Company (or any of its Subsidiaries) prior to the Closing Date, provided such credit does not result in duplication of benefits, and (iii) Parent, to the extent required by applicable Law and as permitted by the terms of the applicable group health plans, will give credit for any co-payments or deductibles paid during the year in which the Closing Date occurs and will cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans of Parent in which such employees and their eligible dependents will participate to be waived.

(d)        At the request of Parent, and effective immediately prior to the Effective Time, or at such earlier time and date as the Company and Parent may agree, the Company will grant or issue, to such persons as Parent may designate, such number of Company Common Shares subject to Repurchase Rights, or Company Options with respect to such number of Company Common Shares, as Parent may designate. Any such sales or grants of Company Common Shares, any such Repurchase Rights and any such Company Options shall be on such terms as Parent may designate.

Section 6.12   Termination of Benefit Plans.

Effective as of the day immediately preceding the Closing Date, the Company shall terminate any and all Company Benefit Plans intended to include a Code Section 401(k) arrangement (a “401(k) Plan”), unless Parent provides written notice to the Company that such 401(k) Plans shall not be terminated. Unless Parent provides such written notice to the Company, Company shall provide Parent with a copy of the of the Company’s Board resolutions terminating the Company’s 401(k) Plan in accordance with this Section 6.12, which shall be subject to reasonable prior review and comment by Parent.

Section 6.13   Third Party Consents.

The Company shall use its reasonable best efforts to obtain prior to the Closing, and deliver to Parent at or prior to the Closing, all consents, waivers and approvals under each contract listed or described (or required to be listed or described) in Section 4.5 of the Company Disclosure Schedule.

Section 6.14   Reasonable Efforts.

Subject to the limitations set forth in Section 6.6(d), each of the parties hereto agrees to use reasonable best efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (i) taking all reasonable actions necessary to satisfy the respective conditions set forth in Article 7 and (ii) executing and delivering such other instruments and doing and performing such other acts and things as may be necessary or reasonably desirable to effect completely the consummation of the Merger and the other transactions contemplated hereby.

Section 6.15   Approval of Sole Stockholder of Merger Sub.   Immediately following the approval of the Merger by the stockholders of the Company, Parent shall cause the stockholder of Merger Sub to approve the Merger as the sole stockholder of Merger Sub.

Article 7.
Closing Conditions

Section 7.1   Conditions to Obligations of Each Party Under This Agreement.   The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

(a)        Company Stockholder Approval.   The Company Stockholder Approval shall have been obtained.

(b)        No Order.   No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction, arbitration award, finding or other order (whether temporary, preliminary or permanent), in any case that is in effect and prevents or prohibits consummation of the Merger.

(c)        HSR Act.   Any waiting period, together with any extensions thereof, under the HSR Act or under any applicable merger notification regime of a foreign jurisdiction shall have expired or been terminated. All other material consents of, or registrations, declarations or filings with, or expirations of waiting periods imposed by, any foreign Governmental Entity under any Antitrust Laws, the absence of which would prohibit the consummation of the Merger under the Laws of any jurisdiction, shall have been obtained or filed or shall have occurred.

Section 7.2   Additional Conditions to Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any or all of which may be waived, in whole or in part:

(a)        Representations and Warranties.   (i) The representations and warranties of the Company contained in Section 4.1, Section 4.3, Section 4.4, and subsections (a)(i), (a) (ii) and (b) of Section 4.5(a) shall be true and correct in all material respects as of the date hereof and as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date) and (ii) all other representations and warranties of the Company contained in this Agreement, in each case disregarding and without giving any effect to all qualifications and exceptions contained herein and therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall be true and correct as of the date hereof and as of the Effective Time (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except where the untruth or incorrectness of such representations and warranties have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

(b)        Agreements and Covenants.   The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

(c)        Material Adverse Effect.   There shall not have occurred since the date hereof any Material Adverse Effect that shall be continuing.

(d)        Court Proceedings.   No action, suit, proceeding, claim, arbitration or investigation shall be pending or threatened in which any Governmental Entity is a party wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent, restrain or otherwise interfere with the consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation thereof, or (iii) affect adversely the right or powers of Parent to own, operate or control the Company or any portion of the business or assets of the Company or Parent, and no such injunction, judgment, order, decree, ruling or charge shall be in effect.

(e)        Sarbanes—Oxley Certifications.   With respect to any Company SEC Reports filed with the SEC after the date of this Agreement, neither the principal executive officer nor the principal financial officer of the Company shall have failed to provide the necessary certifications in the form required under Section 302 and Section 906 of the SOXA.

Section 7.3   Additional Conditions to Obligations of the Company.   The obligation of the Company to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any or all of which may be waived, in whole or in part:

(a)        Representations and Warranties.   (i) The representations and warranties of Parent contained in Section 5.1, Section 5.3 and Section 5.4 shall be true and correct as of the date hereof and as of the

Effective Time as though made on and as of the Effective Time (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date) and (ii) all other representations and warranties of Parent contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Effective Time (except that those representations and warranties that address matters only as of a particular date need only be true and correct in all material respects as of such date). The Company shall have received a certificate of a duly authorized officer of Parent to that effect.

(b)        Agreements and Covenants.   Parent shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of a duly authorized officer of Parent to that effect.

Article 8.
Termination, Amendment and Waiver

Section 8.1   Termination.   This Agreement may be terminated, and the Merger and the other transactions contemplated by this Agreement may be abandoned, at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after the Company Stockholder Approval has been obtained:

(a)        By mutual written consent of Parent and the Company, by action of their respective Boards of Directors;

(b)        By either Parent or the Company if the Merger shall not have been consummated prior to April 30, 2006; provided, however, that such date may, from time to time, be extended by Parent (by written notice thereof to the Company) or by the Company (by written notice thereof to the Parent) up to and including July 31, 2006 in the event all conditions to effect the Merger other than one or more conditions set forth in Section 7.1(c) or 7.2(d) (the “Regulatory Conditions”) have been or are capable of being satisfied at the time of each such extension and the Regulatory Conditions have been or are reasonably capable of being satisfied on or prior to July 31, 2006 (such earlier date, as it may be so extended, shall be referred to herein as the “Outside Date”); provided, further, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before such date;

(c)        By either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (including the failure to take action) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

(d)        By either Parent or the Company if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to the Company where the failure to obtain the Company Stockholder Approval is caused by any action or failure to act of the Company that constitutes a breach of this Agreement; provided, further, that no termination by the Company pursuant to this Section 8.1(d) shall be effective unless concurrently therewith it fulfills its obligations under Section 8.2(b);

(e)        By Parent if (at any time prior to obtaining the Company Stockholder Approval) (i) (i) the Company Board or any committee thereof shall for any reason have withheld, withdrawn, amended or modified in a manner adverse to Parent the Company Board Recommendation, (ii) the Company shall have failed to include the Company Board Recommendation in the Proxy Statement, (iii) the Company Board fails to unanimously reaffirm the Company Board Recommendation within ten (10) business days after Parent requests in writing that such recommendation be reaffirmed, (iv) the Company Board or any committee thereof shall have approved or publicly recommended any Acquisition Proposal, (v) the Company shall have entered into any letter of intent with respect to or other contract for any Acquisition Proposal, (vi) the Company shall have breached any of the provisions of Sections 6.4 or 6.6, or (vii) a tender or exchange offer relating to securities of the Company shall have been commenced by a person unaffiliated with Parent, and the Company shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer or (viii) for any reason the Company fails to have completed the stockholder vote on the adoption of this Agreement by the fifth day prior to the Outside Date;

(f)         By Parent, if, since the date of this Agreement, there shall have occurred any Material Adverse Effect that shall be continuing, or if (i)(A) the Company shall have breached any of its covenants or agreements set forth in this Agreement or (B) any representation or warranty of the Company set forth in this Agreement shall have become untrue or incorrect, (ii) such breach or misrepresentation, if curable, is not cured within twenty (20) business days after written notice thereof, and (iii) such breach or misrepresentation would cause the conditions set forth in Section 7.2(a) or Section 7.2(b) not to be satisfied; or

(g)        By the Company, if (i)(A) either Parent or Merger Sub has breached any of its covenants or agreements set forth in this Agreement or (B) any representation or warranty of Parent or Merger Sub set forth in this Agreement shall have become untrue or incorrect, (ii) such breach or misrepresentation, if curable, is not cured within twenty (20) business days after written notice thereof, and (iii) such breach or misrepresentation would cause the conditions set forth in Section 7.3(a) or Section 7.3(b) not to be satisfied.

(h)        By the Company (at any time prior to Company Stockholder Approval), provided that (i) the Company Board has determined in accordance with Section 6.6 that a Superior Offer has been made and has not been withdrawn, (ii) such Superior Offer did not result from a breach of any of the Company’s obligations under Section 6.6(a), (iii) the Company shall have notified Parent, in writing and at least three business days prior to such termination (which period may run concurrently with the period set forth in Section 6.6(d)), of its intention to terminate this Agreement to enter into a definitive agreement providing for a transaction that represents a Superior Offer attaching the form of definitive agreement (and all material exhibits and other material attachments thereto (which need not include disclosure schedules)) relating to such Superior Offer that the Company proposes to execute, (iv) Parent has not, within such three business day period, proposed to modify the terms of this Agreement in such manner as the Company Board determines in good faith, after consultation with its financial advisor and its outside legal counsel, is at least as favorable as such Superior Offer, (v) concurrently with such termination, the Company enters into a binding definitive agreement providing for a transaction that represents a Superior Offer (such agreement to become effective immediately following termination of this Agreement), and (vi) concurrently therewith the Company fulfills its obligations under Section 8.2(b).

Section 8.2   Effect of Termination.

(a)        Limitation on Liability.   In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective Subsidiaries, officers, directors or stockholders, except (i) with respect to Section 6.5 (Confidentiality), Section 6.9 (Public Announcement), this Section 8.2 (Effects of Termination) and Article 9 (General Provisions) and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

(b)        Company Termination Fee.

(i)         The Company shall pay to Parent a termination fee of $26,800,000 in immediately available funds in the event that this Agreement is terminated (A) by Parent pursuant to Section 8.1(e) or (B) by the Company pursuant to Section 8.1(d) if at such time Parent was entitled to terminate pursuant to Section 8.1(e) or (C) by the Company pursuant to Section 8.1(h). Any payment required to be made pursuant to this Section 8.2(b)(i) shall be made no later than two (2) business days after the date of termination, and shall be in lieu of any payments to be made under Section 8.2(b)(ii).

(ii)       The Company shall pay to Parent a termination fee of (A) $13,400,000 in immediately available funds in the event that this Agreement is terminated by either party pursuant to Section 8.1(d) (other than by the Company if at such time Parent was entitled to terminate pursuant to Section 8.1(e)) and, at any time after the date of this Agreement and before the vote on this Agreement at the Company Stockholders Meeting, an Acquisition Proposal with respect to the Company shall have been publicly announced and (B) an additional $13,400,000 in immediately available funds in the event that the Company enters into a definitive agreement with respect to an Acquisition Proposal, or an Acquisition Proposal is consummated, within 12 months following the termination of this Agreement. Any payment required to be made pursuant to Section 8.2(b)(ii)(A) shall be made no later than two (2) business days after the date of termination and any payment required to be made pursuant to Section 8.2(b)(ii)(B) shall be made no later than two (2) business days after the entering into of a definitive agreement with respect to, or the consummation of, an Acquisition Proposal. Any payments required to be made pursuant to this Section 8.2(b)(ii) shall be in lieu of any payments to be made under Section 8.2(b)(i).

(iii)      Payment of the amounts described in this Section 8.2(b) shall not be in lieu of damages incurred in the event of willful breach of this Agreement. All payments under Section 8.2(b) shall be made by wire transfer of immediately available funds to an account designated in writing by Parent. The Company acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due to the other party pursuant to this Section 8.2(b) and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for all or any portion of the amounts set forth in this Section 8.2(b), the Company shall pay to Parent its costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such suit, together with interest on the aggregate amount of the fees and expenses at a rate equal to the prime rate reported in The Wall Street Journal on the date such payment was required to be made.

Section 8.3   Amendment.

Subject to Section 6.10(d), this Agreement may be amended by the parties hereto at any time prior to the Effective Time; provided, however, that, after the Company Stockholder Approval has been obtained, no amendment may be made without further stockholder approval that, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 8.4   Waiver.

At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by the other party with any of the agreements or conditions contained herein; provided, however, that after the Company Stockholder Approval has been obtained, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof that, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such stockholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 8.5   Fees and Expenses.

Subject to Section 8.2, all Expenses incurred by the parties hereto shall be borne solely and entirely by the party that has incurred the same; provided, however, that each of Parent and the Company shall pay one-half of the filing fee(s) for filings made pursuant to Antitrust Laws.

Article 9.
General Provisions

Section 9.1   Non-Survival of Representations and Warranties.

None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

Section 9.2   Notices.

Any notices or other communications required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand delivery on the next business day) or upon receipt after dispatch by registered or certified mail, postage prepaid, or on the next business day if transmitted by national overnight courier, in each case addressed as follows:

If to Parent or Merger Sub, addressed to it at:

Electronic Arts Inc.
209 Redwood Shores Parkway
Redwood City, CA 94065-1175
Attn:   Steve Bene, Esq.
Facsimile:   (650) 628-1424

with a copy to:

Fenwick & West LLP
801 California Street
Mountain View, CA 94041
Attn: Mark C. Stevens

David K. Michaels
Facsimile: (650) 538-9200

If to the Company, addressed to it at:

JAMDAT Mobile Inc.
3415 S. Sepulveda Blvd., Suite 700
Los Angeles, CA 90034
Attn: Craig Gatarz, Esq.
Facsimile: (310) 397-0353

with a copy to:

Sheppard Mullin Richter & Hampton LLP
800 Anacapa Street
Santa Barbara, CA 93101
Attn: C. Thomas Hopkins
Facsimile: (805) 568-1955

Section 9.3   Headings.

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.4   Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 9.5   Entire Agreement.

This Agreement (together with the Exhibits, Schedules, Company Disclosure Schedule, Parent Disclosure Schedule and the other documents delivered pursuant hereto), the Voting Agreements and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

Section 9.6   Assignment.

None of this Agreement or any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Notwithstanding the foregoing, Merger Sub may assign, in its sole discretion, any and all rights, interests and obligations under this Agreement to any wholly owned Parent Subsidiary without the Company’s consent.

Section 9.7   Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, other than pursuant to Section 6.10, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.8   Mutual Drafting.

The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 9.9   Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)        This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware without reference to such state’s principles of conflicts of law.

(b)        Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and venue of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware state court or, to the extent permitted by Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware state or Federal court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware state or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c)        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (2) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (3) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (4) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9(C).

Section 9.10   Disclosure.

Any matter set forth in any section of a party’s Disclosure Schedule shall be considered disclosed for other sections of such Disclosure Schedule, but only to the extent that it would be readily apparent that such matter on its face would apply to a particular section of a party’s Disclosure Schedule. The provision of monetary or other quantitative thresholds for disclosure does not and shall not be deemed to create or imply a standard of materiality hereunder.

Section 9.11   Counterparts.

This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 9.12   Remedies Cumulative; Specific Performance.

Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in addition to any other remedy to which they are entitled at Law or in equity. Each party hereto agrees to waive any requirement for the posting of, or securing of, a bond in connection with any such remedy.

Section 9.13   Interpretation.

(a)        When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Where a reference is made to a Law, such reference is to such Law as amended. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)        The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “provided to,” “furnished to,” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete paper copy of the information or material referred to has been delivered to the party to whom such information or material is to be provided. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ELECTRONIC ARTS INC.
By:	/s/ LAWRENCE F. PROBST III
Name:	Lawrence F. Probst III
Title:	Chairman and Chief Executive Officer
EARTS(DELAWARE), INC.
By:	/s/ WARREN C. JENSON
Name:	Warren C. Jenson
Title:	President
JAMDAT MOBILE INC.
By:	/s/ MITCH LASKY
Name:	Mitch Lasky
Title:	Chief Executive Officer

Annex B

FORM OF
VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of December 8, 2005, by and between Electronic Arts Inc., a Delaware corporation (“Acquiror”), and the undersigned stockholder (the “Stockholder”) of JAMDAT Mobile Inc., a Delaware corporation (the “Company”). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

A.         The execution and delivery of this Agreement by Stockholder is a material inducement to the willingness of Acquiror to enter into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Acquiror, EArts(Delaware), Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Sub”) and the Company, pursuant to which Sub will merge with and into the Company (the “Merger”), and the Company will survive the Merger and become a wholly-owned subsidiary of Acquiror.

B.         Stockholder understands and acknowledges that the Company and Acquiror are entitled to rely on (i) the truth and accuracy of Stockholder’s representations contained herein and (ii) Stockholder’s performance of the obligations set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth in the Merger Agreement and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Restrictions on Shares.

(a)        Stockholder shall not, directly or indirectly, transfer (except as may be specifically required by court order or by operation of law), grant an option with respect to, sell, exchange, pledge or otherwise dispose of, or encumber, the Shares (as such term is defined in Section 4 below) or any New Shares (as such term is defined in Section 1(d) below), or make any offer or enter into any agreement providing for any of the foregoing, at any time from the date of this Agreement and prior to the Expiration Date; provided, however, that nothing contained herein will be deemed to restrict the ability of Stockholder to exercise, prior to the Expiration Date, any Company Stock Options held by Stockholder. As used herein, the term “Expiration Date” shall mean the earlier of (i) the Effective Time (as defined in the Merger Agreement), and (ii) the date and time of the valid termination of the Merger Agreement in accordance with its terms and (iii) any amendment or other modification of the Merger Agreement that reduces the amount of merger consideration payable per share to stockholders or provides that the merger consideration shall be payable otherwise than in cash.

(b)        Except pursuant to the terms of this Agreement, at any time from the date of this Agreement and prior to the Expiration Date, Stockholder shall not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any of the Shares.

(c)        At any time from the date of this Agreement and prior to the Expiration Date, Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of Stockholder to perform its obligations under this Agreement or, in its capacity as a stockholder of the Company, preventing or delaying the consummation of any of the transactions contemplated hereby.

(d)        Any shares of Company Common Stock or other securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the date of this Agreement and prior to the Expiration Date, (collectively, the “New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

2.          Agreement to Vote Shares.   Prior to the Expiration Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the stockholders of the Company with respect to any of the following, Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in Section 3 below) the Shares and any New Shares in favor of approval of the Merger, the adoption of the Merger Agreement and the Certificate of Merger and any other matter that is contemplated by the Merger Agreement and any action required in furtherance thereof, and against any Acquisition Proposal (as such term is defined in the Merger Agreement) and any other matter that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement. This obligation shall continue in full force and effect unless an amendment to the Merger Agreement reduces the amount of per share merger consideration payable to stockholders or provides that the merger consideration is payable otherwise than in cash.

3.          Irrevocable Proxy.   Concurrently with the execution and delivery of this Agreement, Stockholder shall deliver to Acquiror a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”), which proxy is coupled with an interest, and, until the Expiration Date, shall be irrevocable to the fullest extent permitted by law, with respect to each and every meeting of stockholders of the Company or action or approval by written resolution or consent of stockholders of the Company with respect to the matters contemplated by Section 2 covering the total number of Shares and New Shares in respect of which Stockholder is entitled to vote at any such meeting or in connection with any such written consent and which such Proxy shall automatically terminate upon the Expiration Date. Upon the execution of this Agreement by Stockholder, (i) Stockholder hereby revokes any and all prior proxies (other than the Proxy) given by Stockholder with respect to the subject matter contemplated by Section 2, and (ii) Stockholder shall not grant any subsequent proxies with respect to such subject matter, or enter into any agreement or understanding with any Person to vote or give instructions with respect to the Shares and New Shares in any manner inconsistent with the terms of Section 2, until after the Expiration Date.

4.          Representations, Warranties and Covenants of Stockholder.   Stockholder hereby represents, warrants and covenants to Acquiror as follows:

(a)        Stockholder is the beneficial or record owner of, or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, or exercises voting power over, that number of shares of Company Common Stock set forth on the signature page hereto (all such shares owned beneficially or of record by Stockholder, or over which Stockholder exercises voting power, on the date hereof, collectively, the “Shares”). The Shares constitute Stockholder’s entire interest in the outstanding shares of Company Common Stock and Stockholder does not hold any other outstanding shares of capital stock of the Company. No person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Shares. The Shares are and will be at all times up until the Expiration Date free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on Stockholder’s voting rights, charges and other encumbrances of any nature that would adversely affect the Merger or the exercise or fulfillment of the rights and obligations of the Company under the Merger Agreement or of the parties to this Agreement. Stockholder’s principal residence or place of business is set forth on the signature page hereto.

(b)        Stockholder has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of Stockholder. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Acquiror, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(c)        The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or require notice to or the consent of any person under, any agreement, law, rule, regulation, judgment, order or decree by which Stockholder is bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or materially delay consummation of the Merger and the transactions contemplated by the Merger Agreement and this Agreement or otherwise prevent or materially delay Stockholder from performing his, her or its obligations under this Agreement.

5.          Representations, Warranties and Covenants of Acquiror.   Acquiror hereby represents, warrants and covenants to Stockholder as follows:

(a)        Acquiror has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror has been duly authorized by all necessary action, if any, on the part of Acquiror. This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery of this Agreement by Stockholder, constitutes a valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(b)        The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or require notice to or the consent of any person under, any agreement, law, rule, regulation, judgment, order or decree by which Acquiror is bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or materially delay consummation of the Merger and the transactions contemplated by the Merger Agreement and this Agreement or otherwise prevent or materially delay Acquiror from performing his, her or its obligations under this Agreement.

6.          Consent and Waiver.   Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement or instrument to which Stockholder is a party. Without limiting the generality or effect of the foregoing, Stockholder hereby waives any and all rights to contest or object to the execution and delivery of the Merger Agreement, the Company Board of Directors’ actions in approving and recommending the Merger, the consummation of the Merger and the other transactions provided for in the Merger Agreement, or to seek damages or other legal or equitable relief in connection therewith. From and after the Effective Time, Stockholder’s right to receive cash on the terms and subject to the conditions set forth in the Merger Agreement shall constitute Stockholder’s sole and exclusive right against the Company and/or Acquiror in respect of Stockholder’s ownership of the Shares or status as a Stockholder of the Company or any agreement or instrument with the Company pertaining to the Shares or Stockholder’s status as a Stockholder of the Company.

7.          Confidentiality.   Stockholder shall hold any information regarding this Agreement and the Merger in strict confidence and shall not divulge any such information to any third person (except to Stockholder’s legal counsel) until the Company has publicly disclosed the Merger. Neither the Stockholder, nor any of its affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated thereby without the prior written consent of the Acquiror, except as may be required by law or by any listing agreement with, or the policies of, the Nasdaq Stock Market in which circumstance such announcing party shall make reasonable efforts to consult with the Acquiror to the extent practicable.

8.          Appraisal Rights.   Stockholder agrees not to exercise any rights of appraisal or any dissenters’ rights that Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

9.          Capacity.   The parties hereto acknowledge and agree that this Agreement and the Proxy are entered into by Stockholder in Stockholder’s capacity as a stockholder of the Company and shall not be construed to have any effect, obligation, restriction, limitation or liability on Stockholder, or (if applicable) Stockholder’s officers, directors, employees, agents or representatives, in any other manner or capacity, including without limitation, in any capacity as an officer, director, employee, agent or representative of the Company. Without limiting the foregoing, the parties hereto acknowledge and agree that any vote by Stockholder in approval of the Merger, the adoption of the Merger Agreement and the Certificate of Merger and any other matter that is contemplated by the Merger Agreement, or by any persons appointed by Proxy with respect to any or all of such matters, shall not constitute the actual or deemed approval by Stockholder of any agreement or matter contemplated by the Merger Agreement (including without limitation the entering into of any agreement for the provision of employment or other services by Stockholder following the closing of the Merger) that affects Stockholder in his/its capacity other than as a shareholder of the Company.

10.        Termination.   For clarification, this Agreement and the Proxy delivered in connection herewith shall automatically terminate and shall have no further force or effect as of the Expiration Date.

11.        Miscellaneous.

(a)        Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(i)         if to Acquiror, to:

Electronic Arts Inc.
209 Redwood Shores Parkway
Redwood City, CA 94065
Attention: Steve Bene, Esq.
Facsimile No.: 650.628.1424

with a copy (which shall not constitute notice) to:

Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, CA 94041
Attention: Mark C. Stevens

David K. Michaels
Facsimile No.: 650.538.9200

(ii)       if to Stockholder, to the address set forth for the Stockholder on the signature page hereof.

with a copy (which shall not constitute notice) to:

(b)        Interpretation.   When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or an Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “the date of this Agreement”, “the date hereof”, and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written.

(c)        Specific Performance; Injunctive Relief.   The parties hereto acknowledge that Acquiror will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein or in the Proxy. Therefore, it is agreed that, in addition to any other remedies that may be available to Acquiror upon any such violation of this Agreement or the Proxy, Acquiror shall have the right to enforce such covenants and agreements and the Proxy by specific performance, injunctive relief or by any other means available to Acquiror at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

(d)        Counterparts.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart.

(e)        Entire Agreement; Nonassignability; Parties in Interest.   This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (including, without limitation, the Proxy) (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder. The parties hereto have not relied on and expressly disclaim reliance on any representations or statements made outside the terms of this Agreement. None of this Agreement or any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Notwithstanding the foregoing, Merger Sub may assign, in its sole discretion, any and all rights, interests and obligations under this Agreement to any wholly owned subsidiary of Acquiror without the Company’s consent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns (including, without limitation, any person to whom any Shares are sold, transferred or assigned).

(f)         Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g)        Remedies Cumulative.   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

(h)        Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of Delaware without reference to such state’s principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located within the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11(a) or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

(i)         Rules of Construction.   The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

(j)         Additional Documents, Etc.   Stockholder shall execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Acquiror, to carry out the purpose and intent of this Agreement. Without limiting the generality or effect of the foregoing or any other obligation of Stockholder hereunder, Stockholder hereby authorizes Acquiror to deliver a copy of this Agreement to the Company and hereby agrees that each of the Company and Acquiror may rely upon such delivery as conclusively evidencing the waivers of Stockholder referred to in Section 6.

(k)        WAIVER OF JURY TRIAL.   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

ELECTRONIC ARTS INC.
By:
Name:
Title:
STOCKHOLDER:

(Print Name of Stockholder)

(Signature)

(Print name and title if signing on behalf of an entity)

(Print Address)

(Print Address)

(Print Telephone Number)

Shares beneficially owned on the date hereof:

             shares of Company Common Stock

EXHIBIT A

FORM OF
IRREVOCABLE PROXY
TO VOTE STOCK OF
JAMDAT MOBILE INC.

The undersigned stockholder of JAMDAT Mobile Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by applicable law) appoints the members of the Board of Directors of Electronic Arts Inc., a Delaware corporation (“Acquiror”), and each of them, or any other designee of Acquiror, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below). The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies or enter into any agreement or understanding with any Person (as defined in the Merger Agreement (as defined below)) to vote or give instructions with respect to the Shares and New Shares in any manner inconsistent with the terms of this Irrevocable Proxy until after the Expiration Date (as defined below).

Until the Expiration Date, this Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest, is granted pursuant to that certain Voting Agreement, dated of even date herewith, by and among Acquiror, the Company and Stockholder (the “Voting Agreement”), and is granted in consideration of Acquiror entering into that certain Agreement and Plan of Merger, dated as of even date, by and among Acquiror, EArts(Delaware), Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Sub”) and the Company (the “Merger Agreement”), pursuant to which Sub will merge with and into the Company (the “Merger”), and the Company will survive the Merger and become a wholly-owned subsidiary of Acquiror. As used herein, the term “Expiration Date” shall mean the earlier of (i) the Effective Time, and (ii) the date and time of the valid termination of the Merger Agreement in accordance with its terms and (iii) any amendment or other modification of the Merger Agreement that reduces the amount of merger consideration payable per share to stockholders or provides that the merger consideration shall be payable otherwise than in cash.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting as follows: (i) in favor of approval of the Merger, the adoption of the Merger Agreement and the Certificate of Merger and any other matter that is contemplated by the Merger Agreement and any action required in furtherance thereof and (ii) against any Acquisition Proposal (as such term is defined in the Merger Agreement) and any other matter that might reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Follows]

This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of Acquiror. This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: December 8, 2005

(Print Name of Stockholder)

(Signature of Stockholder)

(Print name and title if signing on behalf of an entity)
Shares beneficially owned on the date hereof:
shares of Company Common Stock

Annex C

[Credit Suisse First Boston LLC Letterhead]

December 8, 2005

Board of Directors
JAMDAT Mobile Inc.
3415 S. Sepulveda Blvd., Suite 700
Los Angeles, CA 90034

Members of the Board:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of shares of common stock, par value $0.0001 per share (“Company Common Shares”), of JAMDAT Mobile Inc. (the “Company”), other than affiliates of the Company, of the Merger Consideration (as defined below) to be received by such holders, pursuant to the terms of the Agreement and Plan of Merger, dated as of December 8, 2005 (the “Merger Agreement”), by and among Electronic Arts Inc. (the “Acquiror”), EArts(Delaware), Inc., a wholly owned subsidiary of the Acquiror (“Merger Sub”), and the Company. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each outstanding Company Common Share will be converted into the right to receive $27.00 in cash (the “Merger Consideration”).

In arriving at our opinion, we have reviewed the Merger Agreement and certain related documents, as well as certain publicly available business and financial information relating to the Company. We have also reviewed certain other information relating to the Company, including financial forecasts, provided to or discussed with us by the Company, and have met with the management of the Company to discuss the business and prospects of the Company. We have also considered certain financial and stock market data of the Company, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to those of the Company, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company that we have reviewed, the management of the Company has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We also have assumed, with your consent, that in the course of obtaining any necessary regulatory or third party approvals, consents, and agreements for the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on the Company or the contemplated benefits of the Merger and that the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement therein. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Shares of the Merger Consideration to be received by such holders in the Merger, other than affiliates of the Company, and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon information made

C-1

available to us as of the date hereof and upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. In addition, the Company has agreed to indemnify us for certain liabilities and other items arising out of our engagement. In the future, we and our affiliates may provide investment banking and other financial services to the Company and the Acquiror, for which we would expect to receive compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for their own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, the Acquiror and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies.

It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Shares, other than affiliates of the Company, in the Merger is fair to such holders, from a financial point of view.

Very truly yours,
/s/ CREDIT SUISSE FIRST BOSTON LLC

C-2

Annex D

CHAPTER 1 OF DELAWARE GENERAL CORPORATE LAW

§ 262. Appraisal rights

(a)        Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)        Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1)        Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2)        Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.          Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.          Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c.          Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.          Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3)        In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)        Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)        Appraisal rights shall be perfected as follows:

(1)        If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of nor consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)        If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)        Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days of the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)         Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)        At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)        After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)         The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation is a corporation of this State or of any state.

(j)         The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)        From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days of the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)         The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

JAMDAT MOBILE INC.

FORM OF PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF

STOCKHOLDERS TO BE HELD ON [DATE]

The undersigned hereby appoints                                and                               , and each of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned and to vote the JAMDAT common stock as specified below at the Special Meeting of Stockholders of JAMDAT Mobile Inc. to be held on [DATE] at [TIME], local time, at                                                                             , California                 , and at any postponement or adjournment thereof, upon the following matters and in accordance with their best judgment with respect to any other matters which may properly come before the meeting, all as more fully described in the Proxy Statement for said Special Meeting (receipt of which is hereby acknowledged).

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND “FOR” THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE MEETING OR WHICH MAY OTHERWISE PROPERLY COME BEFORE THE MEETING.

JAMDAT Mobile Inc.
3415 South Sepulveda Boulevard
Suite 700
Los Angeles, California 90034

(Continued and to be dated and signed on the reverse side.)

JAMDAT MOBILE INC.	Two Additional Ways to Vote Your Proxy
VOTE BY TELEPHONE OR INTERNET
24 Hours a Day - 7 Days a Week
Save your Company money - It’s Fast and Convenient

TELEPHONE		OR	INTERNET		OR	MAIL
•	(888) 666-2585		•	[WEBSITE]
•	Use any touch-tone telephone.		•	Go to the website address listed above.		•	Mark, sign and date your proxy card.
•	Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card.
•	Follow the simple recorded instructions.		•	Follow the simple instructions that appear on your computer screen.		•	Return your proxy card in the postage-paid envelope provided.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy.

(888) 666-2585

CALL TOLL-FREE TO

VOTE

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.	☒
Votes must be indicated
(x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING:

1.                              The proposal to approve the Agreement and Plan of Merger, dated as of December 8, 2005, among Electronic Arts Inc., a Delaware corporation, EArts(Delaware), Inc., a Delaware corporation and wholly owned subsidiary of Electronic Arts, and JAMDAT Mobile Inc., a Delaware corporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.                              The proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the approval of the merger agreement at the time of the special meeting.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the Proxy Holders are authorized to vote upon such other matter(s) which may properly come before the special meeting and any adjournment(s) or postponements thereof.

Change of Address Mark Here  ·☐

Note: Please date and sign this Proxy exactly as your name appears. When signing as attorney, trustee, administrator, executor or guardian, please give your title as such. In the case of joint tenants, each joint owner should sign.

Dated:

Share Owner sign here:

Co-Owner sign here: